--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                          REVOLVING CREDIT AGREEMENT



                          dated as of August 15, 1997



                                 by and among



                         COMMUNICATION CAPITAL CORP.,

                            the BANKS party hereto,


                                      and

                THE BANK OF NEW YORK, as Administrative Agent,
           TORONTO DOMINION (TEXAS), INC., as Syndication Agent, and
                    CREDIT LYONNAIS, as Documentation Agent


                                      with


                          BNY CAPITAL MARKETS, INC.,
                        TORONTO DOMINION (TEXAS), INC.,
                             CREDIT LYONNAIS, and
                              MELLON BANK, N.A.,
                              as Arranging Agents



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS; CONSTRUCTION ...........................................................................  1
     1.1 Certain Definitions. ..................................................................................  1
     1.2 Construction. ......................................................................................... 14
     1.3 Accounting Principles. ................................................................................ 14

ARTICLE 2. THE CREDITS. ........................................................................................ 15
     2.1 Revolving Credit Loans. ............................................................................... 15
     2.2 Revolving Credit Note. ................................................................................ 15
     2.3 Loan/Value Percentage. ................................................................................ 16
     2.4 Making of Revolving Credit Loans. ..................................................................... 16
     2.5 Commitment Fee. ....................................................................................... 18
     2.6 Reduction of the Current Commitments. ................................................................. 18
     2.7 Interest Rates; etc. .................................................................................. 18
     2.8 Failure of Borrower to Give Notice. ................................................................... 22
     2.9 Prepayments. .......................................................................................... 22
     2.10 Interest Payment Dates. .............................................................................. 22
     2.11 Payments. ............................................................................................ 22
     2.12 Additional Compensation in Certain Circumstances. .................................................... 23
     2.13 Funding by Branch, Subsidiary or Affiliate. .......................................................... 26
     2.14 Taxes and Duties; Counterclaims. ..................................................................... 27
     2.15 Tax Forms. ........................................................................................... 28

ARTICLE 3. REPRESENTATIONS AND WARRANTIES. ..................................................................... 28
     3.1 Organization and Qualification. ....................................................................... 28
     3.2 Authority and Authorization. .......................................................................... 28
     3.3 Execution and Binding Effect. ......................................................................... 29
     3.4 Authorizations and Filings. ........................................................................... 29
     3.5 Absence of Conflicts. ................................................................................. 29
     3.6 No Event of Default; Compliance with Instruments. ..................................................... 31
     3.7 Litigation. ........................................................................................... 31
     3.8 Subsidiaries. ......................................................................................... 31
     3.9 Pension Related Matters. .............................................................................. 31
     3.10 Contracts. ........................................................................................... 31
     3.11 Taxes. ............................................................................................... 32
     3.12 Power To Carry On Business. .......................................................................... 32
     3.13 Compliance with Laws. ................................................................................ 32
     3.14 Ownership and Control. ............................................................................... 32
     3.15 Status of Shares. .................................................................................... 33
     3.16 Accurate and Complete Disclosure. .................................................................... 34
     3.17 Investment Company. .................................................................................. 34
     3.18 Public Utility Holding Company. ...................................................................... 34
     3.19 Business. ............................................................................................ 34
     3.20 Proceeds. ............................................................................................ 35


     3.21 Solvency. ............................................................................................ 35
     3.22 TWI Agreements and TWI Stock Documents. .............................................................. 35
     3.23 Financial Statements. ................................................................................ 35

ARTICLE 4. CONDITIONS OF LENDING AND PLEDGING ADDITIONAL
           SHARES .............................................................................................. 36
     4.1 Revolving Credit Loans Which Are Not Rollover Loans. .................................................. 36
     4.2 Initial Loans. ........................................................................................ 38
     4.3 Pledge of Additional Shares. .......................................................................... 40

ARTICLE 5. AFFIRMATIVE COVENANTS ............................................................................... 41
     5.1 Reporting and Information Requirements. ............................................................... 42
     5.2 Preservation of Existence and Franchises. ............................................................. 44
     5.3 Insurance. ............................................................................................ 44
     5.4 Payment of Taxes and Other Potential Charges and
         Priority Claims; Payment of Other Current
         Liabilities. .......................................................................................... 45
     5.5 Financial Accounting Practices. ....................................................................... 45
     5.6 Compliance with Laws. ................................................................................. 45
     5.7 Use of Proceeds. ...................................................................................... 46
     5.8 Government Authorizations, etc. ....................................................................... 46
     5.9 Balances. ............................................................................................. 46

ARTICLE 6. NEGATIVE COVENANTS .................................................................................. 46
     6.1 Covenant With Respect to Pledged Securities; Liens. ................................................... 46
     6.2 Indebtedness. ......................................................................................... 47
     6.3 Guarantees. ........................................................................................... 48
     6.4 Loans and Investments. ................................................................................ 49
     6.5 Dividends and Related Distributions. .................................................................. 49
     6.6 Sale-Leasebacks. ...................................................................................... 50
     6.7 Leases. ............................................................................................... 50
     6.8 Merger. ............................................................................................... 50
     6.9 Self-Dealing. ......................................................................................... 50
     6.10 Continuation of or Change In Business. ............................................................... 50
     6.11 TWI Agreements and TWI Stock Documents. .............................................................. 50
     6.12 Regulation U. ........................................................................................ 51

ARTICLE 7. DEFAULTS ............................................................................................ 51
     7.1 Events of Default. .................................................................................... 51
     7.2 Consequences of an Event of Default. .................................................................. 55
     7.3 Set-Off. .............................................................................................. 55
     7.4 Equalization Among the Banks. ......................................................................... 56
     7.5 Application of Payments. .............................................................................. 56

ARTICLE 8. THE AGENT ........................................................................................... 57
     8.1 Appointment. .......................................................................................... 57
     8.2 Delegation of Duties. ................................................................................. 57
     8.3 Nature of Duties; Independent Credit Investigation. ................................................... 57
     8.4 Actions in Discretion of Administrative Agent;


         Instructions from Required Banks; Default. ............................................................ 58
     8.5 Exculpatory Provisions. ............................................................................... 58
     8.6 Reimbursement and Indemnification. .................................................................... 59
     8.7 Reliance by Administrative Agent. ..................................................................... 59
     8.8 BNY in its Individual Capacity. ....................................................................... 59
     8.9 Holders of Revolving Credit Notes. .................................................................... 60
     8.10 Related Documents. ................................................................................... 60
     8.11 Pro Rata Interest in Collateral. ..................................................................... 60
     8.12 Financing Statements. ................................................................................ 60
     8.13 Successor Administrative Agent. ...................................................................... 60
     8.14 Syndication Agent and Documentation Agent. ........................................................... 61

ARTICLE 9. MISCELLANEOUS ....................................................................................... 61
     9.1 Holidays. ............................................................................................. 61
     9.2 Reliance on Facsimiles. ............................................................................... 61
     9.3 Amendments or Waivers. ................................................................................ 61
     9.4 No Implied Waiver; Cumulative Remedies. ............................................................... 62
     9.5 Notices. .............................................................................................. 63
     9.6 Expenses; Taxes; Attorneys' Fees. ..................................................................... 63
     9.7 Severability. ......................................................................................... 64
     9.8 Governing Law. ........................................................................................ 64
     9.9 Prior Understandings. ................................................................................. 64
     9.10 Duration; Survival. .................................................................................. 64
     9.11 Counterparts; When Effective. ........................................................................ 65
     9.12 Assignments and Participations; Successors and
          Assigns. ............................................................................................. 65
     9.13 Confidential Information. ............................................................................ 67
     9.14 Covered Securities. .................................................................................. 68
     9.15 JURISDICTION; WAIVER OF JURY TRIAL. .................................................................. 68

     EXHIBITS
     --------
     Exhibit A                Form of Revolving Credit Note
     Exhibit B                Form of Borrowing Certificate
     Exhibit C-1              Form of Borrower Pledge Agreement
     Exhibit C-2              Form of Parent Agreement
     Exhibit C-3              Form of Parent Subsidiary Agreement
     Exhibit D                Form of Parent Note
     Exhibit E                Form of Note Pledge Agreement
     Exhibit F-1              Form of Opinion of Special Counsel for the Borrower
     Exhibit F-2              Form of Opinion of FCC Counsel for the Borrower
     Exhibit F-3              Form of Opinion of Corporate Counsel for the Borrower
     Exhibit G                Form of Borrower Financial Condition Certificate
     Exhibit H                Form of Parent Financial Condition Certificate
     Exhibit I                List of Commitments
     Exhibit J                Form of Payment Notice

     Exhibit K                Form of Assignment and Acceptance

                          REVOLVING CREDIT AGREEMENT
----------------------------------------------------


     THIS AGREEMENT, dated as of August 15, 1997, by and among COMMUNICATION CAPITAL CORP., a Delaware corporation (the "Borrower"), the Banks party hereto
                                            --------
(hereinafter, together with their permitted assignees, sometimes referred to collectively as the "Banks" and individually as a "Bank"), and THE BANK OF NEW
                     -----                         ----
YORK, as Administrative Agent for the Banks hereunder (in such capacity, the "Administrative Agent"), TORONTO DOMINION (TEXAS), INC., as Syndication Agent
 --------------------
(in such capacity, the "Syndication Agent") and CREDIT LYONNAIS, as
                        -----------------
Documentation Agent (in such capacity, the "Documentation Agent").
                                            -------------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower has requested the Banks to extend credit to the Borrower to enable it to borrow at any time and from time to time before the Expiration Date (as hereinafter defined) not in excess of $500,000,000 principal amount at any time outstanding; and

     WHEREAS, the Banks are willing to extend such credit to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS; CONSTRUCTION
           -------------------------

     1.1   Certain Definitions.
           -------------------

           In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

           "Acquired Company" shall mean (i) TWI and (ii) any other corporation
            ----------------
(other than TCI and its Subsidiaries and LMC and its Subsidiaries) which (A) is publicly-held and is a reporting company under Section 13 or 15 of the Securities Exchange Act of 1934, as amended, (B) has shares of its capital stock listed and traded on the New York Stock Exchange, the American

Stock Exchange or NASDAQ and (C) is engaged principally in the media business.

           "Administrative Agent" shall have the meaning assigned to that term
            --------------------
in the preamble hereof or any successor Administrative Agent appointed in accordance with Section 8.13.

           "Affiliate" of any person shall mean any other person who controls,
            ---------
is controlled by or is under common control with, such person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

           "Agreement" shall mean this Revolving Credit Agreement, as amended,
            ---------
modified or supplemented from time to time.

           "Applicable Margin" shall have the meaning assigned to that term in
            -----------------
Section 2.7(a)(iii).

           "Assignment and Acceptance" shall mean the Assignment and Acceptance
            -------------------------
in the form of Exhibit K hereto.

           "Authorized Signer" shall mean (i) the President, Vice President,
            -----------------
Treasurer, Assistant Treasurer or Chief Financial Officer of the Borrower, and
(ii) each person identified as an "Authorized Signatory" in a certificate, as amended from time to time, signed on behalf of any of the officers listed in the preceding clause (i).

           "Bank" and "Banks" shall have the respective meanings assigned to
            ----       -----
these terms in the preamble hereof.

           "Base Rate" shall mean, as determined by the Administrative Agent on
            ---------
a daily basis (such determination to be conclusive absent manifest error), a rate per annum equal to the higher of (i) the Prime Rate in effect on such day or (ii) the Federal Funds Effective Rate in effect on such day plus .50 of 1% per annum, such rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate, as the case may be. All interest based on the Base Rate shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed.

           "Base Rate Loan" shall mean at any time any Loan bearing interest at
            --------------
such time under the Base Rate Option or with reference to the Base Rate under
Section 2.7(d). If no Base Rate Loan is specified, "Base Rate Loan" shall refer to all Base Rate Loans outstanding at such time.

           "Base Rate Option" shall mean the option granted to the Borrower
            ----------------
pursuant to Section 2.7(a)(i) to have interest on all or a portion of the outstanding principal balance of the Loans computed with reference to the Base Rate.

           "BNY" shall mean The Bank of New York.
            ---

           "BNY Interest Reserve Investment Accounts" shall mean each account
            ----------------------------------------
established
and maintained at the Office of the Administrative Agent in the name of the Pledgor, but under the sole dominion and control of the Administrative Agent.

           "Borrower" shall have the meaning assigned to that term in
            --------
the preamble hereof.

           "Borrower Pledge Agreement" shall mean a pledge agreement executed
            -------------------------
and delivered by the Borrower in substantially the form of Exhibit C-1 hereto, as the same may be amended, modified or supplemented from time to time.

           "Borrowing Certificate" shall mean a certificate in the form of
            ---------------------
Exhibit B hereto, with the blanks appropriately completed.

           "Business Day" shall mean any day other than a Saturday, Sunday,
            ------------
public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in New York, New York.

           "Capitalized Lease" shall mean at any time any lease which, in
            -----------------
accordance with GAAP, is required to be capitalized on the balance sheet of the lessee at such time.

           "Capitalized Lease Obligation" of any person at any time shall mean
            ----------------------------
the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such person at such time as lessee under a Capitalized Lease.

           "Certificate of Designation" shall mean the Certificate of the Voting
            --------------------------
Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMCN-V Common Stock of TWI, as filed with the Delaware Secretary of State on October 10, 1996, as amended, modified or supplemented.

           "Closing Date" shall mean the date of the first Revolving Credit Loan
            ------------
hereunder.

           "Code" means the Internal Revenue Code of 1986, as amended and any
            ----
successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

           "Collateral" shall have the meaning assigned to that term in Section
            ----------
8.11.

                   "Commitment" shall have the meaning assigned to that term in
                    ----------
Section 2.1(a).

                   "Communications Act" shall mean the Communications Act of
                    ------------------
1934, as amended by the Cable Communications Policy Act of 1984, and all rules and regulations thereunder, in each case as from time to time in effect.

                   "Consolidated Group" shall mean, with respect to any person
                    ------------------
and at any time, all corporations with whom such person at such time files or has filed consolidated tax returns.

                   "Consolidated Subsidiaries" of a person at any particular
                    -------------------------
time shall mean those Subsidiaries whose accounts are or should be consolidated with those of such person in accordance with GAAP.

                   "Controlled Group Member" means any trade or business
                    -----------------------
(whether or not incorporated) which together with the Borrower, the Parent or a Parent Subsidiary is treated as a single employer under Section 4001(a)(14) or 4001(b)(1)) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

                   "Corresponding Source of Funds" shall mean the proceeds of
                    -----------------------------
hypothetical receipts by a Notional Euro-Rate Funding Office or by a Bank through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the London interbank eurodollar market at the beginning of the Euro-Rate Interest Period corresponding to any Euro-Rate Loan, having maturities approximately equal to such Euro-Rate Interest Period and in an aggregate amount approximately equal to the principal amount of such Euro-Rate Loan.

                   "Credit Exposure" shall mean, with respect to any Bank, at
                    ---------------
any time, the Current Commitment or, if no Current Commitment is in effect, the outstanding Loans, of such Bank at such time.

                   "Current Commitment" shall have the meaning assigned to that
                    ------------------
term in Section 2.1(a).

                   "Determination Date" shall have the meaning assigned to that
                    ------------------
term in Section 5.9.

                   "Documentation Agent" shall have the meaning assigned to that
                    -------------------
term in the preamble hereof.

                   "Dollar", "Dollars" and the symbol "$" shall mean lawful
                    ------    -------
money of the United States of America.

                   "Dreyfus Interest Reserve Investment Account" shall mean the
                    -------------------------------------------
account established and maintained at the offices of Dreyfus Service Corporation at 202 Park Avenue, New York, New York, in the name of the Pledgor, but under the sole dominion and control of the Administrative Agent.

                   "Effective Date" shall mean the date the Administrative Agent
                    --------------
and all Banks have executed and delivered this Agreement.

                   "Eligible Assignee" shall mean (i) a commercial bank
                    -----------------
organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the laws of any other country, or a political subdivision of any such country, having total assets in excess of $1,000,000,000 or the equivalent thereof; or
(iii) any other entity which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and which has been approved by the Borrower.

                   "ERISA" means the Employee Retirement Income Security Act of
                    -----
1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                   "Euro-Bid Rate" shall mean, with respect to a Euro-Rate Loan
                    -------------
for the relevant Euro-Rate Interest Period, the rate per annum determined by the Administrative Agent as follows:

                         (a) the Administrative Agent shall obtain the bid quotation(s) that appear on the Reuter's Screen for Dollar deposits for a period comparable to such Euro-Bid Interest Period. If at least two such bid quotations appear on the Reuter's Screen, the Euro-Bid Rate shall be the arithmetic average (rounded up to the nearest 1/16th of 1%) of such bid quotations, as determined by the Administrative Agent;

                         (b) if the Reuter's Screen is not available or has been discontinued, the Euro-Bid Rate shall be the rate per annum equal to the arithmetic average (rounded as aforesaid) of the per annum bid rates for deposits in Dollars given by the Administrative Agent in the London Interbank Market at 11:00 a.m., London time, on the date of determination in the approximate amount of the Administrative Agent's relevant Euro-Rate Loan and having a maturity approximately equal to the relevant Euro-Rate Interest Period; and

                         (c) if the Administrative Agent is not able to obtain quotations for the determination of the Euro-Bid Rate pursuant to subsection (a) or (b) above, the Euro-Bid Rate shall be the rate per annum which the Administrative Agent in good faith determines to be the arithmetic average (rounded as aforesaid) of bid quotations for Dollar deposits in an amount comparable to the Administrative Agent's share of the relevant amount in respect of which the Euro-Bid Rate is being determined for a period comparable to the relevant Euro-Rate Interest Period that leading banks in New York City selected by the Administrative Agent are quoting at 11:00 a.m., New York City time, on the date of determination in the New York Interbank Market to major international banks.

Each determination by the Administrative Agent of the Euro-Bid Rate shall be conclusive in the absence of manifest error. All interest based on the Euro-Bid Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                   "Euro-Rate" shall mean, with respect to a Euro-Rate Loan for
                    ---------
the relevant Euro-Rate Interest Period, the rate per annum determined by the Administrative Agent as follows:

                         (a) on the Euro-Rate Determination Date relating to such Euro-Rate Interest Period, the Administrative Agent shall obtain the offered quotation(s) that appear on the Reuter's Screen for Dollar deposits for a period comparable to such Euro-Rate Interest Period. If at least two such offered quotations appear on the Reuter's Screen, the Euro-Rate shall be the arithmetic average (rounded up to the nearest 1/16th of 1%) of such offered quotations, as determined by the Administrative Agent;

                         (b) if the Reuter's Screen is not available or has been discontinued, the Euro-Rate shall be the rate per annum equal to the arithmetic average (rounded as aforesaid) of the per annum rates at which deposits in Dollars are offered to the Administrative Agent in the London Interbank Market at 11:00 a.m., London time, on the Euro-Rate Determination Date in the approximate amount of the Admin-istrative Agent's relevant Euro-Rate Loan and having a maturity approximately equal to the relevant Euro-Rate Interest Period; and

                         (c) if the Administrative Agent is not able to obtain quotations for the determination of the Euro-Rate pursuant to subsection (a) or (b) above, the Euro-Rate shall be the rate per annum which the Administrative Agent in good faith determines to be the arithmetic average (rounded as aforesaid) of the offered quotations for Dollar deposits in an amount comparable to the Administrative Agent's share of the relevant amount in respect of which the Euro-Rate is being determined for a period comparable to the relevant Euro-Rate Interest Period that leading banks in New York City selected by the Administrative Agent are quoting at 11:00 a.m., New York City Time, on the Euro-Rate Determination Date in the New York Interbank Market to major international banks.

Each determination by the Administrative Agent of the Euro-Rate shall be conclusive in the absence of manifest error. All interest based on the Euro-Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                   "Euro-Rate Determination Date" shall mean with, respect to
                    ----------------------------
any Euro-Rate Loans, the date which is two London Business Days prior to the first day of the Euro-Rate Interest Period applicable to such Euro-Rate Loans.

                   "Euro-Rate Interest Period" shall have the meaning assigned
                    -------------------------
to that term in Section 2.7(b).

                   "Euro-Rate Loan" shall mean at any time any Loan bearing
                    --------------
interest at such time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under

Section 2.7(d). If no Euro-Rate Loan is specified, "Euro-Rate Loan" shall refer to all Euro-Rate Loans outstanding at such time.

                   "Euro-Rate Option" shall mean the option granted to the
                    ----------------
Borrower pursuant to Section 2.7(a)(ii) to have interest on all or a portion of the outstanding principal balance of Loans computed with reference to a Euro-Rate.

                   "Event of Default" shall mean any of the Events of Default
                    ----------------
described in Section 7.1.

                   "Existing Credit Agreement" shall mean the Revolving Credit
                    -------------------------
Agreement, dated as of November 26, 1991, by and among the Borrower, the banks named therein and Mellon Bank, N.A., as agent, as amended, modified or supplemented.

                   "Expiration Date" shall mean August 15, 2000.
                    ---------------

                   "FCC" shall mean the Federal Communications Commission or any
                    ---
other governmental agency, department or instrumentality succeeding to the functions of said agency.

                   "Federal Funds Effective Rate" shall mean, for any period, a
                    ----------------------------
fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                   "Financial Condition Certificate" shall mean a certificate
                    -------------------------------
executed and delivered by the Chief Financial Officer, Vice President or Assistant Treasurer of the Borrower in substantially the form of Exhibit G hereto.

                   "Financial Statements" shall have the meaning assigned to
                    --------------------
that term in Section 3.23.

                   "GAAP" shall mean generally accepted accounting principles
                    ----
(as such principles may change from time to time) applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

                   "Indebtedness" of a person shall mean:
                    ------------

                         (a) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to, such person;

                         (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments;

                         (c) all indebtedness or liability for or on account of the deferred purchase price of property or services purchased or acquired by such person; and

                         (d) any amount secured by a Lien on property owned by such person (whether or not assumed) and Capitalized Lease Obligations of such person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property).

                   "Interest Deficit" shall have the meaning assigned to that
                    ----------------
term in Section 2.7(f).

                   "Interest Periods" shall have the meaning assigned to that
                    ----------------
term in Section 2.7(b).

                   "Interest Reserve Investment Accounts" shall mean,
                    ------------------------------------
collectively, the BNY Interest Reserve Investment Accounts and the Dreyfus Interest Reserve Investment Account.

                   "Intermediate Holder" shall have the meaning assigned to that
                    -------------------
term in Section 3.14.

                   "IRS" shall mean the Internal Revenue Service or any
                    ---
successor thereto.

                   "Law" shall mean any law (including, without limitation,
                    ---
common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                   "Lien" shall mean any mortgage, deed of trust, pledge, lien,
                    ----
security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                   "LMC" shall mean Liberty Media Corporation, a Delaware
                    ---
corporation.

                   "LMC Agreement" shall mean the Second Amended and Restated
                    -------------
LMC Agreement, dated as of September 22, 1995, by and among Time Warner Inc., TW Inc., Liberty Media Corporation and certain subsidiaries of Liberty Media Corporation, as amended, modified or supplemented.

                   "LMC Registration Rights Agreement" shall mean the LMC
                    ---------------------------------
Registration Rights Agreement, dated October 10, 1996, by and among TWI and certain holders of its capital stock, including, without limitation, the Borrower and the Parent, as amended, modified or supplemented.

                   "Loan" or "Loans" shall mean any and all loan or loans made
                    ----      -----
by the Banks to the Borrower under this Agreement.

                   "Loan/Value Percentage" shall mean, on any date, the
                    ---------------------
aggregate amount of outstanding Loans and Loans requested by the Borrower pursuant to Section 2.4 as of such date as a percentage of the sum of:

                         (a) the "current market value" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) of all Pledged Securities that are "margin stock" as defined in said Regulation U; and either

                         (b) an amount equal to the number of shares of TWI Series LMCN-V Common Stock pledged pursuant to the Pledge Agreements times the "current market value" of a share of TWI Common Stock unless due to a change in circumstances occurring after the Effective Date, the Required Banks have made a good faith determination (which determination shall be conclusive) that the fair market value of a share of TWI Series LMCN-V Common Stock does not equal the "current market value" of a share of TWI Common Stock;

           or

                         (c) if the Required Banks have made the determination referred to in clause (b) above, the amount agreed upon by the Required Banks and the Borrower as the fair market value of all shares of TWI Series LMCN-V Common Stock pledged pursuant to the Pledge Agreements;

provided, (i) unless and until an agreement among the Required Banks and the
--------
Borrower is reached under clause (c) such shares of TWI Series LMCN-V Common Stock shall not be included for purposes of calculating the Loan/Value Percentage and (ii) if Pledged Securities (other than shares of TWI Series LMCN-V Common Stock) of Acquired Companies or shares of TWI Common Stock cease to be "margin stock" for purposes of Regulation U, the "current market value" of such Pledged Securities of Acquired Companies or TWI Series LMCN-V Common Stock shall not be included for purposes of calculating the Loan/Value Percentage.

           "London Business Day" shall mean a Business Day for dealing in
            -------------------
deposits in Dollars by and among banks in the London interbank market.

           "Maturity Date" shall have the meaning assigned to those terms in
            -------------
Section 2.7(b).

           "Merger Agreement" shall mean the Amended and Restated Agreement and
            ----------------
Plan of Merger, dated as of September 22, 1995, by and among Time Warner Inc., Turner Broadcasting System Inc. and certain subsidiaries of Time Warner Inc., as amended, modified or supplemented.

           "Multiemployer Plan" means any employee benefit plan which is a
            ------------------
"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower, the Parent, a Parent Subsidiary or any Controlled Group Member has or had an obligation to contribute within the preceding five (5) years.

           "Note Pledge Agreement" shall mean the Note Pledge Agreement, dated
            ---------------------
as of the date hereof, executed and delivered by the Borrower to the Administrative Agent in substantially the form of Exhibit E hereto, as the same may be amended, modified or supplemented from time to time.

           "Notional Euro-Rate Funding Office" shall have the meaning assigned
            ---------------------------------
to that term in Section 2.13(a).

           "Obligations" shall have the meaning assigned to that term in the
            -----------
Pledge Agreements.

           "Office", when used in connection with the Administrative Agent,
            ------
shall mean its office located at One Wall Street, New York, New York 10286, or such other office or offices of the Administrative Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Administrative Agent to the Borrower and the Banks.

           "Official Body" shall mean any government or political subdivision
            -------------
or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

           "Option" shall mean the Base Rate Option or the Euro-Rate Option, as
            ------
the case may be.

           "Parent" shall mean TW Liberty, Inc., a Colorado corporation.
            ------

           "Parent Agreement" shall mean the agreement executed and delivered by
            ----------------
the Parent, in substantially the form of Exhibit C-2 hereto, as the same may be amended, modified or supplemented from time to time.

           "Parent Financial Condition Certificate" shall mean a certificate
            --------------------------------------
executed and delivered by the Chief Financial Officer, Vice President or Assistant Treasurer of the Parent in substantially the form of Exhibit H hereto.

           "Parent Loans" shall mean loans made to Parent by the Borrower with
            ------------
proceeds of the Loans hereunder and evidenced by the Parent Note.

           "Parent Note" shall mean a promissory note issued by Parent to the
            -----------
Borrower in substantially the form of Exhibit D hereto.

           "Parent Subsidiary" shall mean any wholly-owned direct or indirect
            -----------------
Subsidiary of the Parent which is a party to a Parent Subsidiary Agreement which shall not have been terminated in accordance with Section 5.2 thereof.

           "Parent Subsidiary Agreement" shall mean an agreement executed and
            ---------------------------
delivered by a Parent Subsidiary, in substantially the form of Exhibit C-3 hereto, as the same may be amended, modified or supplemented from time to time.

           "Payment Notice" shall have the meaning assigned to that term in
            --------------
Section 2.11.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation
            ----
established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

           "Permitted Interest Reserve Investments" shall mean:
            --------------------------------------

                 (i) with respect to the BNY Interest Reserve Investment Accounts, any one or more of the following: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof, (b) interests in money market funds operating under the guidelines set forth in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which have a rating of AAAm or Aaa by Standard & Poor's Rating Services, a Division of The McGraw Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, (c) other money market deposits, certificates of deposit and time deposits issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than one year from the date of acquisition thereof, (d) securities either rated or issued by corporations that have a rating of A-1 or better or P-1 by Standard & Poor's Rating Services, a Division of The McGraw Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than one year from the date of acquisition thereof, and (d) fully collateralized repurchase agreements with a term of not more than one year for securities described in the preceding clause (a) and entered into with either financial institutions satisfying the criteria described in the preceding clause (c) or primary dealers in United States government securities, in each case so long as such agreements (A) provide for the payment of principal and interest (and not principal alone or interest alone) and (B) are not subject to any contingency regarding the payment of principal or interest, and

                 (ii) with respect to the Dreyfus Interest Reserve Investment Account, interests in money market funds operating under the guidelines set forth in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which have a rating of AAAm or Aaa by Standard & Poor's Rating Services, a Division of The McGraw Hill Companies, Inc., or Moody's Investors Services, Inc., respectively.

           "person" shall mean an individual, corporation, partnership, trust,
            ------
unincorporated association, joint venture, joint-stock company, government (including, without limitation, political subdivisions), governmental authority or agency, or any other entity.

           "Plan" shall mean any employee pension benefit plan (other than a
            ----
Multiemployer Plan) to which Section 4021 of ERISA applies and (i) which is maintained for employees of the Borrower, Parent, a Parent Subsidiary or any Controlled Group Member; or (ii) to which the Borrower, Parent, a Parent Subsidiary or any Controlled Group Member made, or was required to make, contributions at any time within the preceding five (5) years.

           "Pledge Agreements" shall mean the Borrower Pledge Agreement, the
            -----------------
Note Pledge Agreement, the Parent Agreement and each Parent Subsidiary
Agreement.

           "Pledged Acquired Company" shall mean an Acquired Company, the Shares
            ------------------------
of which have been pledged by the Borrower, the Parent or a Parent Subsidiary to the Administrative Agent on behalf of the Banks pursuant to the Borrower Pledge Agreement, the Parent Agreement or a Parent Subsidiary Agreement.

           "Pledged Securities" shall mean all of the "Pledged Securities" as
            ------------------
defined under the Pledge Agreements.

           "Potential Default" shall mean any event or condition which with
            -----------------
notice, passage of time or a determination by the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

           "Prime Rate" shall mean the prime commercial lending rate of BNY as
            ----------
publicly announced in New York City to be in effect from time to time, such rate to be adjusted on and as of the effective date of any change in the Prime Rate. The Prime Rate is only one of the bases for computing interest on loans made by the Banks, and by basing interest on the unpaid principal amount of the Loans not subject to a Euro-Rate Option on the Prime Rate, the Banks have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Banks may now or in the future make loans to other borrowers.

           "Qualified Affiliate" shall mean the Parent, any subsidiary of the
            -------------------
Parent or any other Affiliate of the Parent which shall have executed and delivered to the Administrative Agent an agreement in writing, in all respects reasonably satisfactory to the Administrative Agent, to the effect that:

                 (i) such Affiliate shall, upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, exercise its rights to demand registration of TWI capital stock under Section 2 of the LMC Registration Rights Agreement, if and to the extent required in order to enable the Administrative Agent to cause a registration of TWI capital stock constituting Pledged Securities under such Section, and

                 (ii) such Affiliate shall at all times be bound by Section 6.1(c) of this Agreement, Section 7.1(c) of the Parent Agreement and
     Section 7.1(a)(iii) of each Parent Subsidiary Agreement with respect to all TWI capital stock in which it shall have any right, title or interest as if it were the Borrower, the Parent or such Parent Subsidiary, as the case may be, and such TWI capital stock constituted Pledged Securities.

           "Register" shall have the meaning assigned to that term in Section
            --------
9.12(k).

           "Related Documents" shall mean the Parent Note and the Pledge
            -----------------
Agreements.

           "Reportable Event" shall mean (i) a reportable event described in
            ----------------
Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4062(e) of ERISA, (iii) with respect to a Multiemployer Plan, a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in
Section 4068(f) of ERISA or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including, without limitation, unpaid interest) to exceed $750,000.

           "Required Banks" shall mean, at any time when no Event of Default or
            --------------
Potential Default has occurred and is continuing or exists, Banks having Current Commitments equal to at least 51% of the Total Current Commitment and, at any time when an Event of Default or Potential Default has occurred and is continuing or exists, (i) Banks holding at least 51% of the unpaid principal balance of all Revolving Credit Notes or (ii) if no Loan is outstanding, Banks having Current Commitments equal to at least 51% of the Total Current Commitment.

           "Reuter's Screen" shall mean the display designated at page "LIBO" on
            ---------------
the Reuter's Monitor Screen or such other display on the Reuter Monitor System as may replace such page displaying the London interbank bid or offered rates, as the case may be, as of 11:00 a.m., London time, on the date on which the relevant determination is made.

           "Revolving Credit Loans" shall have the meaning assigned to that term
            ----------------------
in Section 2.1(a).

           "Revolving Credit Note" or "Revolving Credit Notes" shall mean the
            ---------------------      ----------------------
promissory notes of the Borrower executed and delivered under Sections 2.2 and 2.13, together with all extensions, renewals, replacements, refinancings or refundings thereof in whole or part.

           "Rollover Loan" shall mean any Loan made on the Maturity Date of any
            -------------
preceding Loan (or on the date specified in a notice under Section 2.7(e)), with the aggregate principal amount of such Rollover Loan being less than or equal to the aggregate principal amount of such preceding Loan.

           "Security Interest" shall have the meaning given in the Borrower
            -----------------
Pledge Agreement, the Note Pledge Agreement, the Parent Agreement or a Parent Subsidiary Agreement, as the context requires.

           "Set of Loans" shall mean Loans made by the Banks on the same date
            ------------
having the same Interest Period and bearing interest at the same interest rate Option.

           "Shares" shall mean the shares of TWI Series LMCN-V Common Stock
            ------
pledged on the Closing Date under the Borrower Pledge Agreement or pledged thereafter pursuant to the Pledge Agreements, and all shares of capital stock of Acquired Companies pledged by the Parent, the Borrower or a Parent Subsidiary after the Closing Date pursuant to the Pledge Agreements, together with all stock or securities received in addition to (other than the capital stock of the Borrower and each Parent Subsidiary) or in exchange for such shares.

           "Standard Notice" shall mean an irrevocable notice provided to the
            ---------------
Administrative Agent on a Business Day which is:

                 (a) on or prior to the proposed Business Day for a Loan in the case of selection of the Base Rate Option or prepayment of any Base Rate Loan; and

                 (b) at least three London Business Days in advance in the case of selection of the Euro-Rate Option or one London Business Day in advance in the case of prepayment of any Euro-Rate Loan.

Standard Notice must be provided no later than (i) 12:00 noon, New York City time, in the case of the preceding clause (a), and (ii) 1:00 p.m., New York City time, in the case of the preceding clause (b), in each case on the last day permitted for such notice.

           "Stockholders' Agreement" shall mean the Stockholders' Agreement,
            -----------------------
dated October 10, 1996, by and among the Parent, Liberty Broadcasting, Inc., the Borrower, Turner Outdoor Inc. and TWI, as amended, modified or supplemented.

           "Subsidiary" of a person at any time shall mean any corporation of
            ----------
which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by such person or one or more Subsidiaries of such person.

           "Syndication Agent" shall have the meaning assigned to that term in
            -----------------
the preamble hereof.

           "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated
            ---------------------
as of November 18, 1991, by and among TCIC and its Subsidiaries, as amended, modified or supplemented.

           "Taxes" shall have the meaning assigned to that term in Section 2.14.
            -----

           "TCI" shall mean Tele-Communications, Inc., a Delaware corporation.
            ---

           "TCIC" shall mean TCI Communications, Inc., a Delaware corporation.
            ----

           "Total Current Commitment" at any time shall mean the sum of the
            ------------------------
Current Commitments at such time.

           "TWI" shall mean Time Warner Inc. (formerly known as TW Inc.), a
            ---
Delaware corporation.

           "TWI Agreements" shall mean the LMC Agreement, the LMC Registration
            --------------
Rights Agreement and the Stockholders' Agreement.

           "TWI Common Stock" shall mean the Common Stock, par value $.01, of
            ----------------
TWI.

           "TWI Series LMCN-V Common Stock" shall mean Series LMCN-V Common
            ------------------------------
Stock, par value $.01 per share, of TWI.

           "TWI Stock Documents" shall mean the Certificate of Designation and
            -------------------
the Certificate of Incorporation of TWI.

           "Zero-Rated Jurisdiction" shall mean any of the following countries
            -----------------------
each of which has a treaty with the United States which, in general, as of the date hereof, fully eliminates United States withholding tax on interest, subject to compliance with treaty conditions: Austria, Denmark, Finland, France, Federal Republic of Germany, Greece, Hungary, Iceland, Ireland, Luxembourg, Netherlands, Norway, Poland, Sweden and the United Kingdom.

     1.2   Construction.
           ------------

           Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "determination" by the Administrative Agent or the Banks include good faith estimates by the Administrative Agent or the Banks (in the case of quantitative determinations) and good faith beliefs by the Administrative Agent or the Banks (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

     1.3   Accounting Principles.
           ---------------------

           Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including, without limitation, principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

ARTICLE 2. THE CREDITS
           -----------

     2.1   Revolving Credit Loans.
           ----------------------

           (a)   The Commitments. Subject to the terms and conditions and
                 ---------------
relying upon the representations and warranties herein set forth, each Bank severally agrees (such agreement being herein called such Bank's "Commitment")
                                                                  ----------
to make loans, some of which may be Rollover Loans, to the Borrower (the "Revolving Credit Loans") at any time or from time to time on or after the
 ----------------------
Effective Date and to but not including the Expiration Date in an aggregate principal amount not exceeding at any one time outstanding such Bank's Current Commitment at such time. Each Bank's "Current Commitment" at any time shall be
                                      ------------------
equal to the amount set forth opposite the name of such Bank on Exhibit I hereto, as such amount may have been reduced under Section 2.6 at such time. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date. The failure of any Bank to make a Revolving Credit Loan shall not relieve any other Bank of its obligation to lend hereunder, but neither the Administrative Agent nor any Bank shall be responsible for the failure of any other Bank to make a Revolving Credit Loan. The failure of any Bank to comply with the terms of this Agreement will not relieve any other Bank or the Borrower of its obligations under this Agreement, the Revolving Credit Notes and the Related Documents.

                   (b) Revolving Credit. Within the limits of time and amount
                       ----------------
set forth in this Section 2.1, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

          2.2      Revolving Credit Note.
                   ---------------------

                   (a) The obligations of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Bank and to pay interest thereon shall be evidenced in part by a promissory note of the Borrower, dated the Closing Date (a "Revolving Credit Note"), in substantially
                                     ---------------------
the form attached hereto as Exhibit A, payable to the order of such Bank with the blanks appropriately filled. Each executed Revolving Credit Note shall be delivered by the Borrower to the Administrative Agent on behalf of each Bank on the Closing Date, and the Administrative Agent shall promptly send such Revolving Credit Notes to the Banks.

                   (b) Each Bank is hereby irrevocably authorized by the Borrower to enter on the schedule attached to its Revolving Credit Note(s) the principal amount and interest rate or rates of each Loan made by it thereunder, each payment thereon, and the other information provided for on such schedule; provided, however, that the failure to make any such entry with respect to any Loan shall not limit or otherwise affect the obligation of the Borrower to repay the same and, in all events, the principal amount owing by the Borrower in respect of each Bank's Revolving Credit Note(s) shall be the aggregate amount of all Loans made by such Bank thereunder less all payments of principal thereon made by the Borrower. Each Bank may attach one or more continuations to such schedule as and when required. The aggregate unpaid principal balances of and the interest rates applicable to the Loans set forth in the schedule attached to each Revolving Credit Note shall be presumptive evidence of the principal amounts owing and unpaid thereon and the interest rates applicable thereto, absent manifest error.

                   (c) Upon surrender of any Revolving Credit Note at the office designated by the Borrower by reason of the assignment by any Bank of any Revolving Credit Note, Loan or Commitment or portion thereof in accordance with the provisions of Section 9.12, the Borrower shall, at the cost of such Bank, execute and deliver one or more new Revolving Credit Notes of like tenor and of a like aggregate principal amount in the name of the designated holder or holders of such Revolving Credit Note, Loan or Commitment or portions thereof. Upon receipt of written notice from any holder or other evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Revolving Credit Note held by such holder and, in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity agreement, or in the case of any such mutilation, upon surrender and cancellation of any such Revolving Credit Note, the Borrower shall, at the cost of such holder, make and deliver a new Revolving Credit Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Revolving Credit Note. Any such new Revolving Credit Note or Revolving Credit Notes shall thereafter be considered a Revolving Credit Note or Revolving Credit Notes under this Agreement. Any such new Revolving Credit Note or Revolving Credit Notes shall carry the rights to accrued and unpaid interest which were carried by the Revolving Credit Note or Revolving Credit Notes so exchanged so that neither gain nor loss of interest shall result from any such exchange.

          2.3      Loan/Value Percentage.
                   ---------------------

                   (a) Borrowings. Notwithstanding Section 2.1, the Banks shall
                       ----------
not be required to make any Revolving Credit Loans (other than Rollover Loans), if the Loan/Value Percentage on the date of such Revolving Credit Loans, and after giving effect to such Revolving Credit Loans, would exceed 50%.

                   (b) Outstanding Loans. If the average Loan/Value Percentage
                       -----------------
is greater than 55% but less than or equal to 57.5% during any period of ten consecutive Business Days, or if the Loan/Value Percentage exceeds 57.5% on any day, then on such tenth consecutive Business Day or on the second Business Day following the day the Loan/Value Percentage exceeds 55% or 57.5%, as the case may be:

                       (i) the Borrower shall prepay Revolving Credit Loans in an aggregate principal amount such that the Loan/Value Percentage would not be greater than 50% on the date of such repayment; and/or

                       (ii) additional Shares shall be pledged in accordance with the Pledge Agreements such that the Loan/Value Percentage would not be greater than 50% on the date of such delivery.

A pledge of additional Shares shall not be deemed effective for purposes of this Section until the conditions set forth in Section 4.3 have been satisfied.

          2.4      Making of Revolving Credit Loans.
                   --------------------------------

                   (a) Notice. Whenever the Borrower desires that the Banks make
                       ------
Revolving Credit Loans, the Borrower shall provide Standard Notice to the Administrative Agent (which may be by telecopy or telephone in each case promptly confirmed in writing, and which shall be irrevocable) setting forth the following information:

                       (i) the date, which shall be a Business Day, on which such Loans are to be made;

                       (ii) the interest rate Option selected in accordance with Section 2.7(a);

                       (iii) the Interest Period for such Loans selected in accordance with Section 2.7(b); and

                       (iv) the principal amount of such Loans selected in accordance with Section 2.7(c).

                   (b) Proceeds. The Administrative Agent shall advise each Bank
                       --------
of the information contained in such notice and its proportionate share of the aggregate proposed borrowing promptly after receipt of such notice. Standard Notice having been so provided, on the date specified in such Standard Notice each Bank shall (i) if such Loan is a Rollover Loan, apply the proceeds of such Rollover Loan against amounts due and payable hereunder or (ii) if such Loan is not a Rollover Loan, make the proceeds of such Loan available to the Borrower at the Administrative Agent's Office, no later than 12:00 o'clock noon, New York City time, in funds immediately available at such Office.

                   (c) Funding by Administrative Agent. Unless the
                       -------------------------------
Administrative Agent shall have received prior notice from a Bank (which notice shall be given promptly by telephone or telecopy, in each case to be promptly confirmed in writing, provided that the failure to so confirm in writing shall not invalidate any notice so given) that such Bank will not make available to the Administrative Agent such Bank's proportionate share of the Loans requested by the Borrower, and provided that the Administrative Agent shall have given such Bank timely notice of the applicable request for Revolving Credit Loans in accordance with Section 2.4(b), the Administrative Agent may assume that such Bank has made its proportionate share available to the Administrative Agent on the applicable borrowing date and the Administrative Agent in reliance upon such assumption, may (but shall not be obligated to) make available to the Borrower on such borrowing date an amount corresponding to such Bank's proportionate share of the Loans made on such date. If and to the extent such Bank shall not have so made such applicable percentage available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, (i) for each day from the date such amount is made available to the Borrower until the earlier to occur of the date such amount is repaid to the Administrative Agent or the second Business Day following the date such amount was made available to the Borrower by the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate for such day and (ii) for each day thereafter until the date such amount is repaid to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate plus 1% for such day, and such Bank agrees to repay to the Administrative Agent forthwith on demand such out of pocket administrative and investigative expenses incurred by the Administrative Agent in connection with the Administrative Agent's reasonable efforts to obtain such payments. If such Bank shall repay to the Administrative Agent such corresponding amount, together with accrued interest, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. In the event that, at any time when the conditions to borrowing have been satisfied pursuant to Sections 4.1 and 4.2, as applicable, a Bank for any reason fails or refuses to fund a Loan which it is obligated to fund hereunder, and such failure or refusal shall have continued for five Business Days, such non-funding Bank shall not be entitled (A) to vote regarding any issue (other than an issue which requires the consent or approval of all of the Banks) on which voting is required or advisable under this Agreement, any Revolving Credit Note or any Related Document, (B) to receive any payment of principal or interest from the Borrower in respect of the Loan or Loans which such non-funding Bank failed or refused to fund, or (C) to receive any commitment fee pursuant to Section 2.5 which has accrued after the date such non-funding Bank failed or refused to fund until such time as (1) such non-funding Bank has funded such Loan or (2) all of the other Banks who funded their respective Loans have received their pro rata shares of all principal and interest payable by the Borrower in respect of the Loan or Loans which such non-funding Bank failed or refused to fund.

          2.5      Commitment Fee.
                   --------------

                   The Borrower agrees to pay to the Administrative Agent, for the account of each Bank, as consideration for each Bank's Commitment hereunder, a commitment fee (calculated on a 360 day year for the actual number of days elapsed) equal to (i) at all times when the Loan/Value Percentage is greater than 30%, 0.25%, per annum and (ii) at all times when the Loan/Value Percentage is equal to or less than 30%, 0.20% per annum, in each case on the unborrowed amount of the Current Commitment of such Bank for each day from and including the Effective Date to and excluding the Expiration Date. The commitment fee shall be due and payable for the preceding period for which such fee has not been paid (A) on the last day of each September, December, March and June after the Effective Date to the Expiration Date, (B) on the date of each reduction of the Total Current Commitment under Section 2.6 on the amount so reduced and (C) on the Expiration Date. After any reduction of the Total Current Commitment pursuant to Section 2.6, the commitment fee shall be calculated upon the Current Commitments as so reduced.

          2.6      Reduction of the Current Commitments.
                   ------------------------------------

                   The Borrower may at any time or from time to time reduce the Total Current Commitment to an amount (which may be zero) not less than the sum of the unpaid principal amount of the Revolving Credit Loans then outstanding plus the principal amount of all Revolving Credit Loans not yet made as to which notice has been given by the Borrower under Section 2.4. Any partial reduction of the Total Current Commitment shall be in an amount which is an integral multiple of $1,000,000, shall be irrevocable and shall be applied ratably to reduce the Current Commitments of the Banks. Reduction of the Total Current Commitment shall be made by providing not less than one Business Day's notice (which notice shall be irrevocable) to such effect to the Administrative Agent. The Administrative Agent shall promptly advise each Bank of the date of any termination of the Current Commitments and the date and amount of each such reduction of the Current Commitments.

          2.7      Interest Rates; etc.
                   -------------------

                   (a) Optional Basis of Borrowing. Each Set of Loans shall bear
                       ---------------------------
interest for each day until due on a single basis selected by the Borrower from among the interest rate Options set forth below, it being understood that subject to the provisions of this Agreement the Borrower may select different Options to apply simultaneously to different Loans; provided, the total number
                                                    --------
of Sets of Loans outstanding shall not at any time exceed five, and provided
                                                                    --------
further, after the occurrence and during the continuance of an Event of Default
-------
(whether or not the Banks have otherwise exercised any rights under Article 7 hereof), the Borrower may not select the Euro-Rate Option to apply to any Loans.

                       (i)   Base Rate Option: A rate per annum for each day
                             ----------------
           during a Base Rate Interest Period equal to the Base Rate for such day plus the Applicable Margin.

                       (ii)  Euro-Rate Option: A rate per annum for each day
                             ----------------
           during a Euro-Rate Interest Period equal to the Euro-Rate for such Euro-Rate Interest Period plus the Applicable Margin. The Administrative Agent shall give prompt notice to the Borrower and the Banks of the Euro-Rate so determined, which determination shall be conclusive if made in good faith.

                       (iii) Applicable Margin. The "Applicable Margin" for any
                             -----------------       -----------------
           day shall be the applicable percentage set forth in the table below opposite the Loan/Value Percentage on the latest of (A) the first day of the current calendar month, (B) the date of the most recent Revolving Credit Loans (other than Rollover Loans), (C) the date of the most recent prepayment of Revolving Credit Loans (other than a repayment made with the proceeds of Rollover Loans), or (D) the date of the most recent pledge of additional Shares or the most recent withdrawal of Shares.


                                           Applicable       Applicable
                                           Margin           Margin
Loan/Value Percentage                      Euro-Rate        Base Rate
---------------------                      ----------       ----------
Greater than 40%                            1.125%           0.125%

Equal to or less than
40% and greater than 25%                    0.875%             0.0%

Less than or equal to 25%                   0.500%             0.0%


           (b)   Interest Periods. At any time when the Borrower shall request
                 ----------------
the Banks to make any Loan, the Borrower shall specify the term of such Loan (the "Interest Period" of such Loan) as set forth in the chart below:
      ---------------

     Type of Loan            Available Interest Periods
     ------------            --------------------------


     Base Rate Loan          A period beginning on the date of such Loan and
                             ending on the last day of the calendar quarter im-
                             mediately following the date of such Loan ("Base
                                                                         ----
                             Rate Interest Period");
                             --------------------


     Euro-Rate Loan          One, two, three, four, five or six months ("Euro-
                                                                         -----
                             Rate Interest Period");
                             --------------------


provided, that:
--------
                 (i) Each Base Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

                 (ii) Each Euro-Rate Interest Period shall begin on a London Business Day, and the duration of each Euro-Rate Interest Period shall be determined in accordance with the definition of the term "month" below;

                 (iii) Each Interest Period which would otherwise end after the Expiration Date, shall instead end on the Expiration Date; and

                 (iv) Each Euro-Rate Interest Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Interest Period, shall be construed in accordance with prevailing practices in the London interbank eurodollar market at the commencement of such Euro-Rate Interest Period, as determined in good faith by the Administrative Agent (which determination shall be conclusive).

Each Loan made hereunder shall mature, and the principal amount thereof shall be due and payable, on the last day of the corresponding Interest Period for such Loan (a "Maturity Date").
         -------------

           (c)   Transactional Amounts. Every request for a Set of Loans and
                 ---------------------
every prepayment of a Loan shall be in a principal amount such that after giving effect thereto the principal amount of each such Set of Loans shall be as set forth in the table below:

     Type of Loan            Allowable Principal Amounts
     ------------            ---------------------------


     Base Rate Loan          $100,000 or an integral multiple thereof;



     Euro-Rate Loan          $5,000,000 or an integral multiple of $1,000,000 in
                             excess of $5,000,000.


           (d)   Interest After Maturity. After the principal amount of any Base
                 -----------------------
Rate Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum equal to 2% plus the Base Rate. After the principal amount of any Euro-Rate Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) until the end of the applicable then current Interest Period at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan and thereafter in accordance with the previous sentence.

           (e)   Euro-Rate Unascertainable; Impracticability. If:
                 -------------------------------------------

                 (i) on any date on which a Euro-Rate would otherwise be set the Administrative Agent shall have in good faith determined (which determination shall be conclusive absent manifest error) that:

                       (A) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or


                       (B) a contingency has occurred which materially and adversely affects the London interbank eurodollar market;

                 (ii) at any time the Required Banks shall have notified the Administrative Agent that they have determined (which determination shall be conclusive absent manifest error) that the effective cost of funding a proposed Euro-Rate Loan from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such

     Loan; or

                 (iii) at any time any Bank shall have notified the Administrative Agent that such Bank has determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any Euro-Rate Loan has been made impracticable or unlawful by compliance by any Bank or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, the Administrative Agent shall promptly notify the Borrower and the Banks of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Euro-Rate Option shall cease to apply, and all Euro-Rate Loans shall be due and payable. Absent contrary notice from the Borrower by 12:00 noon, New York City time, on such date, the Borrower shall be deemed to have given the Administrative Agent notice pursuant to Section 2.4 at such time to the effect that the Borrower requests that the Banks make Base Rate Loans in principal amounts equal to the principal amount of Loans becoming due and payable pursuant to the preceding sentence. If at the time the Administrative Agent makes a determination under this Section 2.7(e) the Borrower has previously notified the Administrative Agent that it wishes to select the Euro-Rate Option with respect to any proposed Loan, but such Loan has not yet been made, such notification shall be deemed to provide for selection of the Base Rate Option instead of the Euro-Rate Option.

           (f)   Maximum Rate. If the provisions of this Agreement or any
                 ------------
Revolving Credit Note would at any time require payment by the Borrower to the Administrative Agent on behalf of any Bank of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to the Administrative Agent on behalf of such Bank shall be reduced to the extent necessary so that such Bank shall not receive interest in excess of such maximum amount. If, as a result of the foregoing such Bank shall receive interest payments under this Agreement or any Revolving Credit Note in an amount less than the amount otherwise provided therein, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent
                         ----------------
permitted by applicable law, cumulate and be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Administrative Agent on behalf of such Bank under this Agreement or any Revolving Credit Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Bank to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans, provided that at no time shall the aggregate amount by which interest paid by the Borrower has been increased pursuant to this sentence exceed the aggregate amount by which interest paid by the Borrower has theretofore been reduced pursuant to this Section 2.7(f).

     2.8   Failure of Borrower to Give Notice.
           ----------------------------------

           Absent contrary notice from the Borrower pursuant to Section 2.4, by 1:00 p.m., New York City time, on the Maturity Date of any Loan, the Borrower shall be deemed to have given the Administrative Agent Standard Notice, pursuant to Section 2.4, that the Borrower requests that the Banks make Rollover Loans on such date at the Base Rate Option in a principal amount equal to the aggregate principal amount of Loans becoming due and payable on such Maturity Date. In such event the Administrative Agent shall promptly notify the Borrower in writing that such a Rollover Loan at the Base Rate Option is deemed to have been made.

     2.9   Prepayments.
           -----------

           Subject to the provisions of Section 2.12(b), the Borrower shall have the right at its option from time to time to prepay the Loans in whole or part, at any time. Whenever the Borrower desires to prepay any Loan, it shall provide Standard Notice to the Administrative Agent setting forth the following information:

                 (a) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                 (b) the total principal amount of such prepayment, selected in accordance with Section 2.7(c) which shall be the sum of the principal amounts of the Loans to be prepaid.

The Administrative Agent shall advise each Bank of the information contained in such notice promptly after receipt thereof. Standard Notice having been so provided, on the date specified in such Standard Notice the principal amounts of all Loans specified in such notice, together with interest on such principal amounts to such date, shall be due and payable.

     2.10  Interest Payment Dates.
           ----------------------

           Interest on the Base Rate Loans shall be due and payable on the last day of each September, December, March and June after the Effective Date. Interest on each Euro-Rate Loan shall be due and payable on the last day of the corresponding Interest Period and, if such Interest Period is longer than three months, also at the end of every third month during such Interest Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

     2.11  Payments.
           --------

           All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrower hereunder or under any Revolving Credit Note shall be payable at 1:00 p.m., New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, and shall be accompanied by a notice substantially in the form of Exhibit J hereto (a "Payment Notice"). All payments received after such time
                     --------------
shall be deemed to have been received on the next following Business Day. Such payments shall be made to the Administrative Agent at its Office in Dollars in funds immediately available at such Office without setoff, counterclaim or other deduction of any nature. Unless otherwise contemplated by this Agreement, the Administrative Agent shall distribute to the Banks pro rata according to their outstanding Loans all such payments received by it from the Borrower in like funds on the day received by the Administrative Agent. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, fees or any other amounts due from the Borrower hereunder or under the Revolving Credit Notes (excluding overdue principal, which shall bear interest as described in Section 2.7(d), but including interest payable under this
Section 2.11), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum equal to the Base Rate plus 2%.

     2.12  Additional Compensation in Certain Circumstances.
           ------------------------------------------------

           (a)   Increased Costs or Reduced Return Resulting From Taxes,
                 -------------------------------------------------------
Reserves, Capital Adequacy Requirements, Expenses, etc. If any change in any Law
------------------------------------------------------
or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law) which is generally applicable to banks (and not just to the Banks), now existing or hereafter adopted:

                 (i) subjects any Bank or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Revolving Credit Notes, the Loans or payments by the Borrower of principal, interest, fees or other amounts due from the Borrower hereunder or under the Revolving Credit Notes (except for taxes on the overall net income of such Bank or such Notional Euro-Rate Funding Office by the jurisdiction in which such Bank's Notional Euro-Rate Funding Office or principal office is located),

                 (ii) imposes, modifies or deems applicable any reserve (including, without limitation, reserves for eurocurrency liabilities), special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank or any Notional Euro-Rate Funding Office, or

                 (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Bank or any Notional Euro-Rate Funding Office under this Agreement, or

                         (iv) imposes upon any Bank or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Revolving Credit Notes or its making, maintenance or funding of any part of the Loans or any security therefor, and the result of any of the foregoing (taking such Bank's policies into account) is to (A) increase the cost to such Bank of making, funding or maintaining any Loan or any part of its Commitment hereunder, (B) reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Bank or (C) require such Bank or its holding company to deposit any reserve, increase its capital (or, in the case of any capital adequacy or similar requirement, have the effect of reducing the rate of return on such Bank's capital) or make any payment on or calculated by reference to any Loan made or sum received by it, or any part of its Commitment, in each case by an amount which such Bank in its sole judgment reasonably deems material (after conducting the review contemplated by the last paragraph of this Section 2.12(a)):

                        (1) such Bank shall promptly notify the Borrower and the Administrative Agent of the happening of such event;

                        (2) such Bank shall promptly, and in any case within 90 days of the date when it becomes aware of the happening of such an event, deliver to the Borrower and the Administrative Agent a certificate, executed by an authorized officer of such Bank and delivered by a relationship officer thereof, stating the change which has occurred or the reserve requirements or other conditions which have been imposed or the request, direction or requirement with which such Bank has complied or will comply, together with the date thereof, the amount of such increased costs, reduction or payment, the way in which such amount has been calculated, and shall certify that this is the Bank's standard method of calculating such amount, that such amount is or will be calculated in a similar way for other borrowers of the Bank under similar circumstances, that such requests are not inconsistent with its treatment of other borrowers which are subject to similar provisions, and that its method of allocating any such costs, reductions or payments is fair and reasonable; and

                        (3)  the Borrower shall promptly pay to the
                  Administrative Agent for transfer to such affected Bank such amount or amounts set forth in such certificate as will compensate such Bank for such additional costs, reduction or payment.

The certificate of the affected Bank as to the additional amounts payable pursuant to this Section 2.12(a) delivered to the Borrower shall contain in reasonable detail the basis upon which such additional amounts have been calculated and shall be conclusive absent manifest error. The provisions of this
Section 2.12(a) shall be applicable to the Borrower and the affected Bank regardless of any possible contention of invalidity or inapplicability of the Law, guideline or change which has been imposed. Notwithstanding the foregoing, the Borrower will not be required to reimburse any Bank for any increased costs, reductions or payments under this Section 2.12(a) arising prior to 90 days preceding the date of request, unless the applicable Law, guideline or change is imposed retroactively. In the case of a Law, guideline or change which is retroactive in effect, such notice shall be provided to the Borrower not later than 90 days from the date that such Bank reasonably should have learned of such Law, guideline or change, and the Borrower's obligations to compensate such Bank for such increased cost or reduction is contingent upon the provision of such timely notice (but any failure by such Bank to provide such timely notice shall not affect the Borrower's reimbursement obligations with respect to (I) costs or reductions incurred from the date as of which the Law, guideline or change became effective to the date that is 90 days after such Bank reasonably should have learned of such Law, guideline or change and (II) costs or reductions incurred following the provision of such notice). No failure on the part of any Bank to demand compensation under this Section 2.12(a) shall constitute a waiver of its right to demand such compensation on any other occasion in connection with any other similar or dissimilar event. If the affected Bank shall subsequently recoup costs for which such Bank has theretofore been compensated by the Borrower, such Bank shall remit to the Borrower the amount of the recoupment. If the Borrower shall be required to make any payment or reimbursement or to compensate any Bank under this Section 2.12(a), so long as no Potential Default or Event of Default has occurred and is continuing, the Borrower shall be free at any time within 180 days after the receipt of the certificate of the affected Bank, (x) to terminate the affected Bank's Commitment and the affected Bank's entitlement to the commitment fee accruing after such termination, (y) to prepay the affected portion of any Loan in full (and reduce such Bank's Current Commitment in a corresponding amount), and pay (without duplication) all amounts payable pursuant to 2.12(b) with respect to cost of funds or clause (3) above in order to compensate such affected Bank for additional costs, reductions or payments with respect to the period prior to prepayment, together with accrued interest on the amount thereof through the date of such prepayment or (z) to replace any such Bank with another major international bank reasonably acceptable to the Administrative Agent. Upon any exercise of either of the rights described in clauses (x) and (y) above, the Total Current Commitment shall be automatically and irrevocably reduced by the amount of the terminated Commitment in the case of clause (x), and by the amount of the prepayment in the case of clause (y). Each Bank affected by any circumstances referred to in Section 2.12(a)(i) through (iv) shall use its reasonable efforts to conduct a review of alternative reasonable courses of action which may mitigate or eliminate the increased cost to the Bank of making, funding or maintaining any Loan made by it and its obligations in respect of its Commitment hereunder and shall engage in any such alternative course of action which is considered reasonable under the circumstances as they shall exist at such time; provided, such alternative course of action will not result in any
           --------
increased costs or reduction of the amount of any payment receivable hereunder by such Bank or cause such Bank, in its good faith judgment, to violate one or more of its policies in order to avoid such increased cost or reduction.

                   (b)  Indemnity. In addition to the compensation required by
                        ---------
subsection (a) of this Section 2.12, the Borrower shall indemnify each Bank against any loss or expense (excluding loss of margin) which such Bank has sustained or incurred as a consequence of any

                        (i) payment or prepayment (other than as a result of any determination made under Section 2.7(e)(ii)) of any Euro-Rate Loan on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory or automatic and whether or not such payment or prepayment is then due),

                        (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice related to any Euro-Rate Loan stated herein to be irrevocable, or

                        (iii) default in the performance or observance of any covenant or condition related to any Euro-Rate Loan contained in this Agreement, the Revolving Credit Notes or the Related Documents, including, without limitation, any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest or any other amount due hereunder or under any Revolving Credit Note.

The amount of any loss or expense suffered by a Bank as a result of the occurrence of one of the events described in clause (i) or (ii) above shall be an amount equal to:

                                         D
                                        ---
                             A x (B-C) x  360

where:

                   "A" equals such Bank's pro rata share of the principal amount of the affected Set of Loans;

                   "B" equals the Euro-Rate (expressed as a decimal) applicable to such Set of Loans;

                   "C" equals the Euro-Bid Rate (expressed as a decimal) in effect on or about the date of such event for a Loan, based on the applicable rates bid on or about such date for deposits in an amount approximately equal to such Bank's pro rata share of the principal amount of the affected Set of Loans, with a Interest Period approximately equal to the period commencing on the date of such event and ending on the last day of the applicable Interest Period for such Set of Loans, as determined by such Bank (which for purposes of this calculation shall not exceed "B"); and

                   "D" equals the number of days from and including the date of such event to and including the last day of the Interest Period applicable to such Set of Loans;

and any other reasonable out-of-pocket loss or expense (including, without limitation, any internal processing charge customarily charged by such Bank) suffered by such Bank in liquidating deposits prior to maturity in amounts which correspond to such Bank's pro rata share of such Set of Loans. If any Bank sustains or incurs any such loss or expense it shall promptly notify the Borrower in writing of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error) to be necessary to indemnify such Bank for such loss or expense (each Bank being deemed for this purpose to have made, maintained or funded each Euro-Rate Loan from a Corresponding Source of Funds). Such amount shall be due and payable by the Borrower to each Bank ten Business Days after such notice is given.

          2.13  Funding by Branch, Subsidiary or Affiliate.

                   (a)  Notional Funding. Each Bank shall have the right from
                        ----------------
time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any Euro-Rate Loan at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office".
                                         ---------------------------------
Each Bank shall deem any Euro-Rate Loan or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.7(e)(iii) or would lessen compensation payable by the Borrower under Section 2.12(a), and if such Bank determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such Loan, such Bank or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each Euro-Rate Loan is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                   (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such Loan; provided, such action has
                                                      --------
no adverse effect on the Borrower. In such event, each Bank shall have the right to (i) hold any applicable Revolving Credit Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more promissory notes in the principal amount of such Loan in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.13(b). If any Bank causes a branch, subsidiary or affiliate to make or maintain any Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such Loan and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such Loan were made or maintained by such Bank and such note were a Revolving Credit Note payable to such Bank's order.

          2.14     Taxes and Duties; Counterclaims.
                   -------------------------------

                   (a) So long as a Bank has complied with Sections 2.14(b) and 2.15, all payments in respect of this Agreement, the Loans or the Revolving Credit Notes shall be made by the Borrower to such Bank without defense, setoff or counterclaim for Taxes (as defined below) and free and clear of all present and future taxes, levies, imposts, fees, duties and withholdings or other deductions whatsoever (other than a tax based upon the net income of any Bank) (collectively, "Taxes"). If any such Tax becomes payable in respect of this
                -----
Agreement or any Loan or Revolving Credit Note, or any amendment, modification or supplement hereof or thereof, the Borrower agrees to pay the same together with any interest or penalties thereon plus an amount which, after provision for such Tax, is necessary to yield and remit to such Bank payments at the applicable rate set forth herein, and agrees to hold the Administrative Agent and the Bank harmless with respect thereto. To the extent the Borrower is obligated hereunder, the Borrower shall provide evidence that such Taxes of any nature whatsoever in respect of this Agreement, any Loan, or any Revolving Credit Note shall have been paid to the appropriate taxing authorities by delivery to the Bank on whose account such payment was made of the official tax receipts or notarized copies of such receipts within 30 days after payment of any such Tax. If the Borrower fails to make any such payments when due, the Borrower shall indemnify the Banks and the Administrative Agent for any incremental Taxes, interest or penalties that may become payable by any Bank or the Administrative Agent as a result of any such failure.

                   (b) In order to avoid United States withholding tax costs as in effect on the Effective Date, each Bank extending credit to the Borrower hereunder shall book and maintain its Loans through:

                       (i) any entity that is incorporated in the United States and that completes the appropriate Form W9; or

                         (ii) the branch or agency of an entity incorporated outside the United States that completes and delivers to the Borrower in duplicate and to the Administrative Agent a currently effective Form 4224 (or any successor form) certifying that as of the Effective Date such entity is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes; or

                         (iii) an entity that is resident in a Zero-Rated Jurisdiction for United States withholding tax purposes and that completes and delivers to the Borrower and the Administrative Agent a currently effective Form 1001 (or any successor form) certifying that as of the Effective Date such entity is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

           2.15    Tax Forms.
                   ---------

                   On or prior to the Effective Date, upon the request of the Administrative Agent (which request shall be made on or prior to December 31 of each year) and from time to time thereafter if requested by the Borrower or the Administrative Agent, and to the extent possible under the tax laws and treaties then in effect, each Bank shall provide to the Administrative Agent and the Borrower executed forms prescribed by the IRS certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder as specified in Section 2.14(b), such forms, in the case of those delivered on or prior to the Effective Date, to be for the 1996 calendar year, and, in the case of those delivered on or prior to December 31 of each year thereafter, to be for the next succeeding calendar year if then available for delivery.


ARTICLE 3.         REPRESENTATIONS AND WARRANTIES
                   ------------------------------
         The Borrower hereby represents and warrants to the Banks that:

         3.1       Organization and Qualification.
                   ------------------------------

                   The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary.

         3.2       Authority and Authorization.
                   ---------------------------

                   (a) The Borrower has corporate power and authority to execute and deliver this Agreement and the Related Documents to which it is a party, to make the borrowings provided for herein, to execute and deliver the Revolving Credit Notes in evidence of such borrowings, to perform its obligations hereunder, under the Related Documents to which it is a party, and under the Revolving Credit Notes, and to make Parent Loans, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

                   (b) On the date of each purchase of Shares of a Pledged Acquired Company, the Borrower will have corporate power and authority to effect such purchase and all such action will have been duly and validly authorized by all necessary corporate action on its part.

          3.3      Execution and Binding Effect.
                   ----------------------------

                   This Agreement, the Revolving Credit Notes and the Related Documents to which the Borrower is a party have been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with the terms hereof and thereof, except as the enforceability of this Agreement, the Related Documents or the Revolving Credit Notes may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity.

          3.4      Authorizations and Filings.
                   --------------------------

                   (a) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Related Documents to which the Borrower is a party or the Revolving Credit Notes, the consummation of the transactions herein or therein contemplated, the performance of or compliance with the terms and conditions hereof or thereof or the making of the Parent Loans; except the enforcement of the Borrower Pledge Agreement may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to a Pledged Acquired Company or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to a Pledged Acquired Company or its Subsidiaries, filings with the Securities and Exchange Commission (or any successor thereto) as to the transfer of control of a Pledged Acquired Company, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transfer of control of a Pledged Acquired Company or its Subsidiaries.

                   (b) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the purchase of Shares of a Pledged Acquired Company, except such authorizations, consents or approvals as shall have been obtained by the Borrower prior to such purchase.

          3.5      Absence of Conflicts.
                   --------------------

                   Neither the execution and delivery of this Agreement, the Related Documents to which the Borrower is a party or the Revolving Credit Notes nor the consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof, nor the enforcement of the terms and conditions hereof or thereof (including, without limitation, any change in control of a Pledged Acquired Company or its Subsidiaries resulting from such enforcement), nor the making of the Parent Loans, nor the purchase by the Borrower of Shares of a Pledged Acquired Company will:

                         (a) violate any Law, except the enforcement of the Borrower Pledge Agreement may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to a Pledged Acquired Company or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to a Pledged Acquired Company or its Subsidiaries, filings with the Securities and Exchange Commission (or any successor thereto) as to transfer of control of a Pledged Acquired Company, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transfer of control of a Pledged Acquired Company or its Subsidiaries,

                         (b) conflict with, result in a breach of or a default under, accelerate or permit the acceleration of the performance required by, or give to others any material rights or interests (including, without limitation, rights of purchase, termination, cancellation or acceleration) under, the certificate of incorporation or by-laws of the Borrower, any Pledged Acquired Company or any Subsidiary of a Pledged Acquired Company or any agreement or instrument to which the Borrower is a party or by which it or its properties (now owned or hereafter acquired) may be subject or bound, except that the enforcement of the Borrower Pledge Agreement with respect to the TWI Series LMCN-V Common Stock is subject to the Stockholders' Agreement and Section 6.1 of the Certificate of Designation; provided that the representation in this clause (b) does
                        --------
           not apply to Pledged Acquired Companies and Subsidiaries of Pledged Acquired Companies the aggregate value of whose Pledged Securities, together with the aggregate value of Pledged Securities of Pledged Acquired Companies (as such terms are defined in the Pledge Agreements) under the Pledge Agreements as to which a similar representation is not made, does not exceed 10% of the value of all Pledged Securities of Pledged Acquired Companies (as such terms are defined in the Pledge Agreements),

                         (c) to the knowledge of the Borrower (such knowledge being based upon a review of publicly available filings made by a Pledged Acquired Company with the Securities and Exchange Commission (or any successor thereto)), conflict with, result in a breach of or a default under, accelerate or permit the acceleration of the performance required by, or give to others any material rights or interests (including, without limitation, rights of purchase, termination, cancellation or acceleration) under, any material agreement or material instrument to which such Pledged Acquired Company or any Subsidiary of such Pledged Acquired Company is a party or by which it or its properties (now owned or hereafter acquired) may be subject or bound, if such conflict, breach, default, acceleration or rights or interest could reasonably be expected to have a material adverse effect on the value of the Pledged Securities or on the rights of the Administrative Agent under the Borrower Pledge Agreement; provided that the representation in this clause (c) does not apply to Pledged Acquired Companies and Subsidiaries of Pledged Acquired Companies the aggregate value of whose Pledged Securities, together with the aggregate value of Pledged Securities of Pledged Acquired Companies (as such terms are defined in the Pledge Agreements) under the Pledge Agreements as to which a similar representation is not made, does not exceed 10% of the value of all Pledged Securities of Pledged Acquired Companies (as such terms are defined in the Pledge Agreements), or

                         (d) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrower, a Pledged Acquired Company or any Subsidiary of such Pledged Acquired Company, other than the Liens created by the Borrower Pledge Agreement and the Note Pledge Agreement.

           3.6     No Event of Default; Compliance with Instruments.
                   ------------------------------------------------

                   No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. The Borrower is not in violation of any term of any certificate of incorporation, by-law, or material agreement or instrument to which the Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, including, without limitation, the TWI Agreements.

           3.7     Litigation.
                   ----------

                   There is no pending or (to the Borrower's knowledge after due inquiry) threatened proceeding by or before any Official Body against or affecting the Borrower which if adversely decided would have a material adverse effect on the business, operations or financial condition of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement, the Related Documents to which it is a party or the Revolving Credit Notes.

           3.8     Subsidiaries.
                   ------------

                   The Borrower owns no equity interest in any person, except interests in Acquired Companies.

           3.9     Pension Related Matters.
                   -----------------------

                   The Borrower has no liability (contingent or otherwise) for, and none of Borrower's assets are encumbered in connection with, (i) the minimum funding requirements under ERISA or the Code with respect to a Plan (including, without limitation, joint and several liability with a Controlled Group Member for the minimum funding requirement and the excise tax for failure to meet such requirement, any Lien for contributions with respect to a Plan which are due and unpaid by the Borrower or a Controlled Group Member, and any security posted by the Borrower to obtain a waiver of the minimum funding requirement), (ii) any amendment to a Plan, (iii) any PBGC premiums with respect to a Plan which are due and unpaid by the Borrower or a Controlled Group Member, or (iv) the termination of a Plan or withdrawal by the Borrower or a Controlled Group Member from any Multiemployer Plan. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), as certified to by the Plan's actuary, for all Plans does not exceed $5,000,000.

           3.10    Contracts.
                   ---------

                   The Borrower is not a party to or subject to any agreement or instrument of any kind (including, but not limited to, agreements to repay borrowed money, guarantees, leases of real or personal property as lessor or lessee, contracts for future purchase or delivery of goods or rendering of services, powers of attorney, distribution arrangements, patent license agreements, collective bargaining agreements, employment agreements, bonus, pension or retirement plans, or vacation pay, insurance or welfare agreements), except this Agreement, the Related Documents to which it is party, the Revolving Credit Notes, the Tax Sharing Agreement and the TWI Agreements.

           3.11    Taxes.
                   -----

                   All tax returns required to be filed by the Borrower or its Consolidated Group have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower or its Consolidated Group or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid, other than taxes, assessments, fees and other governmental charges (i) which are being contested in good faith and by appropriate proceedings diligently conducted, (ii) which have been appropriately reserved against in accordance with GAAP, (iii) which have not resulted in the imposition of any Lien on any Pledged Securities and
(iv) which will not have a material adverse effect on the business, operations or financial condition of the Borrower. The reserves and provisions for taxes on the books of the Borrower are adequate for all open years and for its current fiscal period. The Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes of the Borrower (whether or not reserved against), except that, with respect to its Consolidated Group, the taxable years ended December 31, 1987 through December 31, 1995 are being examined by the Internal Revenue Service.

           3.12    Power To Carry On Business.
                   --------------------------

                   The Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

           3.13    Compliance with Laws.
                   --------------------

                   The Borrower is not in violation of or subject to any contingent liability on account of any Law (including, but not limited to, federal and state securities laws and the Communications Act), except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement, the Related Documents to which it is a party and the Revolving Credit Notes.

           3.14    Ownership and Control.
                   ---------------------

                   TCI or LMC owns of record and beneficially, directly or indirectly, all of the issued and outstanding capital stock of the Parent. Parent owns, of record and beneficially, directly or indirectly, all of the issued and outstanding capital stock of the Borrower and each Parent Subsidiary. All of such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, rights and warrants issued by the Borrower, the Parent, a Parent Subsidiary or any other corporation which directly or indirectly owns shares of the capital stock of the Borrower, the Parent or a Parent Subsidiary (hereafter called an "Intermediate Holder") for the acquisition of shares of the capital
           -------------------
stock of the Borrower, the Parent, a Parent Subsidiary or any Intermediate Holder (other than TCI or LMC), outstanding securities or obligations convertible into such or agreements by the Borrower, the Parent, a Parent Subsidiary or any Intermediate Holder (other than TCI or LMC) to issue or sell such shares. There are no options, sale agreements, pledges, proxies, voting trusts, powers of attorney or other agreements or instruments binding upon any shareholder with respect to beneficial or record ownership of or voting rights with respect to shares of the capital stock of the Borrower, the Parent, a Parent Subsidiary or any Intermediate Holder (other than TCI or
LMC).

           3.15    Status of Shares.
                   ----------------

                   (a) As of the Closing Date and at all times thereafter when such shares are Pledged Securities, the Borrower shall own of record and beneficially 21,928,253 shares of the TWI Series LMCN-V Common Stock, free and clear of any Lien, charge, encumbrance or restriction on transfer (including, but not limited to, any withdrawal, rescission or similar right of a prior holder of such shares pursuant to any federal or state securities law), (i) except as otherwise provided by the Borrower Pledge Agreement, (ii) except as otherwise provided in the Stockholders' Agreement, (iii) except for restrictions under Section 6.1 of the Certificate of Designation and (iv) except as the right of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks to dispose of such shares (A) may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws or (B) may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to TWI or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to TWI or its Subsidiaries, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with any transfer of control of TWI or its Subsidiaries. All of such shares are duly authorized, validly issued, fully paid and non-assessable. Such shares of TWI Series LMCN-V Common Stock constitute (1) 38.4% of the TWI Series LMCN-V Common Stock outstanding as of the Closing Date, (2) 9.96% of the TWI Series LMCN-V Common Stock, the TWI Series LMC Common Stock, par value $.01 per share, and the TWI Common Stock outstanding as of the Closing Date, and (3) less than 1.1% of the voting power of all classes of stock of TWI outstanding as of the Closing Date. The Security Interest in the Shares granted in the Borrower Pledge Agreement constitutes a perfected security interest prior to the rights of all third parties.

                   (b) As of the date of any pledge of additional shares of any Acquired Company by the Borrower and at all times thereafter when such shares are Pledged Securities, the Borrower will own such shares of record and beneficially, free and clear of any Lien, charge, encumbrance or restriction on transfer (including, but not limited to, any withdrawal, rescission or similar right of a prior holder of such shares pursuant to any federal or state securities law), except (i) as otherwise provided by the Borrower Pledge Agreement, (ii) with respect to additional shares of TWI Series LMCN-V Common Stock, restrictions set forth in the provisions of the Stockholders' Agreement,
(iii) restrictions under Section 6.1 of the Certificate of Designation, (iv) with respect to additional shares other than TWI capital stock, the restrictions of Section 310(b) of the Communications Act, and (v) as the right of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks to dispose of such shares (A) may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws or (B) may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to a Pledged Acquired Company or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to a Pledged Acquired Company or its Subsidiaries, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with any transfer of control of a Pledged Acquired Com- pany or its Subsidiaries. All of such shares will be duly authorized, validly issued, fully paid and non-assessable. The Security Interest granted to the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent in such shares pursuant to the Borrower Pledge Agreement will on the date of such acquisition constitute a perfected security interest in such shares, prior to the rights of all third persons.

                   (c) As of the date of any pledge of Shares pursuant to the Borrower Pledge

Agreement, either (i) in the case of a pledge of additional shares of TWI Series LMCN-V Common Stock, the sale of such shares by the Administrative Agent pursuant to the Borrower Pledge Agreement shall be exempt from the registration requirements of the Securities Act of 1933, as amended, or the Administrative Agent shall be able to exercise rights with respect to such shares under Section 2 of the LMC Registration Rights Agreement, or (ii) in the case of a pledge of any other additional shares, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, such additional shares shall have been held by the Borrower for a period in excess of one year in a manner that will permit the Administrative Agent, on behalf of the Banks, to tack such ownership, or the sale of such shares by the Administrative Agent pursuant to the Borrower Pledge Agreement shall be exempt from the registration requirements of the Securities Act of 1933, as amended.

          3.16     Accurate and Complete Disclosure.
                   --------------------------------

                   No representation or warranty made by the Borrower under this Agreement is, and no statement made by the Borrower in any financial statement (furnished pursuant to Section 5.1(a) or otherwise), certificate, report, exhibit or document furnished by the Borrower to the Administrative Agent or the Banks pursuant to or in connection with this Agreement will, at the time furnished, be, false or misleading in any material respect (including, without limitation, by omission of material information necessary to make such representation, warranty or statement not misleading).

          3.17     Investment Company.
                   ------------------

                   The Borrower is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          3.18     Public Utility Holding Company.
                   ------------------------------

                   The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          3.19     Business.
                   --------

                   The Borrower has no assets other than the Parent Note, the Pledged Securities, the TWI Agreements, securities of Acquired Companies, and shares of capital stock that have been withdrawn from the lien of the Borrower Pledge Agreement and has no liabilities, except liabilities to the Administrative Agent and the Banks under this Agreement, the Revolving Credit Notes and the Related Documents, liabilities under the Tax Sharing Agreement, and the TWI Agreements and liabilities permitted by Sections 6.2 and 6.3.

          3.20     Proceeds.
                   --------

                   The Borrower will apply the proceeds of the Loans only (i) to make the Parent Loans, (ii) to purchase shares of capital stock of Acquired Companies, (iii) to pay all loans and other amounts due under the Existing Credit Agreement and (iv) for its working capital purposes. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate any of Regulation G, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of the Loans will be used to purchase or carry "margin stock" (within the meaning of said Regulation U) in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any such margin stock in violation of Regulation U.

          3.21     Solvency.
                   --------

                   The Borrower is not, and after giving effect to the Loans and transactions contemplated hereby, will not be, insolvent, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature.

          3.22     TWI Agreements and TWI Stock Documents.
                   --------------------------------------

                   The Borrower has heretofore delivered to the Administrative Agent and the Banks a true and correct copy of each of the TWI Agreements and the TWI Stock Documents as in effect on the Closing Date. The Borrower Pledge Agreement satisfies the definitions of "Permitted Pledge" and "Exempt Transfer" in the Stockholders' Agreement, and the Borrower has complied with the Stockholders' Agreement in connection with the pledge of Shares under the Borrower Pledge Agreement. The Borrower Pledge Agreement satisfies the requirements of Section 6.1(b) of the Certificate of Designation. The Borrower has not given a proxy to vote the Shares pledged pursuant to the Borrower Pledge Agreement, except proxies that state that they terminate upon notice from the Administrative Agent to the holder that an Event of Default has occurred.

          3.23     Financial Statements.
                   --------------------

                   The Borrower has heretofore delivered to the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent copies of (i) the unaudited consolidated statements of income, retained earnings and cash flows of the Parent and its Consolidated Subsidiaries for the fiscal year ended December 31, 1996 and a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the close of such fiscal year and (ii) the unaudited consolidated statements of income, retained earnings and cash flows of the Parent and its Consolidated Subsidiaries for the fiscal quarter ended March 31, 1997 and a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the close of such fiscal quarter (collectively, together with the related notes and schedules, the "Financial
                                      ---------

Statements"). The Financial Statements fairly present fairly the financial
----------
position and the results of operations of the Parent and its Consolidated Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP as then in effect. The Borrower has no obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. Since December 31, 1996, there has been no material adverse change in the business, operations or financial condition of the Borrower.


ARTICLE 4.  CONDITIONS OF LENDING AND PLEDGING ADDITIONAL SHARES
            ----------------------------------------------------

          4.1      Revolving Credit Loans Which Are Not Rollover Loans.
                   ---------------------------------------------------

                   The obligation of the Banks to make each Revolving Credit Loan which is not a Rollover Loan is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date of such Loan and to the satisfaction of the following further conditions:

                   (a)  Representations and Warranties; Events of Default and
                        ------------------------------  ---------------------

Potential Defaults. The representations and warranties contained in Article 3
------------------
hereof and in each of the Related Documents shall be true on and as of the date of each such Loan hereunder with the same effect as though made on and as of each such date.

                   (b)  Defaults. On the date of each such Loan hereunder, no
                        --------
Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan to be made on such date.

                   (c)  Constructive Representations. (i) Any request by the
                        ----------------------------
Borrower for such Loans hereunder shall constitute a representation and warranty by the Borrower that (A) the representations and warranties contained in this Agreement and the Related Documents to which the Borrower is a party are true and correct on and as of the date of such request with the same effect as though made on and as of the date of such request and, (B) on the date of such request, no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loans (for this purpose such Loans being deemed to have been made on the date of such request). Failure of the Administrative Agent to receive notice from the Borrower to the contrary before such Loans are made shall constitute a further representation and warranty by the Borrower that (1) the representations and warranties contained in this Agreement and the Related Documents to which the Borrower is a party are true and correct on and as of the date of such Loans with the same effect as though made on and as of the date of such Loans and, (2) on the date of such Loans, no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loans.

                     (ii) Any request by the Borrower for such Loans hereunder shall constitute a representation and warranty by the Parent and each Parent Subsidiary that (A) the representations and warranties contained in Related Documents to which it is a party are true and correct on and as of the date of such request with the same effect as though made on and as of the date of such request and, (B) on the date of such request, no Event of Default or Potential Default relating to it or any Related Document to which it is a party has occurred and is continuing or exists or will occur or exist after giving effect to such Loans (for this purpose such Loans being deemed to have been made on the date of such request). Failure of the Administrative Agent to receive notice from the Parent or a Parent Subsidiary to the contrary before such Loans are made shall constitute a further representation and warranty by each of the Parent and each Parent Subsidiary that (1) the representations and warranties contained in the Related Documents to which it is a party are true and correct on and as of the date of such Loans with the same effect as though made on and as of the date of such Loans and, (2) on the date of such Loans, no Event of Default or Potential Default relating to it or Related Documents to which it is a party has occurred and is continuing or exists or will occur or exist after giving effect to such Loans.

                   (d)  Borrowing Certificate/Parent Financial Condition
                        ------------------------------------------------
Certificate. (i) Prior to the making of each such Loan, the Administrative Agent
-----------
shall have received a Borrowing Certificate, dated the date of such Loan and signed on behalf of the Borrower, the Parent and each Parent Subsidiary, as applicable, by an Authorized Signer, demonstrating compliance with Section 2.3(a).

                        (ii) If, for any reason, the certifications contained in Part B of the Borrowing Certificate cannot be given, then not less than three Business Days prior to the making of each such Loan, the Administrative Agent and the Banks shall have received a Financial Condition Certificate as of the date of such Loan signed by the Chief Financial Officer, Vice President, Treasurer or Assistant Treasurer of the Borrower, in form and substance satisfactory to the Administrative Agent and the Banks.

                       (iii) If, for any reason, the certifications contained in Part C of the Borrowing Certificate cannot be given, then not less than three Business Days prior to the making of each such Loan, the Administrative Agent and the Banks shall have received a Parent Financial Condition Certificate, dated as of the date of such Loan and signed by the Chief Financial Officer, Vice President, Treasurer or Assistant Treasurer of the Parent, in form and substance satisfactory to the Administrative Agent and the Banks.

                       (iv) If, for any reason, the certifications contained in Part D of the Borrowing Certificate cannot be given by a Parent Subsidiary, then not less than three Business Days prior to the making of each such Loan, the Administrative Agent and the Banks shall have received a Parent Subsidiary Financial Condition Certificate, dated as of the date of such Loan and signed by the Chief Financial Officer, Vice President, Treasurer or Assistant Treasurer of such Parent Subsidiary, in form and substance satisfactory to the Administrative Agent and the Banks.

                   (e)  Solvency. No Bank shall have reasonably determined in
                        --------
good faith that, after the making of such Loans and the use of such proceeds, either the Borrower or, if a Parent Financial Condition Certificate is delivered, the Parent, or, if a Parent Subsidiary Financial Condition Certificate is delivered by a Parent Subsidiary, such Parent Subsidiary,

                        (i) will be insolvent or will be rendered insolvent by the Loans to be incurred or to be guaranteed or secured in connection therewith,

                        (ii) will be left with unreasonably small capital with which to engage in its business,

                        (iii) will have incurred debts beyond its ability to pay such debts as they mature, or

                        (iv) will violate any similar or corresponding standard imposed by applicable fraudulent conveyance, bankruptcy or insolvency laws.

                   (f)  Permitted Use of Proceeds. If a Borrowing Certificate is
                        -------------------------
delivered containing the certification set forth in Part C or Part D thereof, each Bank shall have reasonably determined that the use of proceeds described therein represents "reasonably equivalent value" or "fair value" (or any similar or corresponding standard under applicable fraudulent conveyance, bankruptcy or insolvency laws) to the Parent for the pledge of shares under the Parent Agreement and to each Parent Subsidiary for the pledge of shares under its Parent Subsidiary Agreement, as applicable.

          4.2      Initial Loans.
                   -------------

                   The obligation of the Banks to make the first Loans is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date of such Loans and to the satisfaction of the following further conditions:

                   (a)  Certificates as to Representations and Defaults. (i) On
                        -----------------------------------------------
the Closing Date, the Administrative Agent shall have received a certificate (with sufficient signed copies to provide one for each Bank), dated the Closing Date and signed on behalf of the Borrower by the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Borrower that
(A) the representations and warranties in this Agreement and the Related Documents to which the Borrower is a party are true and correct on and as of such date and, (B) on such date, no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loan.

                        (ii) On the Closing Date, the Administrative Agent shall have received a certificate (with sufficient signed copies to provide one for each Bank), dated the Closing Date and signed on behalf of the Parent by the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Parent that (A) the representations and warranties contained in Related Documents to which the Parent is a party are true and correct on and as of such date and, (B) on such date, no Event of Default or Potential Default relating to the Parent or the Related Documents to which the Parent is a party has occurred and is continuing or exists or will occur or exist after giving effect to such Loan.

                        (iii) On the Closing Date, the Administrative Agent shall have received a certificate (with sufficient signed copies to provide one for each Bank), dated the Closing Date and signed on behalf of each Parent Subsidiary by the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of such Parent Subsidiary that (A) the representations and warranties contained in Related Documents to which each Parent Subsidiary is a party are true and correct on and as of such date and,
(B) on such date, no Event of Default or Potential Default relating to such Parent Subsidiary or the Related Documents to which such Parent Subsidiary is a party has occurred and is continuing or exists or will occur or exist after giving effect to such Loan.

                   (b)  Proceedings and Incumbency. On the Closing Date, there
                        --------------------------
shall have been delivered to the Administrative Agent certificates in form and substance satisfactory to the Administrative Agent, dated the Closing Date and signed on behalf of the Borrower, the Parent and each Parent Subsidiary by its Secretary or an Assistant Secretary, certifying as to (i) true copies of its certificate of incorporation and by-laws as in effect on such date, (ii) true copies of all corporate action taken by it relative to this Agreement, the Related Documents and the Revolving Credit Notes, to the extent it is a party hereto or thereto, including, but not limited to, that described in Section 2.2 of the Parent Agreement and Section 2.2 of the Parent Subsidiary Agreement, and
(iii) the names, true signatures and incumbency of its officer or officers authorized to execute and deliver this Agreement, the Related Documents and the Revolving Credit Notes, to the extent it is a party hereto or thereto. The Administrative Agent and the Banks may conclusively rely on such certificates unless and until a later certificate revising a prior certificate has been furnished to the Administrative Agent.

                   (c)  Opinion of Counsel. On the Closing Date, there shall
                        ------------------
have been delivered to the Administrative Agent (i) a written opinion, dated the Closing Date, of Sherman & Howard, L.L.C., special counsel for the Borrower in substantially the form attached hereto as Exhibit F-1, (ii) a written opinion, dated the Closing Date, of Cole, Raywid & Braverman, L.L.P., FCC counsel for the Borrower in substantially the form attached hereto as Exhibit F-2 and (iii) a written opinion, dated the Closing Date, of Stephen M. Brett, corporate counsel for the Borrower in substantially the form attached hereto as Exhibit F-3. The Borrower, the Parent and each Parent Subsidiary hereby expressly instruct each of Sherman & Howard, L.L.C., Cole, Raywid & Braverman, L.L.P., and Stephen M. Brett to prepare its or his opinion and to deliver it to the Administrative Agent and the Banks for their benefit and such opinion shall contain a statement to that effect.

                   (d) Margin Rule Compliance. On the Closing Date, the Borrower
                       ----------------------
shall have delivered to the Administrative Agent a Federal Reserve Form U-1 appropriately completed for each Bank and duly executed by the Borrower, and each Bank shall be satisfied that neither the making of the Loans nor the use of the proceeds thereof will violate any of Regulation U, G or X of the Board of Governors of the Federal Reserve System or any other applicable Law relating to Loans secured by "margin stock" as that term is defined in said Regulation U.

                   (e) Security Documentation. On or before the Closing Date,
                       ----------------------
the Administrative Agent shall have received:

                       (i) duly executed and delivered copies of the Borrower Pledge Agreement and the Note Pledge Agreement;

                       (ii) for each Parent Subsidiary, (A) a Parent Subsidiary Agreement duly executed and delivered by it and (B) a Parent Subsidiary Agreement duly executed and delivered by each other Subsidiary of the Parent which has any right, title or interest in and to the issued and outstanding capital stock of such Parent Subsidiary;

                       (iii) possession of the Parent Note, together with a negotiable instrument of assignment duly executed and delivered by the Borrower; and

                       (iv) possession of certificates representing the Pledged Securities referred to in the Pledge Agreements, together with executed undated blank stock powers.

                   (f) Financial Condition Certificates. On the Closing Date,
                       --------------------------------
the Administrative Agent and the Banks shall have received (i) a Financial Condition Certificate as of the date of such Loan signed by the Chief Financial Officer, Vice President, Treasurer or Assistant

Treasurer of the Borrower, in form and substance satisfactory to the Administrative Agent and the Banks, (ii) a Parent Financial Condition Certificate as of the date of such Loan signed by the Chief Financial Officer, Vice President, Treasurer or Assistant Treasurer of the Parent, in form and substance satisfactory to the Administrative Agent and the Banks and (iii) a Financial Condition Certificate as of the date of such Loan signed by the Chief Financial Officer, Vice President, Treasurer or Assistant Treasurer of each Parent Subsidiary, in form and substance satisfactory to the Administrative Agent and the Banks.

                   (g) Existing Credit Agreement. The Borrower shall have
                       -------------------------
terminated all commitments under the Existing Credit Agreement and shall have repaid in full all amounts thereunder, whether principal, interest, fees or other.

                   (h) TWI Agreements; TWI Stock Documents. On the Closing Date,
                       -----------------------------------
the Administrative Agent shall have received a copy of each of the TWI Agreements and TWI Stock Documents, certified by the Borrower as being a true and complete copy of such TWI Agreement or TWI Stock Document as of such date.

                   (i) Tax Sharing Agreement. On the Closing Date, the
                       ---------------------
Administrative Agent shall have receive a copy of the Tax Sharing Agreement, certified by the Borrower as being a true and complete copy of the Tax Sharing Agreement as of such date.

                   (j) Acknowledgment of TWI. The Borrower shall have delivered
                       ---------------------
to the Administrative Agent an acknowledgment signed by TWI, in form and substance satisfactory to the Administrative Agent.

                   (k) Financing Statements. The Borrower, the Parent and each
                       --------------------
Parent Subsidiary shall have executed and delivered to the Administrative Agent properly completed UCC-1 financing statements covering the Collateral, in all respects satisfactory to the Administrative Agent.

                   (l) Details, Proceedings and Documents. All legal details and
                       ----------------------------------
proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may from time to time request.

                   (m) Tax Forms. Each Bank shall have provided the
                       ---------
Administrative Agent and the Borrower with the tax forms prescribed by Section 2.15.

          4.3      Pledge of Additional Shares.
                   ---------------------------

                   Pledged Securities pledged after the Closing Date by the Borrower, the Parent or a Parent Subsidiary shall not be taken into account in the Loan/Value Percentage until the following conditions have been satisfied (although the validity and perfection of the Administrative Agent's security interest in such Pledged Securities shall not be affected by the failure to satisfy such conditions):

                   (a) Section 4.1 and 4.2 Conditions Applicable to Pledge of
                       ------------------------------------------------------
Additional Shares. The conditions set forth in Sections 4.1, 4.2(e), 4.2(f) and
-----------------
4.2(k) shall have been satisfied prior to such pledge of additional Shares, treating, for this purpose, the pledging of additional Shares as the making of a Loan.

                   (b) Pledge Agreements. The Borrower, the Parent or such
                       -----------------
Parent Subsidiary, as the case may be, shall have complied with the provisions of Section 2.1 of the Borrower Pledge Agreement, Section 3.1 of the Parent Agreement or Section 3.1 of its Parent Subsidiary Agreement, as the case may be, with respect to such pledge of additional Shares.

                   (c) Corporate Proceedings in Connection with the Purchase of
                       --------------------------------------------------------
Shares. The Administrative Agent shall have received a certificate (with
------
sufficient signed copies to provide one for each Bank) in form and substance satisfactory to the Administrative Agent, dated the date of such pledge and signed on behalf of the Borrower, the Parent or such Parent Subsidiary, as the case may be, by its Secretary or Assistant Secretary certifying as to (i) true and correct copies of any amendments to the certificate of incorporation or by-laws of such corporation or, if applicable, no change in the certificate of incorporation and bylaws of such corporation since the date of the certificates delivered under Section 4.2(a); and (ii) true copies of all corporate action taken by the Borrower, the Parent or such Parent Subsidiary, as the case may be, relative to the purchase and pledge of such Shares and, in the case of such Parent Subsidiary, its Parent Subsidiary Agreement.

                   (d) Opinion of Counsel in Connection with the Purchase of
                       -----------------------------------------------------
Shares. The Administrative Agent shall have received prior to the date of such
------
pledge, an opinion, in all respects satisfactory to the Administrative Agent, of Sherman & Howard, L.L.C. or other counsel acceptable to the Administrative Agent in connection with such pledge. The Borrower, the Parent or such Parent Subsidiary, as the case may be, hereby expressly instruct Sherman & Howard, L.L.C. or such other counsel, as the case may be, to prepare its opinion and to deliver it to the Administrative Agent and the Banks for their benefit and such opinion shall contain a statement to that effect.

                   (e) Mixed Collateral Loans. If for any reason after the
                       ----------------------
Closing Date (i) additional Shares (other than shares of TWI Series LMCN-V Common Stock) are pledged pursuant to the Pledge Agreements or (ii) any of the shares of TWI Series LMCN-V Common Stock constituting Pledged Securities are converted into "margin stock" for purposes of Regulation U, as amended, promulgated by the Board of Governors of the Federal Reserve System, the Borrower, the Parent, each Parent Subsidiary, the Administrative Agent and the

Banks shall have entered into an amendment to this Agreement, the Revolving Credit Notes and the Related Documents as determined by the Administrative Agent and each Bank to be necessary or desirable to ensure compliance by the Administrative Agent and each such Bank with the requirements of Regulation U, as amended, promulgated by the Board of Governors of the Federal Reserve System.


ARTICLE 5.         AFFIRMATIVE COVENANTS
                   ---------------------

                   So long as either any amounts are owing to the Banks under this Agreement, the Revolving Credit Notes or the Related Documents or the Total Current Commitment has not been reduced to zero, the Borrower covenants to the Banks as follows:

           5.1      Reporting and Information Requirements.
                    --------------------------------------

                   (a) Annual Reports. As soon as practicable, and in any event
                       --------------
within 120 days after the close of each fiscal year of the Borrower, the Borrower shall furnish or cause to be furnished to the Banks consolidated statements of income, retained earnings and cash flows of the Parent and its Consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail including, without limitation, consolidating schedules for such statement of income and balance sheet, setting forth in comparative form the corresponding figures for the preceding fiscal year, and certified by the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Parent as presenting fairly the financial position of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows for such fiscal year, in conformity with GAAP.

                   (b) Quarterly Reports. As soon as practicable, and in any
                       -----------------
event within 75 days after the close of each of the first three quarters of each fiscal year of the Borrower, the Borrower shall furnish or cause to be furnished to the Banks unaudited consolidated statements of income, retained earnings and cash flows for the Parent and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail including, without limitation, consolidating schedules for such statement of income and balance sheet, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and certified by the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Parent as presenting fairly the financial position of the Parent and its Consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows for such fiscal quarter, in conformity with GAAP applied in a manner consistent with that of the most recent annual financial statements furnished to the Banks, subject to year-end adjustments.

                   (c) Compliance Certificates. Within 120 days after the end of
                       -----------------------
each fiscal
year of the Borrower and within 75 days after the end of each of the first three quarters of each such fiscal year the Borrower shall deliver to the Banks a certificate, dated as of the end of such fiscal year or quarter, as the case may be, signed on behalf of the Borrower by its President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrower. The delivery of such certificate shall be deemed to constitute a representation by the signer that such signer has caused this Agreement to be reviewed and that such certificate is based on an examination made by or under the supervision of such signer sufficient to assure that such certificate is accurate.

                   (d) Other Reports and Information. Promptly upon their
                       -----------------------------
becoming available to the Borrower, the Borrower shall deliver to the Banks a copy of (i) all regular or special reports or registration statements which the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange or any reports filed with respect to any Shares which the Borrower has received, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders, bondholders or the financial community in general, and (iii) any reports submitted to the Borrower by independent accountants in connection with any annual, interim or special audit of the Borrower.

                   (e) Further Information. Subject to any applicable
                       -------------------
restrictions on disclosure under securities laws, the Borrower will promptly furnish to each Bank such other information and in such form as such Bank may reasonably request, including, without limitation, information with respect to Pledged Acquired Companies of the type described in subsections (a), (b), (d),
(g), (h) and (j) of this Section 5.1.

                   (f) Notice of Event of Default. Promptly upon obtaining
                       --------------------------
knowledge of any Event of Default or Potential Default the Borrower shall give the Banks notice thereof, together with a written statement of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.

                   (g) Notice of Material Adverse Change. Promptly upon
                       ---------------------------------
obtaining knowledge thereof the Borrower shall give the Banks notice of any material adverse change in the business, operations or financial condition of the Borrower.

                   (h) Notice of Material Proceedings. Promptly upon obtaining
                       ------------------------------
knowledge thereof the Borrower shall give the Banks notice of the commencement, existence or threat of any proceeding by or before any Official Body against or affecting the Borrower, which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement, the Related Documents to which it is a party or the Revolving Credit Notes.

                   (i) Notice of Pension-Related Events. Promptly after the
                       --------------------------------
Borrower, the Parent, a Parent Subsidiary or any Controlled Group Member, or any administrator of a Plan:

                       (i) receives the notification referred to in subsections (i), (iv), or (vii) of Section 5.1(i),

                       (ii) has knowledge of (A)the occurrence of a Reportable Event with respect to a Plan; (B) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in subsections (ii) and (vi) of Section 5.1(i); (C) any event which has occurred or any action which has been taken which could result in complete withdrawal, partial withdrawal, or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in subsection (vii) of Section 5.1(i); (D) any action which has been taken in furtherance of any agreement which has been entered into for, or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in subsection (iii) of Section 5.1(i); (E) any action to amend a Plan which requires security to be provided to such Plan pursuant to Section 401(a)(29) of the Code or
           Section 307 of ERISA or (F) any failure to pay the PBGC premium with respect to a Plan when due, or

                       (iii) files a notice of intent to terminate a Plan with the Internal Revenue Service or the PBGC; or files with the Internal Revenue Service a request pursuant to Section 412(d) or 412(e) of the Code for a variance from the minimum funding standard or an extension of the period for amortizing unfunded liabilities, respectively, for a Plan; or files a return with the Internal Revenue Service with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under
           Section 412 of the Code for a Plan,

the Borrower will furnish to the Banks, to the extent applicable, a copy of any notice received, request or petition filed, and agreement entered into; the most recent Annual Report (Form 5500 Series) and attachments thereto for such Plan; the most recent actuarial report for such Plan; any notice, return, or materials required to be filed with the Internal Revenue Service in connection with such event, action, or filing; and a written statement of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Borrower describing such event or the action taken and the reasons therefor.

                   (j) Notice of Other Material Defaults. Promptly upon
                       ---------------------------------
obtaining knowl-
edge of any material default by the Borrower under any material agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound the Borrower shall give the Banks notice thereof, together with a written statement of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Borrower setting forth the details thereof.

           (k)    Visitation. The Borrower shall permit such persons as any Bank
                  ----------
may designate to visit and inspect any of the properties of the Borrower, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its officers, employees and independent accountants at such times and as often as such Bank may reasonably request. The Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Banks the affairs of the Borrower.

     5.2   Preservation of Existence and Franchises.
           ----------------------------------------

           The Borrower shall maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. The Borrower shall qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a material adverse effect on the business, operations or financial condition of the Borrower.

     5.3   Insurance.
           ---------

           The Borrower shall maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

     5.4   Payment of Taxes and Other Potential Charges and Priority Claims;
           ----------------------------------------------------------------
Payment of Other Current Liabilities.
------------------------------------

           The Borrower shall pay or discharge:

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.1) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Borrower;

provided, that prior to the imposition of any Lien with respect to such tax,
--------
assessment, charge, levy, claim or current liability, the Borrower need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of the Borrower.

     5.5   Financial Accounting Practices.
           ------------------------------

           The Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with GAAP and (b) to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     5.6   Compliance with Laws.
           --------------------

           The Borrower shall comply with all applicable Laws (including, but not limited to, federal and state securities laws and the Communications Act), provided that the Borrower shall not be deemed to be in violation of this
--------
Section 5.6 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially affect the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement, the Related Documents to which it is a party or the Revolving Credit Notes.

     5.7   Use of Proceeds.
           ---------------

           The Borrower shall apply the proceeds of the Loans only as described in Section 3.20.

     5.8   Government Authorizations, etc.
           ------------------------------

           The Borrower shall obtain and maintain in force all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary or advisable in connection with execution and delivery of this Agreement, the Related Documents to which it is a party, or the Revolving Credit Notes, consummation of the transactions herein or therein contemplated, and performance of or compliance with the terms and conditions hereof or thereof.

     5.9   Balances.
           --------

           The Borrower shall at all times maintain on deposit in the Interest Reserve Investment Accounts Permitted Interest Reserve Investments (which Permitted Interest Reserve Investments shall be pledged to the Administrative Agent pursuant to the Note Pledge Agreement) in an amount equal to the interest payable on the Loans outstanding on the most recent Determination Date during the succeeding three-month period, assuming such Loans remain outstanding for the entire three-month period and bear interest at the rate or rates in effect for such Loans on the Determination Date. "Determination Date" shall mean the
                                           ------------------
last day of each September, December, March and June after the Effective Date, the Closing Date, the date of each Loan which is not a Rollover Loan and the date of each repayment of a Loan other than with the proceeds of a Rollover Loan.


ARTICLE 6. NEGATIVE COVENANTS
           ------------------

           So long as either any amounts are owing to the Banks under this Agreement, the Revolving Credit Notes or the Related Documents or the Total Current Commitment has not been reduced to zero, the Borrower covenants to the Banks as follows:

     6.1   Covenant With Respect to Pledged Securities; Liens.
           --------------------------------------------------

           The Borrower shall not sell, assign, transfer, exchange, withdraw from pledge or otherwise dispose of or grant any option with respect to, the Pledged Securities of the Borrower; provided that the Borrower may sell, assign,
                                    --------
transfer, exchange, withdraw from pledge or otherwise dispose of Shares constituting Pledged Securities of the Borrower, provided further that, at the
                                                 -------- -------
time of each such disposition and immediately after giving effect thereto,

                  (a)  no Potential Default or Event of Default shall exist,

                  (b)  the Loan/Value Percentage would not exceed 50%,

                  (c) in the event that there are any restrictions on the sale of Shares under Rule 144 promulgated under the Securities Act of 1933, as amended,

                       (i) such Pledged Securities shall be subject to the greatest of such restrictions, and

                       (ii) the Qualified Affiliates shall own sufficient shares of TWI capital stock so that, upon the exercise of their respective rights to demand registration of TWI capital stock under
           Section 2 of the LMC Registration Rights Agreement, the Administrative Agent would be able to cause a registration of TWI capital stock constituting Pledged Securities under such Section, and

                  (d) no Shares constitute Pledged Securities of any Parent Subsidiary.

The Borrower shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, including, without limitation, such Pledged Securities, or agree or become liable to do so, except Liens arising under the Note Pledge Agreement and the Borrower Pledge Agreement. To the extent the Borrower has the power to do so, the Borrower shall not permit any Pledged Acquired Company to take any action which could reasonably be expected to have a material adverse effect on the value of such Pledged Securities or on the rights of the Administrative Agent under the Borrower Pledge Agreement.

     6.2   Indebtedness.
           ------------

           The Borrower shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under this Agreement or the Revolving Credit Notes;

                  (b)  Indebtedness under the Tax Sharing Agreement;

                  (c) current accounts payable arising out of transactions (other than borrowings) in the ordinary course of business; and

                  (d) other Indebtedness of the Borrower to one or more of its Subsidiaries, provided that:
                   --------

                       (i) immediately after the incurrence thereof, the aggregate principal amount of all such Indebtedness incurred on or after the date hereof shall not exceed the aggregate amount of all cash dividends received on or after the date hereof by all such Subsidiaries in respect of any Shares, and

                       (ii) immediately before and after the incurrence thereof, no Event of Default or Potential Default shall exist.

     6.3   Guarantees.
           ----------

           The Borrower shall not at any time directly or indirectly assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person, except:

                  (a) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) indemnities by the Borrower of the liabilities of its directors or officers pursuant to provisions contained in its articles of incorporation or by-laws or as otherwise permitted by applicable law.

"Direct or contingent liability upon or with respect to any obligation or liability of any other person" of the Borrower within the meaning of this
Section 6.3 includes but is not limited to an agreement, contingent or otherwise:

                       (i) to reimburse banks, surety companies and other persons in respect of drawings and other payments under letters of credit, guarantees, surety bonds and similar documents opened or issued by such other persons for the account of the Borrower;

                       (ii) to purchase an obligation or assume a liability of such person or to supply funds for the payment or purchase of such obligation or satisfaction of such liability;

                       (iii) to subordinate a then-existing or future obligation or liability of such person to the Borrower, to another then-existing or future obligation or liability of such person;

                       (iv) to make any loan, advance, capital contribution or other investment in, or to purchase any property, services or securities from, such person so as to enable such person to meet a minimum equity, net worth, working capital or other financial condition or to enable such person to satisfy any obligation or liability or pay any dividend or stock liquidation payment, or otherwise to supply funds to such person;

                       (v) to purchase, sell or lease (as lessee or lessor) property or assets or to purchase or sell services (A) primarily for the purpose of enabling such person to satisfy such obligation or liability or of assuring the owner of such indebtedness or liability against loss, or (B) regardless of the non-delivery of such property or assets or the failure to furnish such services, or (C) in a transaction otherwise having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of AICPA Statement of Financial Accounting Standards No. 47; or

                       (vi) which is substantially equivalent in economic effect to any of the foregoing or otherwise substantially equivalent in economic effect to an assumption, guarantee, endorsement or other direct or contingent liability upon or with respect to any obligation or liability of such person.

     6.4   Loans and Investments.
           ---------------------

           The Borrower shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other person, or agree, become or remain liable to do any of the foregoing, except:

                  (a) loans from the Borrower to the Parent evidenced by the Parent Note;

                  (b) other loans from the Borrower to its direct and indirect parent corporations, provided that:
                          --------

                       (i) immediately after giving effect thereto, the aggregate principal amount of all such loans made on or after the date hereof, when aggregated with the aggregate amount of all cash dividends paid pursuant to Section 6.5, shall not exceed the aggregate amount of all cash dividends received on or after the date hereof by the Borrower and its Subsidiaries in respect of any Shares, and

                       (ii) immediately before and after giving effect to each such loan, no Event of Default or Potential Default shall exist;

                  (c) TWI Series LMCN-V Common Stock and capital stock of Acquired Companies;

                  (d) demand deposits, time deposits or certificates of deposit in Banks or in United States commercial banks having shareholders' equity of at least $100,000,000 and maturing not in excess of one year from the date of acquisition; and

                  (e)  Permitted Interest Reserve Investments.

     6.5   Dividends and Related Distributions.
           -----------------------------------

           The Borrower shall not declare, make, pay, or agree, become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the capital stock of the Borrower or on account of the purchase, redemption, retirement or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of the Borrower, except cash dividends paid by the Bororwer, provided that:
                      --------

                  (a) immediately after giving effect thereto, the aggregate amount of all such cash dividends paid on or after the date hereof, when aggregated with the aggregate principal amount of all loans made pursuant to Section 6.4(b), shall not exceed the aggregate amount of all cash dividends received on or after the date hereof by the Borrower and its Subsidiaries in respect of any Shares, and

                       (i) immediately before and after giving effect to each such cash dividend, no Event of Default or Potential Default shall exist;

     6.6   Sale-Leasebacks.
           ---------------

           The Borrower shall not at any time enter into or suffer to remain in effect any transaction to which the Borrower is a party involving the sale, transfer or other disposition by the Borrower of any property, real or personal, now owned or hereafter acquired, with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes.

     6.7   Leases.
           ------

           The Borrower shall not at any time enter into or suffer to remain in effect any agreement to lease, as lessee, any real or personal property.

          6.8      Merger.
                   ------

                   The Borrower shall not merge with or into or consolidate with any other person, or agree to do any of the foregoing.

          6.9      Self-Dealing.
                   ------------

                   The Borrower will not enter into or carry out any transaction with (including, without limitation, purchasing property or services from or selling property or services to) any Affiliate except

                        (a)    transactions contemplated by this Agreement; and

                        (b) payments under the terms of the Tax Sharing Agreement to permit TCI to pay Federal, state and local income taxes applicable to the Borrower; provided, that such payments do not exceed
                                      --------
          the amount of taxes that would be payable by the Borrower if it were not a member of its Consolidated Group.

          6.10   Continuation of or Change In Business.
                 -------------------------------------

                   The Borrower shall not engage in any business other than the making of the Parent Loans and the purchase and holding of shares of capital stock of Acquired Companies.

          6.11   TWI Agreements and TWI Stock Documents.
                 --------------------------------------

                   (a) The Borrower will not give a proxy or similar right to any person for the voting of the Pledged Securities unless such proxy states that it terminates upon notice from the Administrative Agent that an Event of Default has occurred.

                   (b) The Borrower will not consent to any change, amendment, supplement, other modification to, or the termination or cancellation of, the provisions of the TWI Agreements or the TWI Stock Documents, in each case as in effect on the Effective Date, if the proposed change, amendment, supplement, modification, termination or cancellation could have a material adverse effect on the Collateral or the Banks.

          6.12   Regulation U.
                 ------------

                   The Borrower shall not pledge, or permit the Parent or any Parent Subsidiary to pledge, any security under the Pledge Agreements that is "margin stock" for purposes of Regulation U, as amended, promulgated by the Board of Governors of the Federal Reserve System, or convert or permit the conversion of any shares of TWI Series LMCN-V Common Stock into "margin stock", if in the judgment of any Bank, such pledge or conversion would cause such Bank to violate said Regulation U.


ARTICLE 7.  DEFAULTS
            --------

          7.1    Events of Default.
                 -----------------

                 An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of
Law):

                        (a) The Borrower shall fail to pay when due principal on any Revolving Credit Note; or

                        (b) The Borrower shall fail to pay when due interest on any Revolving Credit Note, any fee, any amount payable pursuant to
          Section 2.12 or any other amount due hereunder or under any Revolving Credit Note and such failure shall have continued for a period of five Business Days; or

                        (c) Any representation or warranty made or deemed made by the Borrower, the Parent or any Parent Subsidiary under this Agreement or any Related Document to which it is a party or any statement made by the Borrower, the Parent or any Parent Subsidiary in any financial statement, certificate, report, exhibit or document furnished by the Borrower, the Parent or any Parent Subsidiary to the Administrative Agent or Banks pursuant to this Agreement, any Revolving Credit Note or any Related Document shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including, without limitation, by omission of material information necessary to make such representation, warranty or statement not misleading); or

                        (d) The Borrower shall default in the performance or observance of any covenant contained in Article 6 hereof or of the covenants contained in Section 2.3(b), 5.1(f), 5.7 or 5.9; or

                        (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement, any Related Document to which it is a party or any Revolving Credit Note and (i) in the case of a default under Section
          5.1 (other than under subsection (f) of Section 5.1) such default shall have continued for a period of fifteen days after notice from the Administrative Agent or any Bank to the Borrower and (ii) in the case of any other default such default shall have continued for a period of thirty days; or

                        (f) The Parent shall default in the performance or observance of any covenant contained in Section 6.1(c) or Article 7 of the Parent Agreement or any Parent Subsidiary shall default in the performance or observance of any covenant contained in Section 6.1(g) or Article 7 of its Parent Subsidiary Agreement; or

                        (g) The Parent or any Parent Subsidiary shall default in the performance or observance of any other covenant, agreement or duty under any Related Document to which it is a party and (i) in the case of a default under Section 6.1 of the Parent Agreement (other than under subsection (g) of such Section 6.1), or a default under
          Section 6.1 of a Parent Subsidiary Agreement (other than under subsection (g) of such Section 6.1, such default shall have continued for a period of fifteen days after notice from the Administrative Agent or any Bank to the Borrower and (ii) in the case of any other default such default shall have continued for a period of thirty days;

                        (h) The Borrower, the Parent and/or any Parent Subsidiary (i) shall default (as principal or as guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money or deferred purchase price of property in excess of $1,000,000 in aggregate outstanding principal amount beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or (ii) shall default in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations is or are created, secured or evidenced or any other event shall occur or exist, if the effect of such default or event is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

                        (i) The Required Banks shall determine in good faith (which determination shall be conclusive absent manifest error) that the potential liabilities associated with the events set forth in subsections (i) through (ix) below, individually or in the aggregate, could have a material adverse effect on the business operations or financial condition of the Borrower, the Parent or any Parent
          Subsidiary:

                               (i)    The PBGC notifies a Plan pursuant to
                Section 4042 of ERISA by service of a complaint, threat of filing a law suit, or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated, or a trustee should be appointed for a Plan; or

                               (ii) Any action is taken to terminate a Plan pursuant to its provisions or the plan administrator files with the PBGC a notice of intent to terminate a Plan in accordance with Section 4041 of ERISA; or

                               (iii)  Any action is taken by a plan
                administrator to have a trustee appointed for a Plan pursuant to
                Section 4042 of ERISA; or

                               (iv)   A return is filed with the Internal
                Revenue Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 6212 of the Code has been mailed, with respect to the tax imposed under
                Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code; or

                               (v) A Reportable Event occurs with respect to a Plan; or

                               (vi) Any action is taken to amend a Plan to become an employee benefit plan described in Section 4021(b)(1) of ERISA, or causing a Plan termination under Section 4041(e) of ERISA; or

                               (vii)  The Borrower, the Parent, any Parent
                Subsidiary or any Controlled Group Member receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under
                Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets); or

                               (viii) The assets of the Borrower, the Parent,
                any Parent Subsidiary or any Controlled Group Member are encumbered as a result of security provided to a Plan pursuant to Section 412 of the Code or Section 306 of ERISA in connection with a request for a minimum funding waiver or extension of the amortization period, or pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA as a result of a Plan amendment; or

                               (ix)   The Borrower, the Parent, any Parent
                Subsidiary or a Controlled Group Member fails to pay the PBGC premium with respect to a Plan when due and it remains unpaid for more than 30 days thereafter; or

                        (j) One or more judgments for the payment of money shall have been entered against the Borrower, the Parent and/or any Parent Subsidiary, which judgment or judgments exceed $1,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty consecutive days; or

                        (k) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against the Borrower, the Parent and/or any Parent Subsidiary or any of their respective properties relating to amounts in excess of $1,000,000 in the aggregate, which shall have remained undischarged and unstayed for a period of thirty consecutive days; or

                        (l) Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Official Body in connection with this Agreement, any Related Document or the Revolving Credit Notes or any such action or undertaking now or hereafter necessary or advisable to make this Agreement, any Related Document or the Revolving Credit Notes legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Required Banks shall have determined in good faith (which determination shall be conclusive absent manifest error) that such event or occurrence may have a material adverse effect on the Banks' rights under this Agreement, any Related Document or any Revolving Credit Note; or

                        (m) TCI or LMC shall cease to own, directly or indirectly through one or more wholly-owned Subsidiaries, all of the outstanding capital stock of the Parent; or the Parent shall cease to own directly or indirectly all of the outstanding capital stock of the Borrower and each Parent Subsidiary, in each case free and clear of all Liens on such capital stock or the capital stock of Intermediate Holders; or

                        (n) Any of the Liens intended to be created by the Pledge Agreements shall cease to be valid and perfected Liens in favor of the Administrative Agent on behalf of the Banks prior to the rights of all third parties for any reason other than the failure of the Administrative Agent to maintain possession of the certificates representing the Pledged Securities; or

                        (o) A proceeding shall have been instituted in respect of the Borrower, the Parent or any Parent Subsidiary,

                               (i)    seeking to have an order for relief
                entered in respect of the Borrower, the Parent or any Parent Subsidiary or seeking a declaration or entailing a finding that the Borrower, the Parent or any Parent Subsidiary is bankrupt or insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Borrower, the Parent or any Parent Subsidiary, its assets or debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

                               (ii)   seeking appointment of a receiver,
                trustee, custodian, liquidator, assignee, sequestrator or other similar official for the Bor-rower, the Parent or any Parent Subsidiary, or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

                        (p) The Borrower, the Parent or any Parent Subsidiary shall become insolvent, shall become generally unable or admit in writing its inability to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in
       Section 7.1(o)(i) or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 7.1(o)(ii) or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.

       7.2     Consequences of an Event of Default.
               -----------------------------------

               (a) If an Event of Default specified in subsections (a) through (n) of Section 7.1 shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Administrative Agent or any Bank may have hereunder, under the Revolving Credit Notes or under any Related Document, at law, in equity or otherwise, the Banks shall be under no further obligation to make Loans hereunder (other than the obligation to make Rollover Loans prior to the time the declaration referred to in clause (ii) below is made), and the Administrative Agent, upon the written request of the Required Banks shall, by notice to the Borrower, from time to time do any or all of the following:

                        (i) Declare the Commitments terminated, whereupon the Commitments will terminate and all fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                        (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other amounts owing hereunder, under the Revolving Credit Notes or under the Related Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

               (b)      If an Event of Default specified in subsection (o) or
(p) of Section 7.1 shall occur or exist, then, in addition to all other rights and remedies which the Administrative Agent or any Bank may have hereunder, under the Revolving Credit Notes or under the Related Documents, at law, in equity or otherwise, the Commitments shall automatically terminate and the Banks shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other amounts owing hereunder, under the Revolving Credit Notes or under the Related Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

       7.3     Set-Off.
               -------

               If the unpaid principal amount of any Revolving Credit Note, interest accrued thereon or other amount owing by the Borrower hereunder or under any Revolving Credit Note shall have become due and payable (by acceleration or otherwise), each Bank and any branch, subsidiary or affiliate of such Bank anywhere in the world and the holder of any participation in any Revolving Credit Note shall each have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank or by such branch, subsidiary or affiliate or by such holder including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower with such Bank or such branch, subsidiary or affiliate or such holder. To the extent permitted by law, such right shall exist whether or not such Bank or any such holder shall have given notice or made any demand hereunder or under any Revolving Credit Note or any such participation, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured, whether or not any amounts owing by any person with respect to such participation are matured or unmatured, whether or not the holder of such participation is in privity with or is a creditor of the Borrower with respect to such participation, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Bank or any such holder. The Borrower hereby consents to and confirms the foregoing arrangements and confirms each Bank's rights and each such branch's, subsidiary's and affiliate's and holder's rights of banker's lien and set-off. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank's rights or any such branch's, subsidiary's and affiliate's and holder's rights of banker's lien or set-off.

       7.4     Equalization Among the Banks.
               ----------------------------

               The Banks hereby agree between themselves that, with respect to all amounts received by any Bank on account of the Loans, interest thereon or any other Obligation contemplated by this Agreement, the Revolving Credit Notes or the Related Documents to be made by the Borrower pro rata to all Banks, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks. Any Bank receiving any such amount shall purchase for cash from the other Banks an interest in the applicable Obligation in such amount as shall result in a ratable participation by such Bank and such other Banks in such excess amount; provided that if all or any portion of such
                                   --------
excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including, without limitation, court order) to be paid by such Bank. The Borrower hereby consents to and confirms the foregoing arrangements.

       7.5     Application of Payments.
               -----------------------

               In the event that the Commitments shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of
Section 7.2, the Banks and the Borrower agree that any funds received from or on behalf of the Borrower by any of the Banks in respect of the Borrower's obligations under this Agreement, the Revolving Credit Notes and the Related Documents shall be remitted to the Administrative Agent and shall be applied by the Administrative Agent in payment of the Loans and the Borrower's obligations in the following manner and order: (i) first, to reimburse the Administrative Agent and the Banks for any expenses due from the Borrower pursuant to the expense reimbursement and indemnification provisions of this Agreement, the Revolving Credit Notes and the Related Documents; (ii) second, to the payment, pro rata according to the each Bank's Credit Exposure, of the commitment fee due under this Agreement; (iii) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Loans) payable by the Borrower to the Administrative Agent or any of the Banks under or in connection with this Agreement, the Revolving Credit Notes and the Related Agreements; (iv) fourth, to the payment of any interest due on the Loans, pro rata according to the aggregate outstanding principal balance of the Loans; (v) fifth, to the payment, pro rata according to the aggregate outstanding principal balance of the Loans, of the principal amounts due on the Loans and (vi) sixth, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.


ARTICLE 8.  THE AGENT
            ---------

       8.1     Appointment.
               -----------

               The Banks irrevocably hereby appoint BNY to act as Administrative Agent as herein specified for the Banks hereunder and under the Revolving Credit Notes and the Related Documents. Each of the Banks hereby irrevocably authorizes, and each holder of any Revolving Credit Note by the acceptance of such Revolving Credit Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Revolving Credit Notes, the Related Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. BNY agrees to act as the Administrative Agent on behalf of the Banks to the extent provided in this Agreement.

       8.2     Delegation of Duties.
               --------------------

               The Administrative Agent may perform any of its duties hereunder and under the Revolving Credit Notes and the Related Documents by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder and thereunder.

       8.3     Nature of Duties; Independent Credit Investigation.
               --------------------------------------------------

               The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Revolving Credit Notes or in the Related Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, in the Revolving Credit Notes or in the Related Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement the Revolving Credit Notes or the Related Documents except as expressly set forth herein and therein. In performing its functions and duties under this Agreement, the Revolving Credit Notes and the Related Documents the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust hereunder with or for the Borrower or any other person. Each Bank expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, the Parent, any Parent Subsidiary, any Acquired Company or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank; (ii) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrower, the Parent, each Parent Subsidiary, each Acquired Company and their respective Subsidiaries in connection with this Agreement, the Revolving Credit Notes and the Related Documents; and (iii) that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information, whether coming into its possession before the making of any Loans hereunder or at any time or times thereafter, except for notices, reports or other information, if any, expressly required to be furnished to the Banks by the Administrative Agent hereunder.

       8.4     Actions in Discretion of Administrative Agent; Instructions from
               ----------------------------------------------------------------
Required Banks; Default.
-----------------------

               The Administrative Agent agrees, upon the written request of the Required Banks, to take any action or refrain from taking any action of the type specified as being within the Administrative Agent's rights, powers or discretion herein, in the Revolving Credit Notes or in the Related Documents. In the absence of a request by the Required Banks, the Administrative Agent shall have authority pursuant to Section 8.1, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on all the Banks and on all holders of Revolving Credit Notes. No Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks or all Banks, as appropriate, or in the absence of such instructions, in the absolute discretion of the Administrative Agent, subject to the provisions of Section 8.5. It is expressly understood and agreed that the Administrative Agent shall be entitled to assume that no Potential Default or Event of Default has occurred and is continuing, unless the officers of the Administrative Agent immediately responsible for matters concerning this Agreement shall have been notified in writing by (i) the Borrower, or (ii) any Bank that such Bank considers that a Potential Default or Event of Default has occurred and is continuing and specifying the nature thereof.

       8.5     Exculpatory Provisions.
               ----------------------

               Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, under the Revolving Credit Notes or under the Related Documents, or in connection herewith or therewith, unless and to the extent caused by its or their own gross negligence or willful misconduct. Subject to the immediately preceding sentence, in performing its functions and duties hereunder, under the Revolving Credit Notes and under the Related Documents on behalf of the Banks, the Administrative Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not (i) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, the Revolving Credit Notes or the Related Documents or for any recital, representation, warranty, document, certificate, report or statement herein or therein made or furnished under or in connection with this Agreement, the Revolving Credit Notes or the Related Documents or (ii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, the Parent, any Parent Subsidiary, or the financial condition of the Borrower, the Parent, any Parent Subsidiary, any Acquired Company or any of their respective Subsidiaries or the existence or possible existence of any Event of Default and/or a Potential Default. Each Bank expressly acknowledges that the Administrative Agent has made no representations or warranties to it and that no act taken by the Administrative Agent shall be deemed to constitute any representation or warranty by the Administrative Agent to the Banks.

       8.6     Reimbursement and Indemnification.
               ---------------------------------

               Each Bank agrees to reimburse and indemnify the Administrative Agent and its directors, officers, employees and agents (to the extent not promptly reimbursed by the Borrower or the Parent), ratably in proportion to its outstanding Loans, after the occurrence and during the continuance or existence of an Event of Default or Potential Default, and otherwise ratably in proportion to its Commitment, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement, the Revolving Credit Notes or the Related Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided, that no Bank shall be
                                              --------
liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that the same result from the Administrative Agent's or any of its directors, officers, employees or agents gross negligence or willful misconduct.

       8.7     Reliance by Administrative Agent.
               --------------------------------

               The Administrative Agent shall be entitled to rely upon any writing, telegram, telex, facsimile or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel (including, without limitation, opinions of counsel to the Borrower) and other professional advisers selected by the Administrative Agent. The Administrative Agent may execute any of its duties and perform any of its powers hereunder by or through agents or employees and shall be entitled to consult with legal counsel and any accountant or other professional selected by it. Subject to Section 8.5 and except as otherwise provided in this Agreement, the Administrative Agent shall be fully justified in failing or refusing to take any action hereunder, under the Revolving Credit Notes or under the Related Documents unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

       8.8     BNY in its Individual Capacity.
               ------------------------------

               With respect to the Commitment, Current Commitment, Loans made by and Revolving Credit Note held by BNY or any of its Affiliates, BNY or such Affiliate shall have the same rights and powers hereunder as any other Bank and may exercise the same as though BNY were not the Administrative Agent, and the terms "Banks" or "holders of Revolving Credit Notes" shall, unless the context hereof otherwise indicates, include BNY or such Affiliate in its individual capacity. BNY and its Affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower, the Parent, any Parent Subsidiary, TWI, any Acquired Company and their shareholders, Subsidiaries and Affiliates as though BNY were not acting as Administrative Agent hereunder.

      8.9   Holders of Revolving Credit Notes.
            ---------------------------------

            The Administrative Agent may deem and treat the payee of any Revolving Credit Note as the owner of such Revolving Credit Note for all purposes hereof unless and until an assignment or transfer thereof becomes effective in accordance with Section 9.12 and a written notice thereof shall have been filed with the Administrative Agent and the Borrower. Any request, authority or consent of any party who at the time of making such request or giving such authority or consent is the holder of any Revolving Credit Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Credit Note or of any Revolving Credit Note or Revolving Credit Notes issued in exchange therefor.

      8.10  Related Documents.
            -----------------

            Each of the Banks acknowledges receipt of a copy of each Related Document and accepts and agrees to the terms thereof.

      8.11  Pro Rata Interest in Collateral.
            -------------------------------

            The liens and security interests and other interests in property (collectively the "Collateral") granted or transferred to or created in favor of
                   ----------
the Administrative Agent by this Agreement, the Revolving Credit Notes and the Related Documents as security for the outstanding Obligations shall be held for the pro rata benefit of itself, the Banks, the Syndication Agent and the Documentation Agent as specified herein or therein or, if not so specified, in proportion to their respective interests at the time of distribution in the outstanding principal amount of the Loans payable to each of the Banks by the Borrower. Subject to Sections 8.4 and 9.3, each of the rights, privileges and remedies provided to the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent with respect to the Collateral by this Agreement, the Revolving Credit Notes, the Related Documents or otherwise may be exercised by the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent, and any Collateral and the proceeds thereof held or recovered at any time by the Administrative Agent shall inure to the pro rata benefit of itself, the Banks, the Syndication Agent and the Documentation Agent as specified in the Related Document which relates to such Collateral or, if not so specified herein or therein, in proportion to their respective interests at the time of distribution in the outstanding principal amount of Loans payable to the Banks at such time, or if no Loans are outstanding, in proportion to their respective Current Commitments either at such time or immediately prior to the termination of the Current Commitments, as the case may be.

      8.12  Financing Statements.
            --------------------

            Without limiting the Administrative Agent's discretion in other respects, the Administrative Agent may file or cause to be filed financing statements which name the Administrative Agent as the secured party for itself and as Administrative Agent for the Banks, but without referring to any of the other Banks by name.

      8.13  Successor Administrative Agent.
            ------------------------------

            The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks and the Borrower shall agree upon a successor Administrative Agent. If no successor Administrative Agent shall have been so agreed upon and appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be a Bank or a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. The Borrower and the Banks shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article 8 hereof shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement. If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due hereunder and under the Revolving Credit Notes directly to the Banks entitled thereto during such time.

      8.14  Syndication Agent and Documentation Agent.
            -----------------------------------------

            The Syndication Agent and the Documentation Agent shall have no duties or obligations under this Agreement in their respective capacities as Syndication Agent and Documentation Agent.


ARTICLE 9.  MISCELLANEOUS
            -------------

      9.1   Holidays.
            --------

            Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Revolving Credit Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

      9.2   Reliance on Facsimiles.
            ----------------------

            Any party to this Agreement, any Revolving Credit Note or any Related Document, as the case may be, may rely upon the signatures of any other party thereto which are transmitted by facsimile or other electronic means to the same extent as if originally signed.

      9.3   Amendments or Waivers.
            ---------------------

            With the written consent of the Required Banks, the Administrative Agent, acting on behalf of all Banks, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement, any Revolving Credit Note or any Related Document to which the Borrower is a party or the rights of the Banks or the Borrower hereunder or thereunder or may grant waivers or consents to a departure from the due performance of the obligations of the Borrower, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks; provided, that no such agreement, waiver or consent may be made which will:
--------

            (a) reduce or increase the amount of the Commitment or Current Commitment of any Bank hereunder or alter the provisions relating to the fees payable to any Bank hereunder; or

            (b) extend the time for payment of principal or interest on any Revolving Credit Note, or reduce the principal amount of or the rate of interest borne by any Revolving Credit Note, or otherwise affect the terms of payment of the principal of or interest on any Revolving Credit Note; or

            (c)  change the definition herein of "Required Banks", or amend this
Section 9.3; or

            (d) change the provisions of Sections 2.3, 2.12, 4.1(e), 4.1(f), 4.2(d), 7.4, 9.6 or 9.12 or any other provision which by its terms requires the consent of all Banks; or

            (e) alter the terms, impair the value of, or release any Collateral under the Pledge Agreements, or release any Pledge Agreement, or release the Borrower, the Parent or any Parent Subsidiary from any of its obligations under any Pledge Agreement, except for releases expressly permitted by the terms of this Agreement or any of the Pledge Agreements.

            (f) expressly provide for discrimination between the Banks except in a manner consistent with the existing terms of this Agreement,

without the written consent of all the Banks. Releases permitted under Section 9.3(e) may be effected by Section 6.1 hereof by the Administrative Agent without the consent of any Bank. In the case of any such waiver or consent relating to any provision hereof, any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto. Notwithstanding the above, no provision of this Agreement or any Revolving Credit Note or any Related Document that adversely affects the rights, privileges or duties of the Administrative Agent, in its capacity as Administrative Agent, may be waived, modified or amended without the prior written consent of the Administrative Agent.

      9.4   No Implied Waiver; Cumulative Remedies.
            --------------------------------------

            No course of dealing and no delay or failure of the Administrative Agent or the Banks in exercising any right, power or privilege under this Agreement, any Related Document, any Revolving Credit Notes or any other documents or instruments pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Banks under this Agreement, the Related Documents, the Revolving Credit Notes or any other documents or instruments pursuant to or in connection herewith or therewith are cumulative and not exclusive of any rights or remedies which the Administrative Agent and the Banks would otherwise have.

      9.5   Notices.
            -------

            All notices and other communications hereunder shall be given to the applicable party hereto at its address stated on the signature page hereof or at such other address and/or to such other person as such party may hereafter specify for that purpose by written notice to the Borrower and the Administrative Agent. Such notices and other communications will be effective only if and when given in writing, signed by an authorized officer and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, at the applicable address specified above, or one (l) day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided above (promptly confirmed in writing).

      9.6   Expenses; Taxes; Attorneys' Fees.
            --------------------------------

            The Borrower agrees to pay or cause to be paid and to save the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks harmless against liability for the payment of all reasonable out-of-pocket expenses, including, but not limited to, (i) reasonable fees and expenses of counsel for Administrative Agent, incurred by the Administrative Agent from time to time (a) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Revolving Credit Notes, the Related Documents, and any documents, instruments or transactions pursuant to or in connection herewith or therewith, or (b) relating to any requested amendments, waivers or consents to this Agreement, the Revolving Credit Notes, the Related Documents, or any such documents or instruments and (ii) fees and expenses of counsel for the Administrative Agent, the Syndication Agent, the Documentation Agent and each Bank incurred by the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank from time to time arising in connection with
(a) the negotiation of any restructuring or "work-out", whether or not consummated, of any of the Borrower's obligations hereunder and under the Revolving Credit Notes and Related Documents and (b) the enforcement of any such obligations, including, without limitation, costs and expenses incurred in any bankruptcy case or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower, any Subsidiary or any agent thereof. The Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent, the Syndication Agent or the Documentation Agent or any Bank to be payable in connection with this Agreement, the Revolving Credit Notes, the Related Documents or any other documents, instruments or transactions pursuant hereto or thereto or in connection herewith or therewith, and the Borrower agrees to save the Administrative Agent, the Syndication Agent, the Documentation Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of termination adversely to the Borrower of any action at law or suit in equity in relation to this

Agreement, the Revolving Credit Notes or the Related Documents the Borrower will pay, in addition to all other sums which the Borrower may be required to pay, a reasonable sum for attorney's fees incurred by the Administrative Agent, the Syndication Agent, the Documentation Agent and each Bank or the holder of such Revolving Credit Note in connection with such action or suit. In addition, the Borrower hereby agrees to indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent and each Bank and each officer, director, employee and affiliate of the Administrative Agent, the Syndication Agent, the Documentation Agent and each Bank from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding related to (A) the use of the proceeds of any Loans, including, without limitation, any acquisition or purchase of Shares effected or proposed to be effected by the Borrower, the Parent or any Parent Subsidiary with the proceeds of the Loans or (B) the execution, delivery and performance of this Agreement, any Revolving Credit Note or any Related Document by the Borrower, the Parent or any Parent Subsidiary insofar as it relates to any such acquisition or purchase, including, without limitation, in each case, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding.

      9.7   Severability.
            ------------

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      9.8   Governing Law.
            -------------

            This Agreement, the Revolving Credit Notes and the Related Documents shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its choice of law principles.

      9.9   Prior Understandings.
            --------------------

            This Agreement embodies the entire agreement and understanding among all parties hereto and supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

      9.10  Duration; Survival.
            ------------------

            All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement, the Related Documents or the Revolving Credit Notes, any investigation by the Administrative Agent and the Banks, or the making of any Loan hereunder. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as it may borrow hereunder and until payment in full of the Revolving Credit Notes, interest thereon, commitment fees and all other obligations of the Borrower under this Agreement, the Related Documents or the Revolving Credit Notes hereunder. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnify any Bank (including, without limitation, obligations arising under Sections 2.12 and 9.6) shall survive the payment in full of the Revolving Credit Notes and of all other obligations of the Borrower thereunder and hereunder for a period of two years.

      9.11  Counterparts; When Effective.
            ----------------------------

            This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof executed by the Borrower, the Administrative Agent, and all of the Banks. The Administrative Agent will notify each of the other parties hereto of such effectiveness as promptly as practicable. Complete sets of the counterparts hereof will be lodged with the Borrower and the Administrative Agent and copies thereof provided to each Bank.

      9.12  Assignments and Participations; Successors and Assigns.
            ------------------------------------------------------

            (a) This Agreement, the Revolving Credit Notes, and the Related Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Banks, the Syndication Agent, the Documentation Agent and their respective successors and assigns, except that the Borrower may not assign any of its rights or transfer any of its duties hereunder or thereunder without the prior written consent of each of the Banks.

            (b) Any Bank may assign to one or more Eligible Assignees part of its interest under any of its Revolving Credit Notes, its Loans and its Commitment, provided that, immediately after giving effect to such assignment, such Bank (including, without limitation, its Affiliates) shall have a Credit Exposure equal to at least 51% of its Credit Exposure (adjusted to give effect to prior reductions of the Commitments pursuant to Section 2.6), at the time such Bank first became a Bank hereunder.

            (c) Any Bank may assign to one or more Eligible Assignees any of its interest under its Revolving Credit Notes, its Loans and its Commitment not otherwise permitted under (b) above, provided that the Borrower shall have consented to such assignment (such consent to be within the sole discretion of the Borrower).

                   (d) Each assignment by any Bank of any of its Revolving Credit Notes, its Loans and its Commitment shall be in a minimum aggregate principal amount of $5,000,000 ($2,500,000 in the case of an assignment between Banks), or such amount plus an integral multiple of $500,000 in excess thereof (or, if less, the remaining balance of its Revolving Credit Notes, Loans and Commitment), unless the Borrower shall have consented otherwise, and (i) shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations being assigned under this Agreement, (ii) the parties to such assignment shall execute and deliver to the Administrative Agent, for its recording in the Register (as defined below), an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee payable to the Administrative Agent in the amount of $3,500, and (iii) the Borrower shall issue a new Revolving Credit Note or Revolving Credit Notes to the Banks party to such assignment against receipt of the existing Revolving Credit Note of the assignor Bank in accordance with
Section 2.2(c). Upon such execution, delivery and recording, from and after the Effective Date, as defined in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder.

                   (e) Any Bank may participate any of its rights under its Revolving Credit Notes, its Loans, or its Commitment, provided that any grant of rights to a participant with respect to the Loans by a Bank shall state that such rights exist only as a result of the agreement between the participant and such Bank. The holder of any such participation shall not be entitled to require such Bank to take or omit to take any action under this Agreement except any action that would extend the maturity of the Revolving Credit Notes or the mandatory reductions of the Commitments, reduce the interest rate payable on the Revolving Credit Notes or the commitment fee, increase the Commitments, forgive the payment of principal or interest on the Revolving Credit Notes or extend any payment date with respect thereto, or release any collateral except as permitted by this Agreement or the Related Documents, in each case solely to the extent that it participates in such Revolving Credit Notes, Commitment or commitment fee.

                   (f) Notwithstanding (b) and (c) above, any Bank may assign any interest in its Revolving Credit Notes, its Loans or its Commitment (i) to an Affiliate of such Bank without restriction or (ii) pursuant to the provisions of Section 2.12(a).

                   (g) Any Bank that proposes to assign or participate any of its rights under its Revolving Credit Notes, its Loans or its Commitment hereunder shall provide prior notice of such transaction to the Borrower. No Bank shall, as between the Borrower and such Bank, be relieved of any of its obligations hereunder as a result of any assignment or granting of participations in all or any part of its Loans, its Revolving Credit Notes or its Commitment, or other obligations owed to such Bank, except that a Bank shall be relieved of its obligations hereunder to the extent of any assignment of all or any part of its Loans, its Revolving Credit Notes or its Commitment made pursuant to this Section 9.12. All amounts payable to any Bank under Section
2.12 or 2.14(a) shall be determined as if such Bank had not (i) sold any participations and (ii) made any pledges or assignments pursuant to Section 9.12.

                   (h) Nothing contained in this Section 9.12 shall prevent or prohibit any

Bank from assigning or pledging all or any portion of its Loans and its Revolving Credit Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Bank from its obligations hereunder.

                   (i) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Banks.

                   (j) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the representations and warranties expressly set forth in the applicable Assignment and Acceptance, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the Revolving Credit Notes, the Related Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Parent or any Parent Subsidiary or the performance or observance by the Borrower, the Parent or any Parent Subsidiary of any of its obligations under this Agreement, the Revolving Credit Notes or the Related Documents; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and (b) (or if no such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.23) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee appoints and authorizes the Administrative Agent as its agent pursuant to, and in accordance with, Article 8 hereof.

                   (k) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 9.5 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in
              --------
the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          9.13     Confidential Information.
                   ------------------------

                   The Administrative Agent and each Bank acknowledges that under the terms of this Agreement and the Related Documents it may from time to time receive or gain access to material information about TCI, TWI, and the Acquired Companies and their Affiliates which shall not have been disclosed to the public. The Administrative Agent and each Bank, for the benefit of the Borrower, TCI, TWI and the Acquired Companies, (i) agrees to maintain the confidentiality of such information until the information shall have been disclosed to the public, other than in a disclosure made by the Administrative Agent or any Bank in violation of the terms of this Agreement, or such information shall have been disclosed to the Administrative Agent or such Bank by a third person whom the Administrative Agent or such Bank, as the case may be, does not believe is under a duty of confidentiality with respect to such information, and (ii) agrees to take reasonable steps to assure that no person associated with the Administrative Agent or such Bank, as the case may be, makes any use of such information in connection with any transaction or proposed transaction other than the transactions contemplated by this Agreement and the Related Documents. Notwithstanding the preceding sentence, the Administrative Agent, and the Banks may disclose such information (l) to its Affiliates, (m) to the extent required by Law, (n) as requested by regulatory authorities or in connection with litigation involving this Agreement, the Revolving Credit Notes, the Related Documents or the transactions contemplated hereby, (o) to any permitted assignee or participant (who agrees in writing to be bound by the provisions of this Section) or (p) in connection with any sale or effort to sell any of the Pledged Securities in accordance with any of the Pledge Agreements to a prospective purchaser.

          9.14     Covered Securities.
                   ------------------

                   On and after the date of any pledge by the Parent, the Borrower or any Parent Subsidiary of any Pledged Securities constituting "Covered Securities" under, and as such term is defined in, the Stockholders' Agreement, each of the Administrative Agent, the Syndication Agent, the Documentation Agent and each Bank hereby agrees to be bound by the provisions of Sections 2, 3 and 4 of the Stockholders' Agreement with respect to such Pledged Securities to the same extent, and with the same effect, as the Parent, the Borrower or such Parent Subsidiary, as the case may be.

          9.15     JURISDICTION; WAIVER OF JURY TRIAL.
                   ----------------------------------

                   IN CONSIDERATION OF THE AGREEMENT OF THE BANKS TO MAKE THE LOANS HEREUNDER, THE BORROWER AGREES THAT ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE BORROWINGS

HEREUNDER, ANY REVOLVING CREDIT NOTE OR ANY RELATED DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THAT PURPOSE. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER. EACH OF THE BORROWER AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A JURY TRIAL.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.



Address for Notices:
                                              COMMUNICATION CAPITAL CORP.


8101 East Prentice Ave.                       By:
                                                  -----------------------------
-------
Suite 500                                     Title:
                                                    ---------------------------

-------
Englewood, Colorado  80111

Attn:  Vice President - Finance


Address for Notices:                          THE BANK OF NEW YORK, in its
                                              capacity as Administrative Agent

The Bank of New York
One Wall Street                               By:
                                                  -----------------------------
-------
16th Floor                                    Title:
                                                    ---------------------------
-------
New York, New York  10286

Attn:  Wade E. Layton
Telephone: (212) 635-8693
Facsimile:  (212) 635-8595


Address for Notices:                          THE BANK OF NEW YORK COMPANY,
                                              INC.

The Bank of New York Company, Inc.
One Wall Street                               By:
                                                  -----------------------------
-------
16th Floor                                    Title:
                                                    ---------------------------
-------
New York, NY  10286

Attn:  Wade E. Layton
Telephone: (212) 635-8693
Facsimile:  (212) 635-8595

Address for Notices:                              TORONTO DOMINION (TEXAS), INC.


Toronto Dominion (Texas), Inc.
909 Fannin Street                                 By:
                                                      --------------------------
-------
Houston, Texas  77010                       Title:
                                                  ------------------------------

Attn:  David G. Parker
Telephone: (713) 653-8248
Facsimile:  (713) 951-9921


Address for Notices:                              CREDIT LYONNAIS NEW YORK
                                                  BRANCH


Credit Lyonnais New York Branch                   By:
                                                      --------------------------
-------
1301 Avenue of the Americas                       Title:
                                                        ------------------------
-------
New York, NY  10019

Attn:  Bruce M. Yeager
Telephone: (212) 261-7840
Facsimile:  (212) 261-3288


Address for Notices:                              MELLON BANK, N.A.

Mellon Bank, N.A.
Three Mellon Bank Center
Room 2302                                         By:
                                                      --------------------------
-------
Pittsburgh, Pennsylvania 15259                    Title:
                                                        ------------------------

Attn:  Laurie Amadio

Telephone: (412) 234-4100
Facsimile: (412) 234-5049

         with a copy to:

Mellon Bank, N.A.
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

Attn:  David McGowan
Telephone: (412) 234-3697
Facsimile: (412) 234-6375

                     COMMUNICATION CAPITAL CORP. EXHIBIT A
                     -------------------------------------

                         FORM OF REVOLVING CREDIT NOTE
                         -----------------------------

$                                                          New York, New York
 ------------------                                        [Date of Issuance]


         FOR VALUE RECEIVED, the undersigned, COMMUNICATION CAPITAL CORP., a Delaware corporation (the "Borrower"), promises to pay to the order of
                           --------                                   ----------
(the "Bank") on or before the Maturity Date for each Loan, the lesser of (i) the
      ----
principal sum of [such Bank's Current Commitment] ($                 ) or (ii)
                                                    -----------------
the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower pursuant to the Agreement due on such Maturity Date. The Borrower further promises to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to Section 2.7 of, or as otherwise provided in, the Agreement payable on the dates set forth in Section 2.10 of, or as otherwise provided in, the Agreement.

         All payments of principal and interest hereunder shall be due and payable at 1:00 p.m., New York City time, on the day when due. Such payments shall be made to the Administrative Agent at its Office in Dollars in immediately available funds without setoff, counterclaim or other deduction of any nature.

         Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

         This Revolving Credit Note is one of the "Revolving Credit Notes" referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of August 15, 1997, by and among the Borrower, the Banks party thereto, The Bank of New York, as Administrative Agent, Toronto Dominion (Texas), Inc., as Syndication Agent, and Credit Lyonnais, as Documentation Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which, among other things, provides for the acceleration of the
 ---------
maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. This Revolving Credit Note is secured by, and is entitled to, the benefits of the Pledge Agreements. Words and terms defined in the Agreement shall have the same meaning when used herein unless otherwise indicated herein.

         The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

         This Revolving Credit Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.


                                              COMMUNICATION CAPITAL CORP.


                                              By:
                                                 ----------------------------
                                              Title:
                                                    -------------------------

                    COMMUNICATION CAPITAL CORP. EXHIBIT C-1

                       FORM OF BORROWER PLEDGE AGREEMENT
                       ---------------------------------

     This AGREEMENT, dated as of ___________, 1997 (as amended, modified or supplemented from time to time, this "Agreement"), by and between COMMUNICATION
                                      ---------
CAPITAL CORP., a Delaware corporation (the "Pledgor"), and THE BANK OF NEW YORK,
                                            -------
as Administrative Agent (the "Administrative Agent") for the Banks (as
                              --------------------
hereinafter defined) under the Revolving Credit Agreement, dated as of August 15, 1997 (as amended, modified or supplemented from time to time, the "Credit
                                                                       ------
Agreement"), by and among the Pledgor, the Administrative Agent, TORONTO
---------
DOMINION (TEXAS), INC., as Syndication Agent, CREDIT LYONNAIS, as Documentation Agent, and the Banks party thereto from time to time (hereinafter referred to collectively as the "Banks" and individually as a "Bank");
                     -----                         ----

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to lend up to an aggregate of $500,000,000 to the Pledgor;

     WHEREAS, pursuant to the Credit Agreement, the Banks will not make Loans unless and until the Pledgor shall have executed and delivered this Agreement, and in furtherance thereof, the Pledgor has agreed to execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


ARTICLE 1. DEFINITIONS

     1.1   Definitions.
           -----------

           Words and terms defined in the Credit Agreement shall have the same meaning when used herein unless otherwise indicated herein. Other words and terms as used herein shall have the following meanings, unless the context hereof otherwise clearly requires:

           "Collateral" shall mean (i) the Pledged Securities, (ii) all cash,
            ----------
stock and other dividends paid upon the Pledged Securities (other than regular cash dividends which the Pledgor retains in accordance with Section 3.2), all cash, stock, securities and other property received in addition to or in exchange for the Pledged Securities, all rights to subscribe for securities incident to the Pledged Securities, and all additions to, substitutions for, or Proceeds (both cash and non-cash) of, any of the foregoing, (iii) the LMC Registration Rights Agreement, including, without limitation, all rights to perform, to compel performance, and otherwise to exercise rights or remedies under or in connection with, the LMC Registration Rights Agreement, and all Proceeds of the foregoing and (iv) all other collateral securing the Obligations pursuant to this Agreement.

           "Debt" shall mean all indebtedness of the Pledgor to the Banks, the
            ----
Syndication Agent, the Documentation Agent and the Administrative Agent arising on or after the date hereof under the Credit Agreement, the Revolving Credit Notes and the Related Documents, both principal and interest, and any extensions, renewals, refundings, replacements or substitutions of or for such indebtedness in whole or in part.

           "Holder of Obligations" shall mean a permitted participant in, or
            ---------------------
other permitted assignee of, the rights of any Bank under the Credit Agreement, the Revolving Credit Notes and the Related Documents.

           "Obligations" shall mean (i) the Debt, (ii) all other amounts payable
            -----------
by the Pledgor to the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent under the Credit Agreement, the Revolving Credit Notes and the Related Documents, (iii) all covenants, agreements and undertakings to be performed and discharged by the Pledgor under and pursuant to the Credit Agreement, the Revolving Credit Notes and the Related Documents and any related agreement or collateral undertaking and (iv) all reasonable costs and expenses incurred by the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent in collection of the indebtedness referred to in the preceding clauses (i) and (ii) or the enforcement of the covenants, agreements and undertakings referred to in the preceding clause (iii).

          "Pledged Acquired Company" shall mean an Acquired Company, the shares
           ------------------------
of which shall have been pledged under this Agreement.

           "Pledged Securities" shall mean the securities described in Sections
            ------------------
2.1(b) and 2.1(c).

           "Proceeds" includes whatever is received upon the sale, exchange,
            --------
collection or other disposition of, or any realization upon, the Collateral.

           "Securities Act" shall mean the Securities Act of 1933, as amended.
            --------------

           "Security Interests" shall mean (i) the security interests in the
            ------------------
Collateral granted hereunder and (ii) all other security interests created or assigned as additional security for the Obligations pursuant to this Agreement.

           "UCC" shall mean the Uniform Commercial Code, as in effect from time
            ---
to time in the State of New York.

     1.2   UCC Terms.
           ---------

           Unless otherwise defined herein, or unless the context otherwise requires, words and terms defined in the UCC shall have the same meanings when used herein.


ARTICLE 2. THE SECURITY INTERESTS

     2.1   Pledge and Grant of Security Interests.
           --------------------------------------

           (a) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, the Pledgor hereby pledges to and with the Administrative Agent for the ratable benefit of itself, the Banks, the Syndication Agent and the Documentation Agent and grants to the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent a security interest in the Collateral.

           (b) On the Closing Date, the Pledgor shall deliver or cause to be delivered to the Administrative Agent or its nominee certificates representing 21,928,253 shares of TWI Series LMCN-V Common Stock constituting the Pledged Securities duly endorsed by the Pledgor or accompanied by undated stock powers duly executed in blank by the Pledgor and in form appropriate in the judgment of the Administrative Agent to transfer record ownership of such Shares to the Administrative Agent or its nominee.

           (c) On any date on which the Pledgor desires to pledge Shares hereunder in addition to the Pledged Securities, the Pledgor shall deliver or cause to be delivered to the Administrative Agent or its nominee:

               (i) a Supplement to this Agreement in the form of Annex A hereto identifying such Shares; and

               (ii) certificates representing such Shares duly endorsed by the Pledgor or accompanied by undated stock powers duly executed in blank by the Pledgor and in form appropriate in the judgment of the Administrative Agent to transfer record ownership of such Shares to the Administrative Agent or its nominee.

           (d) The Security Interests are granted as security only and shall not subject the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

     2.2   Ratable Benefit of the Banks, the Syndication Agent, the
           --------------------------------------------------------
Documentation Agent and the Administrative Agent.
------------------------------------------------

           The Security Interests granted to and created in favor of the Administrative Agent by this Agreement and the rights and remedies granted to the Administrative Agent hereunder shall be for the benefit of itself, the Banks, the Syndication Agent and the Documentation Agent ratably according to the amount of the Obligations to each of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent. Each of the rights, privileges and remedies accorded to the Administrative Agent under this Agreement or otherwise by statute or at law or in equity with respect to the Collateral may be exercised by the Administrative Agent, but only for the ratable benefit of itself, the Banks, the Syndication Agent and the Documentation Agent. Any Collateral held or recovered at any time by the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank or any realization on account thereof shall inure to the ratable benefit of the Banks, the Syndication Agent, the Documentation Agent and the Administrative

Agent.

     2.3   Release of Pledged Securities; Termination of Security Interests.
           ----------------------------------------------------------------

           Upon the payment in full of the Revolving Credit Notes, the performance by the Pledgor of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents and the termination of the Commitments, (i) the Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor, and (ii) the Administrative Agent shall, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and to transfer the Collateral to or upon the order of the Pledgor, provided, however, that, notwithstanding anything to the contrary contain
--------  -------
herein, upon the disposition of any Pledged Securities constituting Shares in accordance with Section 6.1 of the Credit Agreement, the Administrative Agent shall release its Security Interest in such Pledged Securities.


ARTICLE 3. CERTAIN MATTERS WITH RESPECT TO COLLATERAL

     3.1   Record Ownership of Pledged Securities.
           --------------------------------------

           Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, after the occurrence of an Event of Default, the Administrative Agent may at any time or from time to time, in its sole discretion, cause any or all of the Pledged Securities to be transferred of record into the name of the Administrative Agent or its nominee. The Pledgor shall promptly give to the Administrative Agent copies of any notices or other communications received by the Pledgor with respect to any Pledged Securities registered in the name of the Pledgor, and the Administrative Agent shall promptly give to the Pledgor, copies of any notices or other communications received by the Administrative Agent with respect to any Pledged Securities registered in the name of the Administrative Agent or its nominee. The Administrative Agent shall promptly furnish duplicates of all such notices or other communications so received by it to the Banks.

     3.2   Right to Receive Distributions on Collateral.
           --------------------------------------------

           Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, unless an Event of Default or Potential Default shall have occurred and be continuing, the Pledgor shall have the right to receive and to retain all regular cash dividends paid upon the Pledged Securities, and all such regular cash dividends that are received by the Administrative Agent shall forthwith be paid over to the Pledgor. The Administrative Agent shall have the right to receive and to retain as additional Collateral hereunder all other dividends, interest and other payments and distributions issued or made upon or in substitution or exchange for or with respect to the Collateral, including, without limitation, shares issued as a result of any reclassification, stock split, split-up or other corporate reorganization, and the Pledgor shall take all such action as the Administrative Agent may deem necessary or appropriate to give effect to such right. All such other dividends, interest and other payments and shares and distributions that are received by the Pledgor shall be received in trust for the benefit of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent and shall forthwith be paid over to the Administrative Agent as Collateral in the same form as received (with any necessary endorsements).

     3.3   Right to Vote Collateral.
           ------------------------

           Unless an Event of Default or Potential Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to all securities constituting part of the Collateral for any purpose not inconsistent with the terms or purpose of the Credit Agreement, the Revolving Credit Notes or the Related Documents; provided, however, that the Pledgor shall not in any event
                   --------  -------
exercise such rights in any manner which could reasonably be expected to have a material adverse effect on the value of the Pledged Securities or the security intended to be provided by this Agreement. Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation if an Event of Default or Potential Default shall have occurred and be continuing, the Administrative Agent shall have the right, to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to, all securities constituting part of the Collateral with the same force and effect as if the Administrative Agent were the absolute and sole owner thereof.

     3.4   Preservation of Collateral.
           --------------------------

           The Pledgor assumes full responsibility for taking any and all necessary steps to preserve rights with respect to the Collateral against prior parties. The Administrative Agent shall exercise reasonable care in the custody and preservation of the Collateral, and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in its possession if the Administrative Agent takes such action for that purpose as the Pledgor shall request in writing, provided that
                                                                 --------
such requested action will not, in the judgment of the Administrative Agent, impair the Administrative Agent's security interest in the Collateral or its rights in, or the value of, the Collateral, and provided further that such
                                                --------
written request is received by the Administrative Agent in sufficient time to permit the Administrative Agent to take the requested action.

     3.5   Certain Matters Relating to the LMC Registration Rights Agreement.
           -----------------------------------------------------------------

           (a) Notwithstanding anything to the contrary in the Credit Agreement, any Revolving Credit Note or any Related Document, (i) the Pledgor shall remain liable under the LMC Registration Rights Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any rights or remedies under or in connection with the Credit Agreement, any Revolving Credit Note or any Related Document shall not release the Pledgor from any of its duties or obligations under the LMC Registration Rights Agreement, and (iii) none of the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank shall have any obligation or liability under the LMC Registration Rights Agreement by reason of the Credit Agreement, any Revolving Credit Note or any Related Document, nor shall the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

           (b) This Agreement creates a valid security interest in the LMC Registration Rights Agreement in favor of the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent securing the Obligations, which security interest has been duly perfected and is prior to all other liens, security interests, options or other charges or encumbrances. All filings and other actions necessary or desirable to perfect and protect such security interest have been duly made and taken.

           (c) The Pledgor shall perform and observe all of the terms and provisions of the LMC Registration Rights Agreement to be performed or observed by it, maintain the LMC Registration Rights Agreement in full force and effect, enforce the LMC Registration Rights Agreement in accordance with its terms and take all such action to such ends as the Administrative Agent may request from time to time.

           (d) The Pledgor shall furnish to the Administrative Agent, promptly upon receipt thereof, copies of all notices and other communications received by the Pledgor under or in connection with the LMC Registration Rights Agreement, and from time to time upon the request of the Administrative Agent make to any other party to the LMC Registration Rights Agreement such demands and requests for information and reports or for action as the Pledgor is entitled to make under or in connection therewith.

           (e) The Pledgor shall, and shall cause its subsidiaries to, exercise their rights to demand registration of TWI capital stock under Section 2 of the LMC Registration Rights Agreement, if and to the extent required to enable the Administrative Agent, on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent, to cause a registration of TWI capital stock constituting Pledged Securities (as defined herein and in the other Related Documents) under Section 2 of the LMC Registration Rights Agreement.


ARTICLE 4. GENERAL AUTHORITY; REMEDIES

     4.1   Administrative Agent as Attorney-in-Fact.
           ----------------------------------------

           The Pledgor hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Administrative Agent or its nominee, the Syndication Agent, the Documentation Agent, the Banks or otherwise, for the sole use and benefit of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Banks and the Holders of Obligations, but at the Pledgor's expense, to exercise, subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

               (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                  (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                  (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectively as if the Administrative Agent were the absolute owner thereof, as provided in Section 4.2,

                  (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, and

                  (e) to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Collateral.

         4.2      Sale of Collateral.
                  ------------------

                  (a) Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, if any Event of Default shall have occurred and be continuing under the Credit Agreement and the Loans shall have been declared or shall have become due and payable, the Administrative Agent may exercise on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights of a secured party under the UCC and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, subject to paragraph (d) of this Section 4.2, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory, subject to compliance with mandatory provisions of law.

                  (b) Any Bank or any Holder of Obligations may be the purchaser of any or all of the Collateral so sold at any sale and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind.

                  (c) The Administrative Agent is authorized, in connection with any such sale, if it deems it advisable so to do:

                        (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that such investors are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral,

                        (ii) to cause to be placed on certificates for any or all of the Pledged Securities or any other securities pledged hereunder, if applicable, a legend to the effect that such Pledged Securities or other securities have not been registered under the Securities Act and may not be disposed of in violation of the provisions of the Securities Act, and

                        (iii) to impose such other limitations or conditions in connection with any such sale as the Administrative Agent deems necessary or advisable in order to comply with the Securities Act or any other law.

The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption of the Pledgor. The Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any law now existing or hereafter adopted. The Administrative Agent agrees that, to the extent notice of sale is required by law, it shall give the Pledgor ten days' written notice (which notice shall be deemed to be commercially reasonable for purposes of the UCC) of its intention to make any such public or private sale, sale at a broker's board or on a securities exchange or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value or is of a type customarily sold in a recognized market. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such public or private sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale all or any part of the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment of a court or courts of competent jurisdiction.

                  (d) If the Administrative Agent determines to exercise its right to sell all or any of the Collateral in a manner which would require registration of any of the Collateral under the provisions of the Securities Act, the Pledgor agrees, at its own expense,

                        (i) to execute and deliver, and to use its best efforts to cause the issuer thereof and each other corporation whose securities are to be sold and their respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such securities under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period of time as may be appropriate to enable prospectuses as required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative

         Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (or any successor thereto) thereunder,

                        (ii) to use its best efforts to cause the issuer of such securities and each other corporation whose securities are to be sold to agree to make, and to make, available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering a period of at least 12 months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of
         Section 11(a) of the Securities Act,

                        (iii) to use its best efforts to qualify such securities under state "Blue Sky" or securities laws and to obtain the approval of any governmental authorities for the sale of such securities, as requested by the Administrative Agent, and

                        (iv) at the request of the Administrative Agent, to indemnify and hold harmless the Administrative Agent, the Banks, the Syndication Agent, the Documentation Agent, the Holders of Obligations and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act or otherwise insofar as such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Administrative Agent, the Banks, the Syndication Agent, the Documentation Agent, the Holders of Obligations or any underwriters (or any person controlling any of the foregoing), provided that the Pledgor shall not be liable in any case
                     --------
         to the Administrative Agent, the Syndication Agent, the Documentation Agent, a Bank, a Holder of Obligations or an underwriter to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished by the Administrative Agent, the Syndication Agent, the Documentation Agent, such Bank, such Holder of Obligations or such underwriter, as the case may be, expressly for use in such registration statement or prospectus.

                  (e) The Pledgor recognizes that the Administrative Agent may be unable or may determine that it is not practicable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in federal or state securities laws and, under the circumstances then existing, may reasonably resort to one or more private sales. The Pledgor agrees that such private sales may be made at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale and that the Administrative Agent has no obligation to delay sale of any of the Collateral for the period of time necessary to permit the issuer or issuers thereof, even if such issuer or issuers would agree, to register such Collateral for public sale under the Securities Act, or applicable state securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner under the UCC if in connection with such sales the Administrative Agent has used its best efforts to obtain the best price reasonably obtainable under the circumstances and the Administrative Agent has complied with any requirement applicable to the Administrative Agent under the Securities Act.

         4.3      Consents.
                  --------

                  Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to the Credit Agreement, the Revolving Credit Notes or the Related Documents or otherwise which requires any consent, approval, registration, qualification or authorization of any Official Body, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, registration, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will take all actions requested by the Administrative Agent in order to obtain from the appropriate Official Body all necessary consents and approvals (i) for the transfer of the Collateral to the Administrative Agent upon the occurrence of an Event of Default, (ii) to effectuate any sale or sales of the Collateral pursuant to
Article 4 hereof, and (iii) for exercising any other right or remedy of the Administrative Agent under this Agreement.

         4.4      Administrative Agent May Perform.
                  --------------------------------

                  If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent, including, without limitation, the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section 5.1.


ARTICLE 5.        MISCELLANEOUS

         5.1      Expenses.
                  --------

                  The Pledgor shall forthwith upon demand pay to the Administrative Agent:

                        (a) the amount of any taxes that the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank may have been required to pay:

                                (i) by reason of or in connection with the Security Interests (including, without limitation, any applicable stamp taxes or transfer taxes) or the execution and delivery of this Agreement or

                                (ii) to free any of the Collateral from any Lien thereon, and

                        (b) the amount of any out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of counsel and of any agent, that the Administrative

     Agent may incur in connection with,

                  (i) the performance by the Administrative Agent of its duties under this Agreement,

                  (ii) the collection, sale or other disposition of any of the Collateral, including, without limitation, any expenses of registration of the Collateral,

                  (iii) the exercise by the Administrative Agent of any of the rights conferred upon it hereunder or

                  (iv)    any default on the part of the Pledgor hereunder.

     5.2  Holidays.
          --------

          Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or with respect to the Collateral shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day.

     5.3  No Implied Waiver; Cumulative Remedies.
          --------------------------------------

          No course of dealing and no delay or failure of the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent in exercising any right, power or privilege under this Agreement or any other documents or instruments pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent under this Agreement or any other documents or instruments pursuant to or in connection herewith are cumulative and not exclusive of any rights or remedies which the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent would otherwise have.

     5.4  Notices.
          -------

          All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be given and deemed effective as provided in Section 9.5 of the Credit Agreement.

     5.5  Severability.
          ------------

          The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     5.6  Governing Law.
          -------------

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its choice of law principles.

     5.7  Prior Understandings.
          --------------------

          This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

     5.8  Counterparts.
          ------------

          This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     5.9  Successors and Assigns.
          ----------------------

          This Agreement shall be binding upon and inure to the benefit of the Banks, the Pledgor, the Administrative Agent, the Syndication Agent, the Documentation Agent and their respective successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Except to the extent otherwise required by the context of this Agreement, the word "Banks" where used in this Agreement shall mean and include any holder of a Revolving Credit Note originally issued to a Bank under the Credit Agreement, and each such holder of a Revolving Credit Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto.

     5.10 Stockholders' Agreement; Certificate of Designation.
          ---------------------------------------------------

          (a) The Administrative Agent, on behalf of itself, the Syndication Agent, the Documentation Agent and the Banks, agree that, in the event of any sale or foreclosure on any shares of TWI Series LMCN-V Common Stock pledged pursuant hereto, such shares shall be delivered immediately to TWI for conversion into TWI Common Stock.

          (b) The Administrative Agent, on behalf of itself, the Syndication Agent, the Documentation Agent and the Banks, agree that in the event of any sale or foreclosure on any shares of TWI Series LMCN-V Common Stock pledged pursuant hereto, it and they shall be bound by all of the provisions of the Stockholders' Agreement applicable to the Pledgor.

WITNESS the due execution hereof as of the day and year first above written.

                                       COMMUNICATION CAPITAL CORP.


                                       By:
                                          ----------------------------------
                                       Title:
                                             -------------------------------


                                       THE BANK OF NEW YORK, as
                                       Administrative Agent


                                       By:
                                          ----------------------------------
                                       Title:
                                             -------------------------------

                     SUPPLEMENT NO. __ TO PLEDGE AGREEMENT

     Reference is made to the Pledge Agreement, dated as of _______________, 1997, by and between Communication Capital Corp. and The Bank of New York, as Administrative Agent (as amended, the "Pledge Agreement").

     From and after the date hereof, the following shares of capital stock shall be "Pledged Securities" under the Pledge Agreement:


        Name of Issuer:

        Title of Security:

        Number of Shares:

        Certificate Nos.:





Date:                                  COMMUNICATION CAPITAL CORP.
     --------------


                                       By:
                                          ----------------------------------
                                       Title:
                                             -------------------------------

                    COMMUNICATION CAPITAL CORP. EXHIBIT C-2

                           FORM OF PARENT AGREEMENT
                           ------------------------

         This AGREEMENT, dated as of________, 1997 (as amended, modified or supplemented from time to time, this "Agreement"), by and between LIBERTY TW,
                                      ---------
INC., a Colorado corporation (the "Pledgor"), and THE BANK OF NEW YORK, as
                                   -------
Administrative Agent (the "Administrative Agent") for the Banks (as hereinafter
                           --------------------
defined) under the Revolving Credit Agreement, dated as of August 15, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), by
                                                          ----------------
and among Communication Capital Corp. (the "Borrower"), the Administrative
                                            --------
Agent, TORONTO DOMINION (TEXAS), INC., as Syndication Agent, CREDIT LYONNAIS, as Documentation Agent, and the Banks party thereto from time to time (hereinafter referred to collectively as the "Banks" and individually as a "Bank");
                                 -----                         ----

                             W I T N E S S E T H :
                             - - - - - - - - - -

         WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to lend up to an aggregate of $500,000,000 to the Borrower;

         WHEREAS, the Pledgor directly owns all of the outstanding capital stock of the Borrower, and pursuant to the Credit Agreement, the Banks will not make Loans unless and until the Pledgor shall have executed and delivered this Agreement;

         WHEREAS, in light of all of the foregoing, the Pledgor expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


ARTICLE 1.      DEFINITIONS

       1.1      Definitions.
                -----------

                Words and terms defined in the Credit Agreement shall have the same meaning when used herein unless otherwise indicated herein. Other words and terms as used herein shall have the following meanings, unless the context hereof otherwise clearly requires:

                "Collateral" shall mean (i) the Pledged Securities, (ii) all
                 ----------
cash, stock and other dividends paid upon the Pledged Securities (other than regular cash dividends which the Pledgor retains in accordance with Section 4.2), all cash, stock, securities and other property received in addition to or in exchange for the Pledged Securities, all rights to subscribe for securities incident to the Pledged Securities, and all additions to, substitutions for, or Proceeds (both cash and non-

cash) of, any of the foregoing, (iii) the LMC Registration Rights Agreement, including, without limitation, all rights to perform, to compel performance, and otherwise to exercise rights or remedies under or in connection with, the LMC Registration Rights Agreement, and all Proceeds of the foregoing and (iv) all other collateral securing the Obligations pursuant to this Agreement.

                "Consolidated Group" shall mean and include all corporations
                 ------------------
with whom the Pledgor at any time files or has filed consolidated tax returns.

                "Debt" shall mean all indebtedness of the Borrower to the Banks,
                 ----
the Syndication Agent, the Documentation Agent and the Administrative Agent arising on or after the date hereof under the Credit Agreement, the Revolving Credit Notes and the Related Documents, both principal and interest, and any extensions, renewals, refundings, replacements or substitutions of or for such indebtedness in whole or in part.

                "First Pledge Date" shall mean the earlier of (i) the first
                 -----------------
date, if any, on which Shares shall have been pledged hereunder and (ii) the date, if any, on which the first Parent Subsidiary Agreement shall have been executed and delivered by all of the parties thereto.

                "Holder of Obligations" shall mean a permitted participant in,
                 ---------------------
or other permitted assignee of, the rights of any Bank under the Credit Agreement, the Revolving Credit Notes and the Related Documents.

                "Intermediate Holder" shall have the meaning assigned to that
                 -------------------
term in Section 2.14.

                "Obligations" shall mean (i) the Debt, (ii) all other amounts
                 -----------
payable by the Borrower, and all amounts payable by the Pledgor and each Parent Subsidiary, to the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent under the Credit Agreement, the Revolving Credit Notes and the Related Documents, (iii) all covenants, agreements and undertakings to be performed and discharged by the Borrower, the Pledgor and each Parent Subsidiary under and pursuant to the Credit Agreement, the Revolving Credit Notes and the Related Documents and any related agreement or collateral undertaking and (iv) all reasonable costs and expenses incurred by the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent in collection of the indebtedness referred to in the preceding clauses (i) and (ii) or the enforcement of the covenants, agreements and undertakings referred to in the preceding clause (iii).

                "Pledged Acquired Company" shall mean an Acquired Company, the
                 ------------------------
shares of which shall have been pledged under this Agreement.

                "Pledged Securities" shall mean the securities described in
                 ------------------
Sections 3.1(b), 3.1(c) and 3.1(d).

                "Proceeds" includes whatever is received upon the sale,
                 --------
exchange, collection or other disposition of, or any realization upon, the Collateral.

                "Securities Act" shall mean the Securities Act of 1933, as
                 --------------
amended.

                "Security Interests" shall mean (i) the security interests in
                 ------------------
the Collateral granted hereunder and (ii) all other security interests created or assigned as additional security for the Obligations pursuant to this Agreement.

                "UCC" shall mean the Uniform Commercial Code, as in effect from
                 ---
time to time in the State of New York.

       1.2      UCC Terms.
                ---------

                Unless otherwise defined herein, or unless the context otherwise requires, words and terms defined in the UCC shall have the same meanings when used herein.


ARTICLE 2.      REPRESENTATIONS AND WARRANTIES OF PLEDGOR.
                -----------------------------------------

       The Pledgor represents and warrants to the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks as follows:

       2.1      Organization and Qualification.
                ------------------------------

                The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Pledgor is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary.

       2.2      Authority and Authorization.
                ---------------------------

                (a) The Pledgor has corporate power and authority to execute and deliver this Agreement and the other Related Documents to which it is a party, to perform its obligations hereunder and under the other Related Documents to which it is a party, and to obtain the Parent Loans, and all such action has been duly and validly authorized by all necessary corporate action on its part.

                (b) On the date of each purchase of Shares of a Pledged Acquired Company, the Pledgor will have corporate power and authority to effect such purchase and all such action will have been duly and validly authorized by all necessary corporate action on its part.

       2.3      Execution and Binding Effect.
                ----------------------------

                This Agreement and the other Related Documents to which the Pledgor is a party have been duly and validly executed and delivered by the Pledgor and constitute legal, valid and binding obligations of the Pledgor enforceable in accordance with the terms hereof and thereof, except as the enforceability of this Agreement and the other Related Documents to which the Pledgor is a party may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity.

       2.4      Authorizations and Filings.
                --------------------------

                (a) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement and the other Related Documents to which the Pledgor is a party, the consummation of the transactions herein or therein contemplated, the performance of or compliance with the terms and conditions hereof or thereof, except the enforcement of this Agreement may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to a Pledged Acquired Company or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to a Pledged Acquired Company or its Subsidiaries, filings with the Securities and Exchange Commission (or any successor thereto) as to the transfer of control of a Pledged Acquired Company, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transfer of control of such Pledged Acquired Company or its Subsidiaries.

                (b) No authorization, consent, approval, license, exemption or other action by, and no registration, qualifications, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the purchase of Shares of a Pledged Acquired Company, except such authorizations, consents or approvals as shall have been obtained by the Pledgor prior to such purchase.

       2.5      Absence of Conflicts.
                --------------------

                Except as set forth in Schedule 3.5 of the Credit Agreement, neither the execution and delivery of this Agreement or the other Related Documents to which the Pledgor is a party, nor the consummation of the transactions herein or therein contemplated, nor the performance or compliance with the terms and conditions hereof or thereof, nor the enforcement of the terms and conditions hereof or thereof (including, without limitation, any change in control of a Pledged Acquired Company or its Subsidiaries resulting from such enforcement), nor the purchase of Shares of a Pledged Acquired Company, will:

                       (a) violate any Law, except the enforcement of this Agreement may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to a Pledged Acquired Company or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to a Pledged Acquired Company or its Subsidiaries, filings with the Securities and Exchange Commission (or any successor thereto) as to the transfer of control of a Pledged Acquired Company, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transfer of control of a Pledged Acquired Company or its Subsidiaries,

                       (b) conflict with, result in a breach of or a default under, accelerate or permit the acceleration of the performance required by, or give to others any material rights or interests (including, without limitation, rights of purchase, termination, cancellation or acceleration) under, the articles of incorporation or by-laws of the Pledgor, any Pledged Acquired Company or any of their respective Subsidiaries or any agreement or instrument to which the Pledgor, such Pledged Acquired Company or such Subsidiary is a party or by which it or its properties (now owned or hereafter acquired) may be subject or bound, except that the enforcement of this Agreement with respect to shares of TWI Series LMCN-V Common Stock is subject to the Stockholder's Agreement and Section 6.1 of the Certificate of Designation; provided that the representation in this clause (b) does not
                    --------
       apply to Pledged Acquired Companies and Subsidiaries of Pledged Acquired Companies the aggregate value of whose Pledged Securities, together with the aggregate value of Pledged Securities of Pledged Acquired Companies (as such terms are defined in the other Related Documents) under the other Related Documents as to which a similar representation is not made, does not exceed 10% of the value of all Pledged Securities of Pledged Acquired Companies (as such terms are defined in all Related Documents),

                       (c) conflict with, result in a breach of or a default under, accelerate or permit the acceleration of the performance required by, or give to others any material rights or interests (including, without limitation, rights of purchase, termination, cancellation or acceleration) under, any material agreement or material instrument to which any Subsidiary of the Pledgor or, to the knowledge of the Pledgor (such knowledge being based upon a review of publicly available filings made by a Pledged Acquired Company with the Securities and Exchange Commission (or any successor thereto)), such Pledged Acquired Company or any Subsidiary of such Pledged Acquired Company, is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, if such conflict, breach, default, acceleration or rights or interest could reasonably be expected to have a material adverse effect on the value of the Pledged Securities or on the rights of the Administrative Agent under this Agreement; provided that
                                                                --------
       the representation in this clause (c) does not apply to Pledged Acquired Companies and Subsidiaries of Pledged Acquired Companies, the aggregate value of whose Pledged Securities, together with the aggregate value of Pledged Securities (as such term is used in the other Related Documents) under the other Related Documents as to which a similar representation is not made, does not exceed 10% of the value of all Pledged Securities of Pledged Acquired Companies (as such terms are defined in all Related Documents), or

                       (d) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Pledgor, a Pledged Acquired Company or any of their respective Subsidiaries, other than the Liens created by the Related Documents.

       2.6      No Event of Default; Compliance with Instruments.
                ------------------------------------------------

                No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. The Pledgor is not in violation of any term of any certificate of incorporation, by-law, or material agreement or instrument to which the Pledgor is a party or by which it or any of its properties (now owned or hereafter acquired may be subject or bound.

         2.7      Business.
                  --------

                  The Pledgor has no material assets other than Pledged Securities, the TWI Agreements, other shares of capital stock and intercompany receivables, and has no material liabilities other than liabilities permitted by this Agreement.

         2.8      Litigation.
                  ----------

                  There is no pending or (to the Pledgor's knowledge after due inquiry) threatened proceeding by or before any Official Body against or affecting the Pledgor or its Subsidiaries which if adversely decided would have a material adverse effect on the business, operations or financial condition of the Pledgor or on the ability of the Pledgor to perform its obligations under the Related Documents to which it is a party.

         2.9      Pension Related Matters.
                  -----------------------

                  The Pledgor has no liability (contingent or otherwise) for, and none of the Pledgor's assets are encumbered in connection with,

                        (a) the minimum funding requirements under ERISA or the Code with respect to a Plan (including, without limitation, joint and several liability with a Controlled Group Member for the minimum funding requirement and the excise tax for failure to meet such requirement, any Lien for contributions with respect to a Plan which are due and unpaid by the Pledgor or a Controlled Group Member, and any security posted by the Pledgor to obtain a waiver of the minimum funding requirement),

                        (b)  any amendment to a Plan,

                        (c) any PBGC premiums with respect to a Plan which are due and unpaid by the Pledgor or a Controlled Group Member, or

                        (d) the termination of a Plan or withdrawal by the Pledgor or a Controlled Group Member from any Multiemployer Plan. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), as certified to by the Plan's actuary, for all Plans does not exceed $5,000,000.

         2.10     Taxes.
                  -----

                  All tax returns required to be filed by the Pledgor or its Consolidated Group have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Pledgor or any member of its Consolidated Group or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid, other than taxes, assessments, fees and other governmental charges (a) which are being contested in good faith and by appropriate proceedings diligently conducted, (b) which have been appropriately reserved against in accordance with GAAP, (c) which have not resulted in the imposition of any Lien on any Pledged Securities and (d) which will not have a material adverse effect on the business, operations or financial condition of the Pledgor. The reserves and provisions for taxes on the books of the Pledgor are adequate for all open years and for its current fiscal period. The Pledgor does not know of any proposed additional assessment or basis for any material assessment for additional taxes of the Pledgor (whether or not reserved against), except that, with respect to its Consolidated Group, the taxable years ended December 31, 1987 through December 31, 1995 are being examined by the Internal Revenue Service.

         2.11     Power To Carry On Business.
                  --------------------------

                  The Pledgor has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

         2.12     Compliance with Laws.
                  --------------------

                  The Pledgor is not in violation of or subject to any contingent liability on account of any Law (including, but not limited to, federal and state securities laws and the Communications Act), except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of the Pledgor or the ability of the Pledgor to perform its obligations under this Agreement and the other Related Documents to which it is a party.

         2.13     Status of the Shares.
                  --------------------

                  (a) As of the date of any pledge hereunder of any Pledged Securities, (i) the Pledgor will own such Pledged Securities of record and beneficially, in each case free and clear of any Lien, charge, encumbrance or restriction on transfer (including, but not limited to, any withdrawal, rescission or similar right of a prior holder of such shares pursuant to any federal or state securities law), except (A) as otherwise provided by this Agreement, (B) with respect to shares of TWI Series LMCN-V Common Stock, the restrictions set forth in Schedule 3.5 to the Credit Agreement, the Stockholders' Agreement and Section 6.1 of the Certificate of Designation, (C) the restrictions of Section 310(b) of the Communications Act, and (D) as the right of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks to dispose of such shares (1) may be limited by the Securities Act and the regulations promulgated by the Securities and Exchange Commission (or any successor thereto) thereunder and by applicable state securities laws or (2) may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to a Pledged Acquired Company or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to a Pledged Acquired Company or its Subsidiaries, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transfer of control of a Pledged Acquired Company or its Subsidiaries, and
(ii) all of such Pledged Securities will be duly authorized, validly issued, fully paid and non-assessable. Upon the delivery to the Administrative Agent or its nominee of the certificates representing the Pledged Securities as provided in Section 3.1, the Security Interests in the Pledged Securities shall constitute perfected security interests prior to the rights of all third parties.

                  (b) As of the date of any pledge hereunder of Pledged Securities constituting Shares:

                        (i)    in the case of TWI Series LMCN-V Common Stock,
         (A) the sale of such Pledged Securities by the Administrative Agent pursuant hereto shall be exempt from the registration requirements of the Securities Act or (B) the Administrative Agent shall be able to exercise rights with respect to such shares under Section 2 of the LMC Registration Rights Agreement and

                        (ii) in all other cases, for purposes of Rule 144 promulgated under the Securities Act, such Pledged Securities shall have been held by the Pledgor for a period in excess of one year in a manner that will permit the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent to tack such ownership or the sale of such Pledged Securities by the Administrative Agent pursuant hereto shall be exempt from the registration requirements of the Securities Act.

         2.14     Ownership and Control.
                  ---------------------

                  TCI or LMC owns of record and beneficially, directly or indirectly, all of the issued and outstanding capital stock of the Pledgor. The Pledgor owns, of record and beneficially, directly or indirectly, all of the issued and outstanding capital stock of the Borrower and each Parent Subsidiary. All of such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, rights and warrants issued by the Pledgor or by any other corporation which directly or indirectly owns shares of the capital stock of the Pledgor (hereafter called an "Intermediate Holder") for the acquisition of shares of the
                      -------------------
capital stock of the Pledgor or any Intermediate Holder (other than TCI or LMC), outstanding securities or obligations convertible into such or agreements by the Pledgor or any Intermediate Holder (other than TCI or LMC) to issue or sell such shares. There are no options, sale agreements, pledges, proxies, voting trusts, powers of attorney or other agreements or instruments binding upon any shareholder with respect to beneficial or record ownership of or voting rights with respect to shares of the capital stock of the Pledgor or any Intermediate Holder (other than TCI or LMC).

         2.15     Accurate and Complete Disclosure.
                  --------------------------------

                  No representation or warranty made by the Pledgor under this Agreement is, and no statement made by the Pledgor in any financial statement, certificate, report, exhibit or document furnished by the Pledgor to the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks pursuant to or in connection with this Agreement will be, at the time furnished, false or misleading in any material respect (including, without limitation, by omission of material information necessary to make such representation, warranty or statement not misleading).

         2.16     Investment Company.
                  ------------------

                  The Pledgor is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         2.17     Public Utility Holding Company.
                  ------------------------------

                  The Pledgor is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         2.18     Solvency.
                  --------

                  The Pledgor is not, and after giving effect to the transactions contemplated by the Credit Agreement, the Revolving Credit Notes and the Related Documents, will not be, insolvent, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature.

         2.19.    TWI Agreements and TWI Stock Documents.
                  --------------------------------------

                  This Agreement satisfies the definitions of "Permitted Pledge" and "Exempt Transfer" in the Stockholders' Agreement, and the Pledgor shall have complied with the requirements of the Stockholders' Agreement in connection with the pledge of any shares of TWI Series LMCN-V Common Stock hereunder. This Agreement satisfies the requirements of Section 6.1(b) of the Certificate of Designation. Neither the Pledgor nor any Affiliate shall have given any other person a proxy to vote the shares of TWI Series LMCN-V Common Stock pledged pursuant to this Agreement, except proxies that state that they terminate upon notice from the Administrative Agent to the holder that an Event of Default has occurred.

         The Pledgor agrees that the representations and warranties contained in this Article 2 shall be deemed to have been made by the Pledgor at such times as the Credit Agreement shall provide as though then made under this Agreement.


ARTICLE 3.        THE SECURITY INTERESTS

         3.1      Pledge and Grant of Security Interests.
                  --------------------------------------

                  (a) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, the Pledgor hereby pledges to and with the Administrative Agent for the ratable benefit of itself, the Banks, the Syndication Agent and the Documentation Agent and grants to the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent a security interest in the Collateral.

                  (b) On any date on which the Pledgor desires to pledge Shares hereunder, the Pledgor shall deliver or cause to be delivered to the Administrative Agent or its nominee:

                        (i) a Supplement to this Agreement in the form of Annex A hereto identifying such Shares; and

                        (ii) certificates representing such Shares duly endorsed by the Pledgor or accompanied by undated stock powers duly executed in blank by the Pledgor and in form appropriate in the judgment of the Administrative Agent to transfer record ownership of such Shares to the Administrative Agent or its nominee.

                  (c) On the First Pledge Date and at such other times as may be required under Section 3.3(c), the Pledgor shall deliver or cause to be delivered to the Administrative Agent or its nominee certificates representing all of the issued and outstanding shares of the capital stock of the Borrower duly endorsed by the Pledgor or accompanied by undated stock powers duly executed in blank by the Pledgor and in form appropriate in the judgment of the Administrative Agent to transfer record ownership of such shares to the Administrative Agent or its nominee.

                  (d) On each date, if any, on which a Parent Subsidiary Agreement shall have been executed and delivered by all of the parties thereto, the Pledgor shall deliver or cause to be delivered to the Administrative Agent or its nominee certificates representing all of the issued and outstanding shares of the capital stock of the Parent Subsidiary party thereto in which the Pledgor has any right, title or interest duly endorsed by the Pledgor or accompanied by undated stock powers duly executed in blank by the Pledgor and in form appropriate in the judgment of the Administrative Agent to transfer record ownership of such shares to the Administrative Agent or its nominee.

                  (e) The Security Interests are granted as security only and shall not subject the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

         3.2      Ratable Benefit of the Banks, the Syndication Agent, the
                  --------------------------------------------------------
Documentation Agent and the Administrative Agent.
------------------------------------------------

                  The Security Interests granted to and created in favor of the Administrative Agent by this Agreement and the rights and remedies granted to the Administrative Agent hereunder shall be for the benefit of itself, the Banks, the Syndication Agent and the Documentation Agent ratably according to the amount of the Obligations to each of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent. Each of the rights, privileges and remedies accorded to the Administrative Agent under this Agreement or otherwise by statute or at law or in equity with respect to the Collateral may be exercised by the Administrative Agent, but only for the ratable benefit of itself, the Banks, the Syndication Agent and the Documentation Agent. Any Collateral held or recovered at any time by the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank or any realization on account thereof shall inure to the ratable benefit of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent.

         3.3      Release of Pledged Securities; Termination of Security
                  ------------------------------------------------------
Interests.
---------

         Subject to Section 9.4, upon the payment in full of the Revolving Credit Notes, the performance by the Borrower of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents, the performance by the Pledgor and each Parent Subsidiary of all their respective obligations under the Pledge Agreements, and the termination of the Commitments, (i) the Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor, and (ii) the Administrative Agent shall, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and to transfer the Collateral to or upon the order of the Pledgor, provided,
                                                                    --------
however, that, notwithstanding anything to the contrary contain herein,
-------

               (a) upon the disposition of any Pledged Securities constituting Shares in accordance with Section 7.1, the Administrative Agent shall release its Security Interest in such Pledged Securities,

               (b) in the event of the termination of any Parent Subsidiary Agreement in accordance with Section 5.2 thereof, the Administrative Agent shall, promptly after the request of the Pledgor, release its Security Interest in all of the Pledged Securities constituting shares of the capital stock of the Parent Subsidiary party thereto, provided that:
                                                           --------

                     (i) immediately before and after giving effect to such release, no Event of Default or Potential Default shall exist, and

                     (ii) the Administrative Agent shall have received a certificate, in all respects satisfactory to the Administrative Agent, of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor to the foregoing effect, and

               (c) at any time, promptly after the request of the Pledgor, the Administrative Agent shall release its Security Interest in all of the Pledged Securities constituting shares of the capital stock of the Borrower, provided that:
               --------

                     (i) immediately before and after giving effect to such release, (A) each Parent Subsidiary Agreement shall have been terminated in accordance with Section 5.2 thereof, (B) Section 5.1 shall not be in effect in accordance with Section 5.2 and (C) no Event of Default or Potential Default shall exist,

                     (ii) the Administrative Agent shall have received a certificate, in all respects satisfactory to the Administrative Agent, of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor, certifying that, immediately before and after giving effect to such release, no Event of Default or Potential Default shall exist, and

                     (iii) in the event that at any time subsequent to such release

            (A) a Parent Subsidiary Agreement shall be in effect or (B) Section
            5.1 shall be in effect in accordance with Section 5.2, then the Pledgor shall at such time deliver or cause to be delivered to the Administrative Agent or its nominee certificates representing all of the issued and outstanding shares of the capital stock of the Borrower duly endorsed by the Pledgor or accompanied by undated stock powers duly executed in blank by the Pledgor and in form appropriate in the judgment of the Administrative Agent to transfer record ownership of such shares to the Administrative Agent or its nominee.

ARTICLE 4.  CERTAIN MATTERS WITH RESPECT TO COLLATERAL

      4.1   Record Ownership of Pledged Securities.
            --------------------------------------

            Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, after the occurrence of an Event of Default, the Administrative Agent may at any time or from time to time, in its sole discretion, cause any or all of the Pledged Securities to be transferred of record into the name of the Administrative Agent or its nominee. The Pledgor shall promptly give to the Administrative Agent copies of any notices or other communications received by the Pledgor with respect to any Pledged Securities registered in the name of the Pledgor, and the Administrative Agent shall promptly give to the Pledgor, copies of any notices or other communications received by the Administrative Agent with respect to any Pledged Securities registered in the name of the Administrative Agent or its nominee. The Administrative Agent shall promptly furnish duplicates of all such notices or other communications so received by it to the Banks.

      4.2   Right to Receive Distributions on Collateral.
            --------------------------------------------

            Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, unless an Event of Default or Potential Default shall have occurred and be continuing, the Pledgor shall have the right to receive and to retain all regular cash dividends paid upon the Pledged Securities, and all such regular cash dividends that are received by the Administrative Agent shall forthwith be paid over to the Pledgor. The Administrative Agent shall have the right to receive and to retain as additional Collateral hereunder all other dividends, interest and other payments and distributions issued or made upon or in substitution or exchange for or with respect to the Collateral, including, without limitation, shares issued as a result of any reclassification, stock split, split-up or other corporate reorganization, and the Pledgor shall take all such action as the Administrative Agent may deem necessary or appropriate to give effect to such right. All such other dividends, interest and other payments and shares and distributions that are received by the Pledgor shall be received in trust for the benefit of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent and shall forthwith be paid over to the Administrative Agent as Collateral in the same form as received (with any necessary endorsements).

      4.3   Right to Vote Collateral.
            ------------------------

            Unless an Event of Default or Potential Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to all securities constituting part of the Collateral for any purpose not inconsistent with the terms or purpose of the Credit Agreement, the Revolving Credit Notes or the Related Documents; provided, however, that the Pledgor shall not in any event
                   --------  -------
exercise such rights in any manner which could reasonably be expected to have a material adverse effect on the value of the Pledged Securities or the security intended to be provided by this Agreement. Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation if an Event of Default or Potential Default shall have occurred and be continuing, the Administrative Agent shall have the right, to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to, all securities constituting part of the Collateral with the same force and effect as if the Administrative Agent were the absolute and sole owner thereof.

      4.4   Preservation of Collateral.
            --------------------------

            The Pledgor assumes full responsibility for taking any and all necessary steps to preserve rights with respect to the Collateral against prior parties. The Administrative Agent shall exercise reasonable care in the custody and preservation of the Collateral, and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in its possession if the Administrative Agent takes such action for that purpose as the Pledgor shall request in writing, provided that
                                                                 --------
such requested action will not, in the judgment of the Administrative Agent, impair the Administrative Agent's security interest in the Collateral or its rights in, or the value of, the Collateral, and provided further that such
                                                --------
written request is received by the Administrative Agent in sufficient time to permit the Administrative Agent to take the requested action.

      4.5   Certain Matters Relating to the LMC Registration Rights Agreement.
            -----------------------------------------------------------------

            (a) Notwithstanding anything to the contrary in the Credit Agreement, any Revolving Credit Note or any Related Document, (i) the Pledgor shall remain liable under the LMC Registration Rights Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any rights or remedies under or in connection with the Credit Agreement, any Revolving Credit Note or any Related Document shall not release the Pledgor from any of its duties or obligations under the LMC Registration Rights Agreement, and (iii) none of the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank shall have any obligation or liability under the LMC Registration Rights Agreement by reason of the Credit Agreement, any Revolving Credit Note or any Related Document, nor shall the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            (b) This Agreement creates a valid security interest in the LMC Registration

Rights Agreement in favor of the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent securing the Obligations, which security interest has been duly perfected and is prior to all other liens, security interests, options or other charges or encumbrances. All filings and other actions necessary or desirable to perfect and protect such security interest have been duly made and taken.

            (c) The Pledgor shall perform and observe all of the terms and provisions of the LMC Registration Rights Agreement to be performed or observed by it, maintain the LMC Registration Rights Agreement in full force and effect, enforce the LMC Registration Rights Agreement in accordance with its terms and take all such action to such ends as the Administrative Agent may request from time to time.

            (d) The Pledgor shall furnish to the Administrative Agent, promptly upon receipt thereof, copies of all notices and other communications received by the Pledgor under or in connection with the LMC Registration Rights Agreement, and from time to time upon the request of the Administrative Agent make to any other party to the LMC Registration Rights Agreement such demands and requests for information and reports or for action as the Pledgor is entitled to make under or in connection therewith.

            (e) The Pledgor shall, and shall cause its subsidiaries to, exercise their rights to demand registration of TWI capital stock under Section 2 of the LMC Registration Rights Agreement, if and to the extent required to enable the Administrative Agent, on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent, to cause a registration of TWI capital stock constituting Pledged Securities (as defined herein and in the other Related Documents) under Section 2 of the LMC Registration Rights Agreement.


ARTICLE 5.  THE GUARANTY


      5.1   Guaranty
            --------

            Subject to Section 5.2, the Pledgor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The provisions of this Section 5.1 constitute a guaranty of payment, and none of the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank shall have any obligation to enforce the Credit Agreement, any Revolving Credit Note or any Related Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including, without limitation, making or perfecting any claim against any person or any collateral security for any of the Obligations prior to being entitled to the benefits of this Section
5.1. The Administrative Agent may, at its option, proceed against the Pledgor, in the first instance, to enforce the Obligations without first proceeding against the Borrower, any Parent Subsidiary or any other person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Obligation in accordance with its terms, the Administrative Agent, the Syndication Agent, the Documentation Agent or such Bank, as the case may be, shall be entitled to receive hereunder from the Pledgor after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

      5.2   Termination; Effectiveness of Guaranty
            --------------------------------------

            (a) Subject to Sections 5.2(b) and 9.4, upon the payment in full of the Revolving Credit Notes, the performance by the Borrower of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents, the performance by the Pledgor and each Parent Subsidiary of all their respective obligations under the Credit Agreement and the Pledge Agreements, and the termination of the Commitments, this Agreement shall be terminated, and the Pledgor shall have no obligation or liability hereunder.

            (b)  Notwithstanding anything to the contrary contained herein,
Section 5.1 shall not be in effect, and the Pledgor shall have no obligation or liability thereunder, at any time when the Pledged Securities shall not consist of any Shares.


ARTICLE 6.  AFFIRMATIVE COVENANTS

      The Pledgor covenants and agrees that on and after the date hereof and until the later to occur of (i) the termination of the Commitments, and (ii) the payment in full of the Revolving Credit Notes, the performance by the Borrower of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents and the performance by the Pledgor and each Parent Subsidiary of all their respective obligations under the Credit Agreement and the Pledge Agreements:

      6.1   Reporting and Information Requirements.
            --------------------------------------

            (a)  Annual Reports. As soon as practicable, and in any event within
                 --------------
120 days after the close of each fiscal year of the Pledgor, the Pledgor shall furnish or cause to be furnished to the Banks consolidated statements of income, retained earnings and cash flows of the Pledgor and its Consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Pledgor and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, including, without limitation, consolidating schedules for such statement of income and balance sheet, setting forth in comparative form the corresponding figures for the preceding fiscal year, and certified by the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor as presenting fairly the financial position of the Pledgor and its Consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows for such fiscal quarter, in conformity with GAAP.

            (b)  Quarterly Reports. As soon as practicable, and in any event
                 -----------------
within 75 days after the close of each of the first three quarters of each fiscal year of the Pledgor, the Pledgor shall furnish or cause to be furnished to the Banks unaudited consolidated statements of income, retained earnings and cash flows for the Pledgor and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an unaudited consolidated balance sheet of the Pledgor and its Consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, without limitation, consolidating schedules for such statement of income and balance sheet, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and certified by the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor as presenting fairly the financial position of the Pledgor and its Consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows for such fiscal quarter, in conformity with GAAP applied in a manner consistent with that of the most recent annual financial statements furnished to the Banks, subject to year-end adjustments.

      (c)   Compliance Certificates. Within 120 days after the end of each
            -----------------------
fiscal year of the Pledgor, and within 75 days after the end of each of the first three quarters of each such fiscal year, the Pledgor shall deliver to the Banks a certificate dated as of the end of such fiscal year or quarter, signed on behalf of the Pledgor by its President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Pledgor. The delivery of such certificate shall be deemed to constitute a representation by the signer that such signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of such signer sufficient to assure that such certificate is accurate.

      (d)   Other Reports and Information. Promptly upon their becoming
            -----------------------------
available to the Pledgor, the Pledgor shall deliver to the Banks a copy of (i) all regular or special reports or registration statements which the Pledgor shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Pledgor to its stockholders, bondholders or the financial community in general, and (iii) any reports submitted to the Pledgor by independent accountants in connection with any annual, interim or special audit of the Pledgor.

      (e)   Further Information. Subject to any applicable restrictions on
            -------------------
disclosure under securities laws, the Pledgor will promptly furnish to each Bank such other information and in such form as such Bank may reasonably request, including, without limitation, information with respect to Pledged Acquired Companies of the type described in subsections (a), (b), (d), (g), (h) and (j) of this Section 6.1.

      (f)   Notice of Event of Default. Promptly upon obtaining knowledge of any
            --------------------------
Event of Default or Potential Default the Pledgor shall give the Banks notice thereof, together with a written statement of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Pledgor.

                  (g)  Notice of Material Adverse Change. Promptly upon
                       ---------------------------------
obtaining knowledge thereof the Pledgor shall give the Banks notice of any material adverse change in the business, operations or financial condition of the Pledgor.

                  (h)  Notice of Material Proceedings. Promptly upon obtaining
                      -------------------------------
knowledge thereof the Pledgor shall give the Banks notice of the commencement, existence or threat of any proceeding by or before any Official Body against or affecting the Pledgor or any of its Subsidiaries which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Pledgor and its Subsidiaries taken as a whole or on the ability of the Pledgor to perform its obligations under this Agreement and the other Related Documents to which it is a party.

                  (i)  Notice of Pension-Related Events. Promptly after the
                       --------------------------------
Pledgor or any Controlled Group Member, or any administrator of a Plan:

                       (i) receives the notification referred to in subsections (i), (iv), or (vii) of Section 7.1(i) of the Credit Agreement,

                       (ii)   has knowledge of

                              (A) the occurrence of a Reportable Event with
                  respect to a Plan,

                              (B) any event which has occurred or any
                  action which has been taken to amend or terminate a Plan as referred to in subsections (ii) and (vi) of Section 7.1(i) of the Credit Agreement,

                              (C) any event which has occurred or any
                  action which has been taken which could result in complete withdrawal, partial withdrawal, or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in subsection (vii) of Section 7.1(i) of the Credit Agreement,

                              (D) any action which has been taken in furtherance
                  of, any agreement which has been entered into for, or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in subsection (iii) of Section 7.1(i) of the Credit Agreement,

                              (E) any action to amend a Plan which requires
                  security to be provided to such Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, or

                              (F) any failure to pay the PBGC premium with
                  respect to a Plan when due, or

                      (iii) files a notice of intent to terminate a Plan with the Internal Revenue Service (or any successor thereto) or the PBGC (or any successor thereto); or files with the Internal Revenue Service (or any successor thereto) a request pursuant to Section 412(d) or 412(e) of the Code for a variance from the minimum funding standard or an extension of the period for amortizing unfunded liabilities, respectively, for a Plan; or files a return with the Internal Revenue Service (or any successor thereto) with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan, the Pledgor will furnish to the Banks a copy of any notice received, request or petition filed, and agreement entered into; the most recent Annual Report (Form 5500 Series) and attachments thereto for such Plan; the most recent actuarial report for such Plan; any notice, return, or materials required to be filed with the Internal Revenue Service (or any successor thereto) in connection with such event, action, or filing; and a written statement of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor describing such event or the action taken and the reasons therefor.

                  (j) Notice of Other Material Defaults. Promptly upon obtaining
                      ---------------------------------
knowledge of any material default by the Pledgor or any Subsidiary of the Pledgor under any material agreement or instrument to which the Pledgor or any such Subsidiary is a party or by which the Pledgor or any such Subsidiary or any of its properties may be bound, which default could reasonably be expected to have a material adverse effect on the business, operation or financial condition of the enterprise comprised of the Pledgor and its Subsidiaries taken as a whole or on the ability of the Pledgor to perform its obligations under this Agreement and the other Related Documents to which it is a party, the Pledgor shall give the Banks notice thereof, together with a written statement of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor setting forth the details thereof.

                  (k) Visitation. The Pledgor shall permit such persons as the
                      ----------
Administrative Agent or any Bank may designate to visit and inspect any of the properties of the Pledgor, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its officers, employees and independent accountants at such times and as often as the Administrative Agent or such Bank may reasonably request. The Pledgor hereby authorizes such officers, employees and independent accountants to discuss with the Administrative Agent and the Banks the affairs of the Pledgor.

         6.2      Preservation of Existence and Franchises.
                  ----------------------------------------

                  The Pledgor shall maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. The Pledgor shall qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a material adverse effect on the business, operations or financial condition of the Pledgor.

         6.3      Insurance.
                  ---------

                  The Pledgor shall maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

         6.4      Payment of Taxes and Other Potential Charges and Priority
                  ---------------------------------------------------------
Claims; Payment of Other Current Liabilities.
--------------------------------------------

                  The Pledgor shall pay or discharge:

                           (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

                           (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                           (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Pledgor in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Pledgor;

provided that prior to the imposition of any Lien with respect to such tax
--------
assessment, charge, levy, claim or current liability, the Pledgor need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of the Pledgor.

         6.5      Financial Accounting Practices.
                  ------------------------------

                  The Pledgor shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

                           (a) transactions are executed in accordance with management's general or specific authorization,

                           (b) transactions are recorded as necessary:

                               (i)    to permit preparation of financial
                  statements in
                  conformity with GAAP and

                               (ii)   to maintain accountability for assets,

                           (c) access to assets is permitted only in accordance with management's general or specific authorization and

                           (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         6.6      Compliance with Laws.
                  --------------------

                  The Pledgor shall comply with all applicable Laws (including, but not limited to, federal and state securities laws and the Communications
Act), provided that the Pledgor shall not be deemed to be in violation of this
      --------
Section 6.6 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially affect the business, operations or financial condition of the Pledgor or the ability of the Pledgor to perform its obligations under this Agreement or the other Related Documents.

         6.7      Government Authorizations, etc.
                  ------------------------------

                  The Pledgor shall obtain and maintain in force all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary or advisable in connection with execution and delivery of this Agreement, the other Related Documents to which it is a party, consummation of the transactions herein or therein contemplated, and performance of or compliance with the terms and conditions hereof or thereof.

         6.8      Contracts.
                  ---------

                  The Pledgor shall comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, provided that the Pledgor shall not be deemed to be in violation of this Section 6.8 as a result of any failure to comply which would not have a material adverse effect on the business, operations or financial condition of the Pledgor or on the ability of the Pledgor to perform its obligations under this Agreement or the other Related Documents.

         6.9      Filing; Further Assurances.
                  --------------------------

                  The Pledgor shall, from time to time, at its expense and in such manner and form as the Administrative Agent may require, execute, deliver, file and record any financing statement, specific assignment, notice or other instrument or document and take any other action that may be necessary or appropriate, or that the Administrative Agent may request, in order to create, preserve, perfect or validate the Security Interests or to enable the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks to exercise and enforce their respective rights hereunder with respect to any of the Collateral. The Pledgor hereby authorizes the Administrative Agent to execute and file, in the name of the Pledgor or otherwise, such UCC financing statements as the Administrative Agent in its sole discretion may deem necessary or appropriate further to perfect the Security Interests.

         6.10     Payment of Interest.
                  -------------------

                  The Pledgor shall pay the Parent Note in accordance with its terms. As additional consideration for the Parent Loans, the Pledgor shall pay the Borrower on each date interest is due under the Credit Agreement and the Revolving Credit Notes an amount equal to the difference between (a) the amount of such interest due to the Banks on such date and (b) the amount of interest paid on the Parent Note on such date.


ARTICLE 7. NEGATIVE COVENANTS

         The Pledgor covenants and agrees that on and after the date hereof and until the later to occur of (i) the termination of the Commitments, and (ii) the payment in full of the Revolving Credit Notes, the performance by the Borrower of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents and the performance by the Pledgor and each Parent Subsidiary of all their respective obligations under the Credit Agreement and the Pledge Agreements:

         7.1      Pledged Securities; Liens.
                  -------------------------

                  The Pledgor shall not sell, assign, transfer, exchange, withdraw from pledge or otherwise dispose of or grant any option with respect to, the Pledged Securities; provided that the Pledgor may sell, assign, transfer, exchange, withdraw from pledge or otherwise dispose of Shares constituting Pledged Securities, provided further that, at the time of each such
                                 -------- -------
disposition and immediately after giving effect thereto,

                             (a) no Potential Default or Event of Default shall exist,

                             (b) the Loan/Value Percentage would not exceed 50%,

                             (c) in the event that there are any restrictions on the sale of Shares under Rule 144 promulgated under the Securities Act of 1933, as amended,

                                 (i) such Pledged Securities shall be subject to the greatest of such restrictions, and

                                 (ii) the Qualified Affiliates shall own
                  sufficient shares of TWI capital stock so that, upon the exercise of their respective rights to demand registration of TWI capital stock under Section 2 of the LMC Registration Rights

                  Agreement, the Administrative Agent would be able to cause a registration of TWI capital stock constituting Pledged Securities under such Section, and

                             (d) no Shares constitute "Pledged Securities" under, and as such term is defined in, any Parent Subsidiary Agreement.

The Pledgor shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, including, without limitation, any Pledged Securities, or agree or become liable to do so, except Liens arising under this Agreement. To the extent the Pledgor has the power to do so, the Pledgor shall not permit any Pledged Acquired Company to take any action which could reasonably be expected to have a material adverse effect on the value of the Pledged Securities or on the rights of the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank under this Agreement.

         7.2      Indebtedness.
                  ------------

                  The Pledgor shall not create, incur, assume or suffer to exist any Indebtedness at any time when Section 5.1 shall be in effect in accordance with Section 5.2, except:

                             (a)  Indebtedness under the Related Documents;

                             (b)  Indebtedness under the Tax Sharing Agreement;

                             (c)  current accounts payable arising out of
         transactions (other than borrowings) in the ordinary course of business; and

                             (d) other Indebtedness of the Pledgor to one or more of its Subsidiaries, provided that:
                                   --------

                                  (i)   immediately after the incurrence
                  thereof, the aggregate principal amount of all such Indebtedness incurred on or after the date hereof shall not exceed the aggregate amount of all cash dividends received on or after the date hereof by all such Subsidiaries in respect of any Shares, and

                                  (ii)  immediately before and after the
                  incurrence thereof, no Event of Default or Potential Default shall exist.

         7.3      Guarantees.
                  ----------

                  The Pledgor shall not directly or indirectly assume, guarantee, become surety for, endorse or otherwise agree to become or remain directly or contingently liable upon or with respect to, any obligation or liability of any other person, in each case at any time when Section 5.1 shall be in effect in accordance with Section 5.2, except:

                             (a)  contingent liabilities under this Agreement;

                             (b)  contingent liabilities arising from the
         endorsement of negotiable
         or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

                             (c) indemnities by the Pledgor of the liabilities of its directors or officers pursuant to provisions contained in its articles of incorporation or by-laws or as otherwise permitted by applicable law.

"Direct or contingent liability upon or with respect to any obligation or liability of any other person" of the Pledgor within the meaning of this Section
7.3 includes, but is not limited to, an agreement, contingent or otherwise:

                                 (i) to reimburse banks, surety companies and other persons in respect of drawings and other payments under letters of credit, guarantees, surety bonds and similar documents opened or issued by such other persons for the account of the Pledgor;

                                 (ii)   to purchase an obligation or assume a
                  liability of such person or to supply funds for the payment or purchase of such obligation or satisfaction of such liability;

                                 (iii) to subordinate a then-existing or future obligation or liability of such person to the Pledgor, to another then-existing or future obligation or liability of such person;

                                 (iv)   to make any loan, advance, capital
                  contribution or other investment in, or to purchase any property, services or securities from, such person so as to enable such person to meet a minimum equity, net worth, working capital or other financial condition or to enable such person to satisfy any obligation or liability or pay any dividend or stock liquidation payment, or otherwise to supply funds to such person;

                                 (v) to purchase, sell or lease (as lessee or lessor) property or assets or to purchase or sell services (A) primarily for the purpose of enabling such person to satisfy such obligation or liability or of assuring the owner of such indebtedness or liability against loss, or (B) regardless of the non-delivery of such property or assets or the failure to furnish such services, or (C) in a transaction otherwise having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of AICPA Statement of Financial Accounting Standards No. 47; or

                                 (vi) any other action which is substantially equivalent in economic effect to any of the foregoing or otherwise substantially equivalent in economic effect to an assumption, guarantee, endorsement or other direct or contingent liability upon or with respect to any obligation or liability of such person.

         7.4      Loans and Investments.
                  ---------------------

                  The Pledgor shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other person, or agree, become or remain liable to do any of the foregoing, except:

                             (a) TWI Series LMCN-V Common Stock and capital stock of the Borrower, Parent Subsidiaries and Acquired Companies;

                             (b) demand deposits, time deposits or certificates of deposit in Banks or in United States commercial banks having shareholders' equity of at least $100,000,000 and maturing not in excess of one year from the date of acquisition;

                             (c) loans from the Pledgor to its direct and
         indirect parent corporations, provided that, immediately before and
                                       --------
         after giving effect to each such loan, no Event of Default or Potential Default shall exist; and

                             (d) contributions of Shares to Parent Subsidiaries which, at the time thereof, shall not constitute Pledged Securities.

         7.5      Dividends and Related Distributions.
                  -----------------------------------

                  The Pledgor shall not, at any time when Section 5.1 shall be in effect in accordance with Section 5.2, declare, make, pay, or agree, become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the capital stock of the Pledgor or on account of the purchase, redemption, retirement or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of the Pledgor, except cash dividends paid by the Pledgor, provided that:
                               --------

                             (a) immediately after giving effect to each such dividend, the aggregate amount of all such dividends made on or after the date hereof shall not exceed the aggregate amount of all cash dividends received on or after the date hereof by the Pledgor and its Subsidiaries in respect of any Shares, and

                             (b) immediately before and after giving effect to each such dividend, no Event of Default or Potential Default shall exist.

         7.6      Sale-Leasebacks.
                  ---------------

                  The Pledgor shall not at any time enter into or suffer to remain in effect any transaction to which the Pledgor is a party involving the sale, transfer or other disposition by the Pledgor of any property, real or personal, now owned or hereafter acquired, with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes.

         7.7      Leases.
                  ------

                  The Pledgor shall not at any time enter into or suffer to remain in effect any agreement to lease, as lessee, any real or personal property.

         7.8      Merger.
                  ------

                  The Pledgor shall not merge with or into or consolidate with any other person, or agree to do any of the foregoing.

         7.9      Self-Dealing.
                  ------------

                  The Pledgor will not enter into or carry out any transaction with (including, without limitation, purchasing property or services from or selling property or services to) any Affiliate at any time when Section 5.1 shall be in effect in accordance with Section 5.2, except:

                             (a)  transactions contemplated by the Credit
         Agreement and the Related Documents; and

                             (b) payments under the terms of the Tax Sharing Agreement to permit TCI to pay Federal, state and local income taxes applicable to the Pledgor; provided, that such payments do not exceed
                                    --------
         the amount of taxes that would be payable by the Pledgor if it were not a member of its Consolidated Group.

         7.10  Continuation of or Change In Business.
               -------------------------------------

                  The Pledgor shall not engage in any business other than the following:

                             (a) any business otherwise expressly permitted under this Agreement;

                             (b)  the creation of Subsidiaries; and

                             (c) the disposition of Shares and shares of the capital stock of its Subsidiaries, provided that:
                                            --------

                                  (i)   at the time of each such disposition,
                  (A) such Shares or shares, as the case may be, shall not constitute Pledged Securities, and (B) Section 5.1 shall not be in effect in accordance with the provisions of Section 5.2; and

                                  (ii)  immediately before and after giving
                  effect to each such disposition, no Event of Default or Potential Default shall exist.

         7.11  TWI Agreements and TWI Stock Documents.
               --------------------------------------

                  (a) The Pledgor will not give a proxy or similar right to any person for the voting of the Pledged Securities unless such proxy states that it terminates upon notice from the Administrative Agent that an Event of Default has occurred.

                  (b) The Pledgor will not consent to any change, amendment, supplement, other modification to, or the termination or cancellation of, the provisions of the TWI Agreements or the TWI Stock Documents, if the proposed change, amendment, supplement, modification, termination or cancellation could have a material adverse effect on the Collateral, the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank.

         7.12  Regulation U.
               ------------

                  The Pledgor shall not (i) pledge, or permit the Borrower or any Parent Subsidiary to pledge, any security under the Pledge Agreements that is "margin stock" for purposes of Regulation U, as amended, promulgated by the Board of Governors of the Federal Reserve System (or any successor thereto), or
(ii) convert, or permit the conversion of, any shares of TWI Series LMCN-V Common Stock into "margin stock", in each case if, in the judgment of any Bank, such pledge or conversion, as the case may be, would cause such Bank to violate said Regulation U.

         7.13  Use of Proceeds.
               ---------------

                  Neither the making of any Loan under the Credit Agreement nor the use of the proceeds thereof by the Pledgor will violate any of Regulation G, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of the Loans will be used by the Pledgor to purchase or carry "margin stock" (within the meaning of said Regulation U) in violation of said Regulation U or to extend credit for the purpose of purchasing or carrying any such margin stock in violation of said Regulation U.


ARTICLE 8.     GENERAL AUTHORITY; REMEDIES

         8.1   Administrative Agent as Attorney-in-Fact.
               ----------------------------------------

                  The Pledgor hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Administrative Agent or its nominee, the Syndication Agent, the Documentation Agent, the Banks or otherwise, for the sole use and benefit of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Banks and the Holders of Obligations, but at the Pledgor's expense, to exercise, subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                           (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                 (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                 (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectively as if the Administrative Agent were the absolute owner thereof, as provided in
     Section 8.2,

                 (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, and

                 (e) to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Collateral.

     8.2   Sale of Collateral.
           ------------------

           (a) Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, if any Event of Default shall have occurred and be continuing under the Credit Agreement and the Loans shall have been declared or shall have become due and payable, the Administrative Agent may exercise on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights of a secured party under the UCC and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, subject to paragraph (d) of this Section 8.2, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory, subject to compliance with mandatory provisions of law.

           (b) Any Bank or any Holder of Obligations may be the purchaser of any or all of the Collateral so sold at any sale and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind.

           (c) The Administrative Agent is authorized, in connection with any such sale, if it deems it advisable so to do:

                 (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that such investors are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral,

                 (ii) to cause to be placed on certificates for any or all of the Pledged Securities or any other securities pledged hereunder, if applicable, a legend to the effect that such Pledged Securities or other securities have not been registered under the Securities Act and may not be disposed of in violation of the provisions of the Securities Act, and

                 (iii) to impose such other limitations or conditions in connection with any such sale as the Administrative Agent deems necessary or advisable in order to comply with the Securities Act or any other law.

The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption of the Pledgor. The Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any law now existing or hereafter adopted. The Administrative Agent agrees that, to the extent notice of sale is required by law, it shall give the Pledgor ten days' written notice (which notice shall be deemed to be commercially reasonable for purposes of the UCC) of its intention to make any such public or private sale, sale at a broker's board or on a securities exchange or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value or is of a type customarily sold in a recognized market. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such public or private sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale all or any part of the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment of a court or courts of competent jurisdiction.

           (d) If the Administrative Agent determines to exercise its right to sell all or any of the Collateral in a manner which would require registration of any of the Collateral under the provisions of the Securities Act, the Pledgor agrees, at its own expense,

                 (i) to execute and deliver, and to use its best efforts to cause the issuer thereof and each other corporation whose securities are to be sold and their respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such securities under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period of time as may be appropriate to enable prospectuses as required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (or any
successor thereto) thereunder,

                 (ii) to use its best efforts to cause the issuer of such securities and each other corporation whose securities are to be sold to agree to make, and to make, available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering a period of at least 12 months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act,

                 (iii) to use its best efforts to qualify such securities under state "Blue Sky" or securities laws and to obtain the approval of any governmental authorities for the sale of such securities, as requested by the Administrative Agent, and

                 (iv) at the request of the Administrative Agent, to indemnify and hold harmless the Administrative Agent, the Banks, the Syndication Agent, the Documentation Agent, the Holders of Obligations and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act or otherwise insofar as such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Administrative Agent, the Banks, the Syndication Agent, the Documentation Agent, the Holders of Obligations or any underwriters (or any person controlling any of the foregoing), provided that the Pledgor shall not be liable in any
                        --------
     case to the Administrative Agent, the Syndication Agent, the Documentation Agent, a Bank, a Holder of Obligations or an underwriter to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished by the Administrative Agent, the Syndication Agent, the Documentation Agent, such Bank, such Holder of Obligations or such underwriter, as the case may be, expressly for use in such registration statement or prospectus.

           (e) The Pledgor recognizes that the Administrative Agent may be unable or may determine that it is not practicable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in federal or state securities laws and, under the circumstances then existing, may reasonably resort to one or more private sales. The Pledgor agrees that such private sales may be made at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale and that the Administrative Agent has no obligation to delay sale of any of the Collateral for the period of time necessary to permit the issuer or issuers thereof, even if such issuer or issuers would agree, to register such Collateral for public sale under the Securities Act, or applicable state securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner under the UCC if in connection with such sales the Administrative Agent has used its best efforts to obtain the best price reasonably obtainable under the circumstances and the Administrative Agent has complied with any requirement applicable to the Administrative Agent under the Securities Act.

     8.3   Consents.
           --------

           Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to the Credit Agreement, the Revolving Credit Notes or the Related Documents or otherwise which requires any consent, approval, registration, qualification or authorization of any Official Body, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, registration, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will take all actions requested by the Administrative Agent in order to obtain from the appropriate Official Body all necessary consents and approvals (i) for the transfer of the Collateral to the Administrative Agent upon the occurrence of an Event of Default, (ii) to effectuate any sale or sales of the Collateral pursuant to Article 8 hereof, and
(iii) for exercising any other right or remedy of the Administrative Agent under this Agreement.

     8.4   Administrative Agent May Perform.
           --------------------------------

           If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent, including, without limitation, the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section 10.1.

ARTICLE 9. WAIVERS, ETC.

     9.1   Absolute and Unconditional Obligations.
           --------------------------------------

           Subject to Sections 3.3 and 5.2, the obligations of, and Security Interests granted by, the Pledgor hereunder are absolute and unconditional and shall remain in full force and effect, irrespective of the genuineness, validity, regularity or enforceability of the Credit Agreement, the Revolving Credit Notes and the Related Documents, or of any assignment, modification or termination of the Credit Agreement, the Revolving Credit Notes and the Related Documents, and shall not be released, discharged or impaired in any way by reason of:

                 (a) any failure of the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks to retain or preserve any rights against any person or any other collateral,

                 (b) the invalidity of any such rights which the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks may attempt to obtain,

                 (c) the lack of prior enforcement by the Administrative Agent, the

     Syndication Agent, the Documentation Agent or the Banks of any rights against any person or any other collateral,

                 (d) the dissolution of the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks,

                 (e) the waiver, surrender, compromise, settlement, release or termination of any of or all the obligations, covenants or agreements of the Borrower, the Pledgor or any Parent Subsidiary contained in the Credit Agreement, the Revolving Credit Notes and the Related Documents,

                 (f) the failure to give notice to the Pledgor, the Borrower or any Parent Subsidiary of the occurrence of a breach of the Credit Agreement, the Revolving Credit Notes and the Related Document,

                 (g) the extension of the time for payment of any amount owing or payable under the Credit Agreement, the Revolving Credit Notes and the Related Documents or of the time for performance of any obligations, covenants or agreements under or arising out of the Credit Agreement, the Revolving Credit Notes and the Related Documents,

                 (h) the taking or the omission of any of the actions referred to in the Credit Agreement, the Revolving Credit Notes and the Related Documents,

                 (i) any circumstances which might give rise to any right of termination, release, rescission, discharge, modification or suspension by the Pledgor of its obligations hereunder or of the Security Interests by reason of any misstatement, breach of warranty or other act or omission by the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks whether or not consented to by the Pledgor, or

                 (j)   any other circumstance which might in the absence of this
     Section 9.1 constitute a legal or equitable release or discharge of the Pledgor from the performance or observance of any obligation, covenant or agreement contained in this Agreement or limit the recourse of the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks to the Pledgor or the Collateral, nor shall the obligations of the Pledgor hereunder or the Security Interests be affected in any way by any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law hereinafter initiated by or against the Borrower, the Pledgor, any Parent Subsidiary, the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks.

Subject to Sections 3.3 and 5.2, (i) no setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature (other than the performance by the Pledgor of its obligations hereunder) shall be available hereunder to the Pledgor against the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks, and (ii) the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks need not exhaust their remedies against the Borrower, the Pledgor, any Parent Subsidiary or any other party to a Related Document or against any other collateral before proceeding against the Collateral.

     9.2   Waivers.
           -------

           For purposes of this Agreement, the Pledgor hereby unconditionally waives, as conditions precedent to the enforcement of this Agreement:

                 (a) demand for payment, protest and notice of nonpayment or dishonor,

                 (b) all other notices and demands (including, without limitation, notice of the acceptance of this Agreement or of the intention to act in reliance hereon),

                 (c)   any notice of any of the matters referred to in Section
     9.1,

                 (d) all notices which may be required by statute, rule of law, or otherwise to preserve any rights against the Pledgor hereunder, including, without limitation, any notice of borrowing, any demand, proof or notice of nonpayment of any sums payable under the Credit Agreement, the Revolving Credit Notes and the Related Documents or any notice of any failure on the part of the Borrower, any Parent Subsidiary or any other party to perform and comply with any term or condition of the Credit Agreement, the Revolving Credit Notes and the Related Documents,

                 (e)   any requirement of diligence and

                 (f) any right or claim to reimbursement from the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks for monies paid by the Pledgor pursuant to this Agreement.

The Pledgor also hereby waives, any right to require, and the benefit of all laws now or hereafter in effect giving the Pledgor the right to require, any prior enforcement, and the Pledgor agrees that any delay in enforcing or failure to enforce any such rights or in making demand on the Pledgor for the performance of the obligations of the Pledgor under this Agreement shall not in any way affect the liability of the Pledgor hereunder or the validity of the Security Interests; and the Pledgor hereby waives, as against the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks and any person claiming under any of them, all rights and benefits which might accrue to it by reason of any of the aforesaid bankruptcy, arrangement, reorganization, or similar proceedings and agrees that its liabilities hereunder and the validity of the Security Interests shall not be affected by the aforesaid bankruptcy, arrangement, reorganization, or similar proceedings and further agrees that its liabilities hereunder and the validity of the Security Interests shall not be affected by any modification, limitation or discharge of the obligations of the Borrower or any Parent Subsidiary that may result from any such proceedings.

     9.3   Reliance.
           --------

           The Pledgor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, the

Syndication Agent, the Documentation Agent or any Bank upon this Agreement or acceptance of this Agreement; and the Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings among the Borrower, each Parent Subsidiary and the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement.

         9.4      Recovery of Payments.
                  --------------------

                  The Pledgor agrees that in the event any amounts are paid to the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks pursuant to the Credit Agreement, any Revolving Credit Note or any Related Document its liability hereunder shall continue and remain in full force and effect in the event that all or any part of any such payment is thereafter recovered as a preference or fraudulent transfer under any applicable bankruptcy or insolvency law.

         9.5      Waiver of Subrogation.
                  ---------------------

                  The Pledgor hereby irrevocably waives and releases any and all rights of subrogation, indemnification, reimbursement and similar rights which the Pledgor may have against or in respect of the Borrower or any Parent Subsidiary relating to the obligations being secured or guaranteed hereunder, including, without limitation, all rights that would result in the Pledgor being deemed a 'creditor' of the Borrower or any Parent Subsidiary under the federal Bankruptcy Code (Title 11 of the United States Code), as amended.


ARTICLE 10.        MISCELLANEOUS

         10.1     Expenses.
                  --------

                  The Pledgor shall forthwith upon demand pay to the Administrative Agent:

                           (a)     the amount of any taxes that the
         Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank may have been required to pay:

                                   (i)  by reason of or in connection with the
                           Security Interests (including, without limitation, any applicable stamp taxes or transfer taxes) or the execution and delivery of this Agreement or

                                  (ii)  to free any of the Collateral from any
                           Lien thereon, and

                           (b) the amount of any out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of counsel and of any agent, that the Administrative Agent may incur in connection with,

                                   (i)  the performance by the Administrative
                  Agent of its duties under this Agreement,

                                  (ii)  the collection, sale or other
                  disposition of any of the Collateral, including, without limitation, any expenses of registration of the Collateral,

                                 (iii) the exercise by the Administrative Agent of any of the rights conferred upon it hereunder or

                                  (iv)  any default on the part of the Pledgor
                  hereunder.

         10.2     Holidays.
                  --------

                  Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or with respect to the Collateral shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day.

         10.3     No Implied Waiver; Cumulative Remedies.
                  --------------------------------------

                  No course of dealing and no delay or failure of the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent in exercising any right, power or privilege under this Agreement or any other documents or instruments pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent under this Agreement or any other documents or instruments pursuant to or in connection herewith are cumulative and not exclusive of any rights or remedies which the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent would otherwise have.

         10.4     Notices.
                  -------

                  All notices and other communications hereunder shall be given to the applicable party hereto at its address stated on the signature page hereof or at such other address and/or to such other person as such party may hereafter specify for that purpose by written notice to the Pledgor and the Administrative Agent. Such notices and other communications will be effective only if and when given in writing, signed by an authorized officer and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, at the applicable address specified above, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided above (promptly confirmed in writing).

         10.5     Severability.
                  ------------

                  The provisions of this Agreement are intended to be severable. If any provision of this

Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.6     Governing Law.
                  -------------

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its choice of law principles.

         10.7     Prior Understandings.
                  --------------------

                  This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

         10.8     Counterparts.
                  ------------

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         10.9     Successors and Assigns.
                  ----------------------

                  This Agreement shall be binding upon and inure to the benefit of the Banks, the Pledgor, the Administrative Agent, the Syndication Agent, the Documentation Agent and their respective successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Except to the extent otherwise required by the context of this Agreement, the word "Banks" where used in this Agreement shall mean and include any holder of a Revolving Credit Note originally issued to a Bank under the Credit Agreement, and each such holder of a Revolving Credit Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto.

         10.10    Amendments or Waivers.
                  ---------------------

                  With the written consent of the Required Banks, the Administrative Agent, acting on behalf of itself, the Syndication Agent, the Documentation Agent and all Banks, and the Pledgor may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights of the Banks, the Syndication Agent, the Documentation Agent or the Pledgor hereunder or thereunder or may grant waivers or consents to a departure from the due performance of the obligations of the Pledgor, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent; provided that no such agreement, waiver or consent may be made which
       --------
will:

                           (a) change the definition herein of "Obligations" or amend Section 10.9 or this Section 10.10 or any other provision of this Agreement which by its terms requires the consent of all Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent; or

                           (b) alter the terms of, impair the value of, or release, any Collateral or any of the Pledgor's liabilities under
         Section 5.1, except as may otherwise be permitted by Sections 3.3 and 5.2,

without the written consent of all the Banks.

         10.11    Duration; Survival.
                  ------------------

                  All representations and warranties of the Pledgor contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement, the Related Documents or the Revolving Credit Notes, any investigation by the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks, or the making of any Loan under the Credit Agreement. It is understood that all obligations of the Pledgor to make payments to or indemnify any the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank (including, without limitation, obligations arising as a result of the Borrower's obligations under Sections 2.12 and 9.6 of the Credit Agreement or any Parent Subsidiary's obligations under the Related Documents) shall survive the payment in full of the Revolving Credit Notes and of all other obligations of the Borrower and each Parent Subsidiary thereunder and hereunder for a period of two years.

         10.12    CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
                  ---------------------------------------------

                  THE PLEDGOR AGREES THAT ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE PLEDGOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THAT PURPOSE. THE PLEDGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PLEDGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON THE PLEDGOR. EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A JURY TRIAL.

         10.13    Stockholders' Agreement; Certificate of Designation.
                  ---------------------------------------------------

                  (a) The Administrative Agent, on behalf of itself, the Syndication Agent, the

Documentation Agent and the Banks, agree that, in the event of any sale or foreclosure on any shares of TWI Series LMCN-V Common Stock pledged pursuant hereto, such shares shall be delivered immediately to TWI for conversion into TWI Common Stock.

                  (b) The Administrative Agent, on behalf of itself, the Syndication Agent, the Documentation Agent and the Banks, agree that in the event of any sale or foreclosure on any shares of TWI Series LMCN-V Common Stock pledged pursuant hereto, it and they shall be bound by all of the provisions of the Stockholders' Agreement applicable to the Pledgor.

         WITNESS the due execution hereof as of the day and year first above written.

Address for Notices:                        LIBERTY TW, INC.

Liberty TW, Inc.
8101 East Prentice Avenue                   By:______________________________
Suite 500                                   Title:___________________________
Englewood, Colorado 80111

Attention: Vice President - Finance


Address for Notices:                        THE BANK OF NEW YORK, as
                                            Administrative Agent
The Bank of New York
One Wall Street                             By:______________________________
16th Floor                                  Title:___________________________
New York, New York 10286

Attention: Wade E. Layton
Telephone: (212) 635-8693
Facsimile:  (212) 635-8595

                     SUPPLEMENT NO. __ TO PARENT AGREEMENT

                  Reference is made to the Parent Agreement, dated as of _______________, 1997, by and between Liberty TW, Inc. and The Bank of New York, as Administrative Agent (as amended, the "Pledge Agreement").
                                          ----------------

                  From and after the date hereof, the following shares of capital stock shall be "Pledged Securities" under the Pledge Agreement.


                     Name of Issuer:

                     Title of Security:

                     Number of Shares:

                     Certificate Nos.:





Date:____________                             LIBERTY TW, INC.

                                              By:____________________________
                                              Title:_________________________

                    COMMUNICATION CAPITAL CORP. EXHIBIT C-3

                      FORM OF PARENT SUBSIDIARY AGREEMENT
                      -----------------------------------

         This AGREEMENT, dated as of ____, 1997 (as amended, modified or supplemented from time to time, this "Agreement"), by and between , a
                                      ---------
corporation (the "Pledgor"), and THE BANK OF NEW YORK, as Administrative Agent
                  -------
(the "Administrative Agent") for the Banks (as hereinafter defined) under the
      --------------------
Revolving Credit Agreement, dated as of August 15, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), by and among
                                     ----------------
Communication Capital Corp. (the "Borrower"), the Administrative Agent, TORONTO
                                  --------
DOMINION (TEXAS), INC., as Syndication Agent, CREDIT LYONNAIS, as Documentation Agent, and the Banks party thereto from time to time (hereinafter referred to collectively as the "Banks" and individually as a "Bank");
                     -----                         ----

                             W I T N E S S E T H :
                             - - - - - - - - - -

         WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to lend up to an aggregate of $500,000,000 to the Borrower;

         WHEREAS, each of the Pledgor and the Borrower is a direct or indirect wholly-owned subsidiary of Liberty TW, Inc. (the "Parent"), and the Parent, the
                                                  ------
Borrower and the Pledgor have been, and are now, engaged in an integrated business;

         WHEREAS, the Pledgor is relying upon the Borrower to provide it with financing, and it is anticipated that, if the Pledgor executes and delivers this Agreement to the Administrative Agent, the Borrower will provide such financing to the Pledgor, and that the proceeds of the loans made under the Credit Agreement will be used, in part, for the general working capital purposes of the Pledgor;

         WHEREAS, in light of all of the foregoing, the Pledgor expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


ARTICLE 1.        DEFINITIONS

         1.1      Definitions.
                  -----------

                  Words and terms defined in the Credit Agreement shall have the same meaning when used herein unless otherwise indicated herein. Other words and terms as used herein shall have the following meanings, unless the context hereof otherwise clearly requires:

                  "Collateral" shall mean (i) the Pledged Securities, (ii) all
                   ----------
cash, stock and other dividends paid upon the Pledged Securities (other than regular cash dividends which the Pledgor retains in accordance with Section 4.2), all cash, stock, securities and other property received in addition to or in exchange for the Pledged Securities, all rights to subscribe for securities incident to the Pledged Securities, and all additions to, substitutions for, or Proceeds (both cash and non-cash) of, any of the foregoing, (iii) the LMC Registration Rights Agreement, including, without limitation, all rights to perform, to compel performance, and otherwise to exercise rights or remedies under or in connection with, the LMC Registration Rights Agreement, and all Proceeds of the foregoing and (iv) all other collateral securing the Obligations pursuant to this Agreement.

                  "Consideration": as of any date of determination, an amount
                   -------------
equal to the lesser of (i) the total "value" (within the meaning of Section 548 of the Bankruptcy Code as in effect on the date hereof) given, directly or indirectly, to such Guarantor during the period commencing on the date hereof and ending on such date of determination, in exchange for its execution and delivery of this Agreement, and (ii) the amount of "fair consideration" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) given, directly or indirectly, to the Pledgor during such period, in exchange for its execution and delivery of this Agreement.

                  "Debt" shall mean all indebtedness of the Borrower to the
                   ----
Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent arising on or after the date hereof under the Credit Agreement, the Revolving Credit Notes and the Related Documents, both principal and interest, and any extensions, renewals, refundings, replacements or substitutions of or for such indebtedness in whole or in part.

                  "Holder of Obligations" shall mean a permitted participant in,
                   ---------------------
or other permitted assignee of, the rights of any Bank under the Credit Agreement, the Revolving Credit Notes and the Related Documents.

                  "Net Worth": shall mean, as of any date of determination, the
                   ---------
lesser of the following:

                           (a)(i) all of the Pledgor's "property, at a fair valuation" (within the meaning of Section 101(32) of the Bankruptcy Code as in effect on the date hereof) on such date, minus (ii) the sum
                                                             -----
         of the Pledgor's "debts" (within the meaning of Section 101(12) of the Bankruptcy Code as in effect on the date hereof) on such date, or

                           (b)(i) the "fair salable value of the assets" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) of the Pledgor on such date, minus
                                                                       -----
         (ii) "the amount that will be required to pay the Pledgor's probable liability on its existing debts as they become absolute and matured" (as such phrase would be construed under Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) on such date.

                  "Obligations" shall mean (i) the Debt, (ii) all other amounts
                   -----------
payable by the Borrower, and all amounts payable by the Parent and each Parent Subsidiary, to the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent under the Credit Agreement, the Revolving Credit Notes and the Related Documents, (iii) all covenants, agreements and undertakings to be performed and discharged by the Borrower, the Parent and each Parent Subsidiary under and pursuant to the Credit Agreement, the Revolving Credit Notes and the Related Documents and any related agreement or collateral undertaking and (iv) all reasonable costs and expenses incurred by the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent in collection of the indebtedness referred to in the preceding clauses (i) and (ii) or the enforcement of the covenants, agreements and undertakings referred to in the preceding clause (iii).

                  "Pledged Acquired Company" shall mean an Acquired Company, the
                   ------------------------
shares of which shall have been pledged under this Agreement.

                  "Pledged Securities" shall mean the securities described in
                   ------------------
Sections 3.1(b) and 3.1(c).

                  "Proceeds" includes whatever is received upon the sale,
                   --------
exchange, collection or other disposition of, or any realization upon, the Collateral.

                  "Securities Act" shall mean the Securities Act of 1933, as
                   --------------
amended.

                  "Security Interests" shall mean (i) the security interests in
                   ------------------
the Collateral granted hereunder and (ii) all other security interests created or assigned as additional security for the Obligations pursuant to this Agreement.

                  "UCC" shall mean the Uniform Commercial Code, as in effect
                   ---
from time to time in the State of New York.

         1.2      UCC Terms.
                  ---------

                  Unless otherwise defined herein, or unless the context otherwise requires, words and terms defined in the UCC shall have the same meanings when used herein.


ARTICLE 2.        REPRESENTATIONS AND WARRANTIES OF PLEDGOR.
                  -----------------------------------------

         The Pledgor represents and warrants to the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks as follows:

         2.1      Organization and Qualification.
                  ------------------------------

                  The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of ____. The Pledgor is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary.

         2.2      Authority and Authorization.
                  ---------------------------

                  (a) The Pledgor has corporate power and authority to execute and deliver this Agreement and the other Related Documents to which it is a party, to perform its obligations hereunder and under the other Related Documents to which it is a party, and all such action has been duly and validly authorized by all necessary corporate action on its part.

                  (b) On the date of each purchase of Shares of a Pledged Acquired Company, the Pledgor will have corporate power and authority to effect such purchase and all such action will have been duly and validly authorized by all necessary corporate action on its part.

         2.3      Execution and Binding Effect.
                  ----------------------------

                  This Agreement and the other Related Documents to which the Pledgor is a party have been duly and validly executed and delivered by the Pledgor and constitute legal, valid and binding obligations of the Pledgor enforceable in accordance with the terms hereof and thereof, except as the enforceability of this Agreement and the other Related Documents to which the Pledgor is a party may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity.

         2.4      Authorizations and Filings.
                  --------------------------

                  (a) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement and the other Related Documents to which the Pledgor is a party, the consummation of the transactions herein or therein contemplated, the performance of or compliance with the terms and conditions hereof or thereof, except the enforcement of this Agreement may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to a Pledged Acquired Company or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to a Pledged Acquired Company or its Subsidiaries, filings with the Securities and Exchange Commission (or any successor thereto) as to the transfer of control of a Pledged Acquired Company, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transfer of control of such Pledged Acquired Company or its Subsidiaries.

                  (b) No authorization, consent, approval, license, exemption or other action by, and no registration, qualifications, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the purchase of Shares of a Pledged Acquired Company, except such authorizations, consents or approvals as shall have been obtained by the Pledgor prior to such purchase.

         2.5      Absence of Conflicts.
                  --------------------

                  Except as set forth in Schedule 3.5 of the Credit Agreement, neither the execution and delivery of this Agreement or the other Related Documents to which the Pledgor is a party, nor the consummation of the transactions herein or therein contemplated, nor the performance or compliance with the terms and conditions hereof or thereof, nor the enforcement of the terms and conditions hereof or thereof (including, without limitation, any change in control of a Pledged Acquired Company or its Subsidiaries resulting from such enforcement), nor the purchase of Shares of a Pledged Acquired Company, will:

                           (a) violate any Law, except the enforcement of this Agreement may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to a Pledged Acquired Company or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to a Pledged Acquired Company or its Subsidiaries, filings with the Securities and Exchange Commission (or any successor thereto) as to the transfer of control of a Pledged Acquired Company, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transfer of control of a Pledged Acquired Company or its Subsidiaries,

                           (b) conflict with, result in a breach of or a default under, accelerate or permit the acceleration of the performance required by, or give to others any material rights or interests (including, without limitation, rights of purchase, termination, cancellation or acceleration) under, the articles of incorporation or by-laws of the Pledgor, any Pledged Acquired Company or any of their respective Subsidiaries or any agreement or instrument to which the Pledgor, such Pledged Acquired Company or such Subsidiary is a party or by which it or its properties (now owned or hereafter acquired) may be subject or bound, except that the enforcement of this Agreement with respect to shares of TWI Series LMCN-V Common Stock is subject to the Stockholder's Agreement and Section 6.1 of the Certificate of Designation; provided that the representation in this clause (b) does
                      --------
         not apply to Pledged Acquired Companies and Subsidiaries of Pledged Acquired Companies the aggregate value of whose Pledged Securities, together with the aggregate value of Pledged Securities of Pledged Acquired Companies (as such terms are defined in the other Related Documents) under the other Related Documents as to which a similar representation is not made, does not exceed 10% of the value of all Pledged Securities of Pledged Acquired Companies (as such terms are defined in all Related Documents),

                           (c) to the knowledge of the Pledgor (such knowledge being based upon a review of publicly available filings made by a Pledged Acquired Company with the Securities and Exchange Commission (or any successor thereto)), conflict with, result in a breach of or a default under, accelerate or permit the acceleration of the performance required by, or give to others any material rights or interests (including, without limitation, rights of purchase, termination, cancellation or acceleration) under, any material agreement or material instrument to which such Pledged Acquired Company or any Subsidiary of such Pledged Acquired Company is a party or by which it or its properties (now owned or hereafter acquired) may be subject or bound, if such conflict, breach, default, acceleration or rights or interest could reasonably be expected to have a material adverse effect on the value of the Pledged Securities or on the rights of the

         Administrative Agent under this Agreement; provided that the
                                                    --------
         representation in this clause (c) does not apply to Pledged Acquired Companies and Subsidiaries of Pledged Acquired Companies, the aggregate value of whose Pledged Securities, together with the aggregate value of Pledged Securities (as such term is used in the other Related Documents) under the other Related Documents as to which a similar representation is not made, does not exceed 10% of the value of all Pledged Securities of Pledged Acquired Companies (as such terms are defined in all Related Documents), or

                           (d) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Pledgor, a Pledged Acquired Company or any of their respective Subsidiaries, other than the Liens created by the Related Documents.

         2.6      No Event of Default; Compliance with Instruments.
                  ------------------------------------------------

                  No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. The Pledgor is not in violation of any term of any certificate of incorporation, by-law, or material agreement or instrument to which the Pledgor is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

         2.7      Business.
                  --------

                  The Pledgor has no material assets other than Pledged Securities, the TWI Agreements, other shares of capital stock and intercompany receivables, and has no material liabilities other than liabilities permitted by this Agreement.

         2.8      Litigation.
                  ----------

                  There is no pending or (to the Pledgor's knowledge after due inquiry) threatened proceeding by or before any Official Body against or affecting the Pledgor or its Subsidiaries which if adversely decided would have a material adverse effect on the business, operations or financial condition of the Pledgor or on the ability of the Pledgor to perform its obligations under the Related Documents to which it is a party.

         2.9      Pension Related Matters.
                  -----------------------

                  The Pledgor has no liability (contingent or otherwise) for, and none of the Pledgor's assets are encumbered in connection with,

                           (a) the minimum funding requirements under ERISA or the Code with respect to a Plan (including, without limitation, joint and several liability with a Controlled Group Member for the minimum funding requirement and the excise tax for failure to meet such requirement, any Lien for contributions with respect to a Plan which are due and unpaid by the Pledgor or a Controlled Group Member, and any security posted by the Pledgor to obtain a waiver of the minimum funding requirement),

                           (b) any amendment to a Plan,

                           (c) any PBGC premiums with respect to a Plan which are due and unpaid by the Pledgor or a Controlled Group Member, or

                           (d) the termination of a Plan or withdrawal by the Pledgor or a Controlled Group Member from any Multiemployer Plan. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), as certified to by the Plan's actuary, for all Plans does not exceed $5,000,000.

         2.10     Taxes.
                  -----

                  All tax returns required to be filed by the Pledgor or its Consolidated Group have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Pledgor or any member of its Consolidated Group or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid, other than taxes, assessments, fees and other governmental charges (a) which are being contested in good faith and by appropriate proceedings diligently conducted, (b) which have been appropriately reserved against in accordance with GAAP, (c) which have not resulted in the imposition of any Lien on any Pledged Securities and (d) which will not have a material adverse effect on the business, operations or financial condition of the Pledgor. The reserves and provisions for taxes on the books of the Pledgor are adequate for all open years and for its current fiscal period. The Pledgor does not know of any proposed additional assessment or basis for any material assessment for additional taxes of the Pledgor (whether or not reserved against), except that, with respect to its Consolidated Group, the taxable years ended December 31, 1987 through December 31, 1995 are being examined by the Internal Revenue Service.

         2.11     Power To Carry On Business.
                  --------------------------

                  The Pledgor has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

         2.12     Compliance with Laws.
                  --------------------

                  The Pledgor is not in violation of or subject to any contingent liability on account of any Law (including, but not limited to, federal and state securities laws and the Communications Act), except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of the Pledgor or the ability of the Pledgor to perform its obligations under this Agreement and the other Related Documents to which it is a party.

         2.13     Status of the Shares.
                  --------------------

                  (a) As of the date of any pledge hereunder of any Pledged Securities, (i) the Pledgor will own such Pledged Securities of record and beneficially, in each case free and clear of any Lien, charge, encumbrance or restriction on transfer (including, but not limited to, any withdrawal, rescission or similar right of a prior holder of such shares pursuant to any federal or state securities law), except (A) as otherwise provided by this Agreement, (B) with respect to shares of TWI Series LMCN-V Common Stock, the restrictions set forth in Schedule 3.5 to the Credit Agreement, the Stockholders' Agreement and Section 6.1 of the Certificate of Designation, (C) the restrictions of Section 310(b) of the Communications Act, and (D) as the right of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks to dispose of such shares (1) may be limited by the Securities Act and the regulations promulgated by the Securities and Exchange Commission (or any successor thereto) thereunder and by applicable state securities laws or (2) may require the consent of the FCC as to the transfer of control of licenses granted by the FCC to a Pledged Acquired Company or its Subsidiaries, the consent of certain Official Bodies as to the transfer of control of franchises, licenses, permits or other authorizations granted to a Pledged Acquired Company or its Subsidiaries, or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transfer of control of a Pledged Acquired Company or its Subsidiaries, and
(ii) all of such Pledged Securities will be duly authorized, validly issued, fully paid and non-assessable. Upon the delivery to the Administrative Agent or its nominee of the certificates representing the Pledged Securities as provided in Section 3.1, the Security Interests in the Pledged Securities shall constitute perfected security interests prior to the rights of all third parties.

                  (b) As of the date of any pledge hereunder of Pledged Securities constituting Shares:

                           (i)  in the case of TWI Series LMCN-V Common Stock,
         (A) the sale of such Pledged Securities by the Administrative Agent pursuant hereto shall be exempt from the registration requirements of the Securities Act or (B) the Administrative Agent shall be able to exercise rights with respect to such shares under Section 2 of the LMC Registration Rights Agreement and

                           (ii) in all other cases, for purposes of Rule 144 promulgated under the Securities Act, such Pledged Securities shall have been held by the Pledgor for a period in excess of one year in a manner that will permit the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent to tack such ownership or the sale of such Pledged Securities by the Administrative Agent pursuant hereto shall be exempt from the registration requirements of the Securities Act.

         2.14     Accurate and Complete Disclosure.
                  --------------------------------

                  No representation or warranty made by the Pledgor under this Agreement is, and no statement made by the Pledgor in any financial statement, certificate, report, exhibit or document furnished by the Pledgor to the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks pursuant to or in connection with this Agreement will be, at the time furnished, false or misleading in any material respect (including, without limitation, by omission of material information necessary to make such representation, warranty or statement not misleading).

         2.15     Investment Company.
                  ------------------

                  The Pledgor is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         2.16     Public Utility Holding Company.
                  ------------------------------

                  The Pledgor is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         2.17     Solvency.
                  --------

                  The Pledgor is not, and after giving effect to the transactions contemplated by the Credit Agreement, the Revolving Credit Notes and the Related Documents, will not be, insolvent, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature.

         2.18     TWI Agreements and TWI Stock Documents.
                  --------------------------------------

                  This Agreement satisfies the definitions of "Permitted Pledge" and "Exempt Transfer" in the Stockholders' Agreement, and the Pledgor shall have complied with the requirements of the Stockholders' Agreement in connection with the pledge of any shares of TWI Series LMCN-V Common Stock hereunder. This Agreement satisfies the requirements of Section 6.1(b) of the Certificate of Designation. Neither the Pledgor nor any Affiliate shall have given any other person a proxy to vote the shares of TWI Series LMCN-V Common Stock pledged pursuant to this Agreement, except proxies that state that they terminate upon notice from the Administrative Agent to the holder that an Event of Default has occurred.

         The Pledgor agrees that the representations and warranties contained in this Article 2 shall be deemed to have been made by the Pledgor at such times as the Credit Agreement shall provide as though then made under this Agreement.


ARTICLE 3.    THE SECURITY INTERESTS

         3.1  Pledge and Grant of Security Interests.
              --------------------------------------

              (a) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, the Pledgor hereby pledges to and with the Administrative Agent for the ratable benefit of itself, the Banks, the Syndication Agent and the Documentation Agent and grants to the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent a security interest in the Collateral.

              (b) On any date on which the Pledgor desires to pledge Shares hereunder, the Pledgor shall deliver or cause to be delivered to the Administrative Agent or its nominee:

                           (i) a Supplement to this Agreement in the form of Annex A hereto identifying such Shares; and

                           (ii) certificates representing such Shares duly endorsed by the Pledgor or accompanied by undated stock powers duly executed in blank by the Pledgor and in form appropriate in the judgment of the Administrative Agent to transfer record ownership of such Shares to the Administrative Agent or its nominee.

                  (c) On each date, if any, on which a Parent Subsidiary Agreement shall have been executed and delivered by all of the parties thereto, the Pledgor shall deliver or cause to be delivered to the Administrative Agent or its nominee certificates representing all of the issued and outstanding shares of the capital stock of the Parent Subsidiary party thereto in which the Pledgor shall have any right, title or interest duly endorsed by the Pledgor or accompanied by undated stock powers duly executed in blank by the Pledgor and in form appropriate in the judgment of the Administrative Agent to transfer record ownership of such shares to the Administrative Agent or its nominee.

                  (d) The Security Interests are granted as security only and shall not subject the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

         3.2      Ratable Benefit of the Banks, the Syndication Agent, the
                  --------------------------------------------------------
Documentation Agent and the Administrative Agent.
------------------------------------------------

                  The Security Interests granted to and created in favor of the Administrative Agent by this Agreement and the rights and remedies granted to the Administrative Agent hereunder shall be for the benefit of itself, the Banks, the Syndication Agent and the Documentation Agent ratably according to the amount of the Obligations to each of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent. Each of the rights, privileges and remedies accorded to the Administrative Agent under this Agreement or otherwise by statute or at law or in equity with respect to the Collateral may be exercised by the Administrative Agent, but only for the ratable benefit of itself, the Banks, the Syndication Agent and the Documentation Agent. Any Collateral held or recovered at any time by the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank or any realization on account thereof shall inure to the ratable benefit of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent.

         3.3      Release of Pledged Securities; Termination of Security
                  ------------------------------------------------------
Interests.
---------

                  Subject to Section 9.4, upon the payment in full of the Revolving Credit Notes, the performance by the Borrower of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents, the performance by the Parent and each Parent Subsidiary of all their respective obligations under the Pledge Agreements, and the termination of the Commitments, (i) the Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor, and (ii) the Administrative Agent shall, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and to transfer the Collateral to or upon the order of the Pledgor, provided, however, that, notwithstanding anything to
                          --------  -------
the contrary contain herein,

                        (a) upon the disposition of any Pledged Securities constituting Shares in accordance with Section 7.1 of this Agreement, the Administrative Agent shall release its Security Interest in such Pledged Securities, and

                        (b) in the event of the release of any Parent Subsidiary Agreement in accordance with Section 5.2 thereof, the Administrative Agent shall, promptly after the request of the Pledgor, release its Security Interest in all of the Pledged Securities constituting shares of the capital stock of the Parent Subsidiary party thereto, provided that:
                  --------

                             (i) immediately before and after giving effect to such release, no Event of Default or Potential Default shall exist, and

                             (ii)    the Administrative Agent shall have
                  received a certificate, in all respects satisfactory to the Administrative Agent, of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor to the foregoing effect.


ARTICLE 4.        CERTAIN MATTERS WITH RESPECT TO COLLATERAL

         4.1      Record Ownership of Pledged Securities.
                  --------------------------------------

                  Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, after the occurrence of an Event of Default, the Administrative Agent may at any time or from time to time, in its sole discretion, cause any or all of the Pledged Securities to be transferred of record into the name of the Administrative Agent or its nominee. The Pledgor shall promptly give to the Administrative Agent copies of any notices or other communications received by the Pledgor with respect to any Pledged Securities registered in the name of the Pledgor, and the Administrative Agent shall promptly give to the Pledgor, copies of any notices or other communications received by the Administrative Agent with respect to any Pledged Securities registered in the name of the Administrative Agent or its nominee. The Administrative Agent shall promptly furnish duplicates of all such notices or other communications so received by it to the Banks.

         4.2      Right to Receive Distributions on Collateral.
                  --------------------------------------------

                  Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, unless an Event of Default or Potential Default shall have occurred and be continuing, the Pledgor shall have the right to receive and to retain all regular cash dividends paid upon the Pledged Securities, and all such regular cash dividends that are received by the

Administrative Agent shall forthwith be paid over to the Pledgor. The Administrative Agent shall have the right to receive and to retain as additional Collateral hereunder all other dividends, interest and other payments and distributions issued or made upon or in substitution or exchange for or with respect to the Collateral, including, without limitation, shares issued as a result of any reclassification, stock split, split-up or other corporate reorganization, and the Pledgor shall take all such action as the Administrative Agent may deem necessary or appropriate to give effect to such right. All such other dividends, interest and other payments and shares and distributions that are received by the Pledgor shall be received in trust for the benefit of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent and shall forthwith be paid over to the Administrative Agent as Collateral in the same form as received (with any necessary endorsements).

         4.3      Right to Vote Collateral.
                  ------------------------

                  Unless an Event of Default or Potential Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to all securities constituting part of the Collateral for any purpose not inconsistent with the terms or purpose of the Credit Agreement, the Revolving Credit Notes or the Related Documents; provided, however, that the Pledgor shall not in any
                       --------  -------
event exercise such rights in any manner which could reasonably be expected to have a material adverse effect on the value of the Pledged Securities or the security intended to be provided by this Agreement. Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation if an Event of Default or Potential Default shall have occurred and be continuing, the Administrative Agent shall have the right, to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to, all securities constituting part of the Collateral with the same force and effect as if the Administrative Agent were the absolute and sole owner thereof.

         4.4      Preservation of Collateral.
                  --------------------------

                  The Pledgor assumes full responsibility for taking any and all necessary steps to preserve rights with respect to the Collateral against prior parties. The Administrative Agent shall exercise reasonable care in the custody and preservation of the Collateral, and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in its possession if the Administrative Agent takes such action for that purpose as the Pledgor shall request in writing, provided that
                                                                 --------
such requested action will not, in the judgment of the Administrative Agent, impair the Administrative Agent's security interest in the Collateral or its rights in, or the value of, the Collateral, and provided further that such
                                                --------
written request is received by the Administrative Agent in sufficient time to permit the Administrative Agent to take the requested action.

         4.5      Certain Matters Relating to the LMC Registration Rights
                  -------------------------------------------------------
                  Agreement.
                  ---------

                  (a) Notwithstanding anything to the contrary in the Credit Agreement, any Revolving Credit Note or any Related Document, (i) the Pledgor shall remain liable under the LMC Registration Rights Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any rights or remedies under or in connection with the Credit Agreement, any Revolving Credit Note or any Related Document shall not release the Pledgor from any of its duties or obligations under the LMC Registration Rights Agreement, and (iii) none of the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank shall have any obligation or liability under the LMC Registration Rights Agreement by reason of the Credit Agreement, any Revolving Credit Note or any Related Document, nor shall the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  (b) This Agreement creates a valid security interest in the LMC Registration Rights Agreement in favor of the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent securing the Obligations, which security interest has been duly perfected and is prior to all other liens, security interests, options or other charges or encumbrances. All filings and other actions necessary or desirable to perfect and protect such security interest have been duly made and taken.

                  (c) The Pledgor shall perform and observe all of the terms and provisions of the LMC Registration Rights Agreement to be performed or observed by it, maintain the LMC Registration Rights Agreement in full force and effect, enforce the LMC Registration Rights Agreement in accordance with its terms and take all such action to such ends as the Administrative Agent may request from time to time.

                  (d) The Pledgor shall furnish to the Administrative Agent, promptly upon receipt thereof, copies of all notices and other communications received by the Pledgor under or in connection with the LMC Registration Rights Agreement, and from time to time upon the request of the Administrative Agent make to any other party to the LMC Registration Rights Agreement such demands and requests for information and reports or for action as the Pledgor is entitled to make under or in connection therewith.

                  (e) The Pledgor shall, and shall cause its subsidiaries to, exercise their rights to demand registration of TWI capital stock under Section 2 of the LMC Registration Rights Agreement, if and to the extent required to enable the Administrative Agent, on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent, to cause a registration of TWI capital stock constituting Pledged Securities (as defined herein and in the other Related Documents) under Section 2 of the LMC Registration Rights Agreement.


ARTICLE 5.        THE GUARANTY

         5.1      Guaranty
                  --------

                  (a) Subject to Sections 5.1(b), the Pledgor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The provisions of this Section 5.1 constitute a guaranty of payment, and none of the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank shall have any obligation to enforce the Credit Agreement, any Revolving Credit Note or any Related Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including, without limitation, making or perfecting any claim against any person or any collateral security for any of the Obligations prior to being entitled to the benefits of this Section
5.1. The Administrative Agent may, at its option, proceed against the Pledgor, in the first instance, to enforce the Obligations without first proceeding against the Borrower, the Parent, any Parent Subsidiary or any other person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Obligation in accordance with its terms, the Administrative Agent, the Syndication Agent, the Documentation Agent or such Bank, as the case may be, shall be entitled to receive hereunder from the Pledgor after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of the Pledgor hereunder shall not, as of any date of determination, exceed the lesser of (i) the highest amount that is valid and enforceable against the Pledgor under principles of New York State contract law, and (ii) the sum of (A) all Consideration received by such Guarantor as of such date of determination, plus (B) 95% of the Net Worth of the
                                            ----
Pledgor on such date of determination.

                  (c) The Pledgor agrees that its liability hereunder may at any time and from time to time exceed the its maximum liability hereunder without impairing this Agreement or affecting the rights and remedies of the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank under this Agreement.

         5.2      Termination[; Effectiveness]/1/
                  ----------------------------

                  [(a)] Subject to Section 9.4, upon the payment in full of the Revolving Credit Notes, the performance by the Borrower of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents, the performance by the Parent and each Parent Subsidiary of all their respective obligations under the Credit Agreement and the Pledge Agreements, and the termination of the Commitments, this Agreement shall be terminated, and the Pledgor shall have no further obligations or liabilities hereunder, provided, however, that,
           --------  -------

-----------------------
/1/
         Delete all bracketed provisions of this Section 5.2 if the Pledgor is not Liberty Broadcasting, Inc.

notwithstanding anything to the contrary contained herein, this Agreement shall be terminated, and the Pledgor shall have no further obligations or liabilities hereunder, at such time, if any, as there shall be no Pledged Securities.

                  [(b) Notwithstanding anything to the contrary contained herein, Sections 2.6, 2.7, 2.9, 2.10, 2.11, 2.18, 4.5, 5.1 and 10.13, Article 6
(other than Sections 6.1(h), 6.2, 6.6 and 6.9) and Article 7 (other than Sections 7.1(a), 7.8 and 7.13) shall not be in effect, and the Pledgor shall have no obligations or liabilities thereunder, at any time when the Pledged Securities shall not consist of any Shares.]


ARTICLE 6.        AFFIRMATIVE COVENANTS

         The Pledgor covenants and agrees that on and after the date hereof and until the later to occur of (i) the termination of the Commitments, and (ii) the payment in full of the Revolving Credit Notes, the performance by the Borrower of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents and the performance by the Parent and each Parent Subsidiary of all their respective obligations under the Credit Agreement and the Pledge Agreements:

         6.1      Information Requirements.
                  ------------------------

                  (a)   Reports and Information. Promptly upon their becoming
                        -----------------------
available to the Pledgor, the Pledgor shall deliver to the Banks a copy of (i) all regular or special reports or registration statements which the Pledgor shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Pledgor to its stockholders, bondholders or the financial community in general, and (iii) any reports submitted to the Pledgor by independent accountants in connection with any annual, interim or special audit of the Pledgor.

                  (b)   Further Information. Subject to any applicable
                        -------------------
restrictions on disclosure under securities laws, the Pledgor will promptly furnish to each Bank such other information and in such form as such Bank may reasonably request.

                  (c)   Notice of Event of Default. Promptly upon obtaining
                        --------------------------
knowledge of any Event of Default or Potential Default the Pledgor shall give the Banks notice thereof, together with a written statement of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Pledgor.

                  (d)   Notice of Material Adverse Change. Promptly upon
                        ---------------------------------
obtaining knowledge thereof the Pledgor shall give the Banks notice of any material adverse change in the business, operations or financial condition of the Pledgor.

             (e)  Notice of Material Proceedings. Promptly upon obtaining
                  ------------------------------
knowledge thereof the Pledgor shall give the Banks notice of the commencement, existence or threat of any proceeding by or before any Official Body against or affecting the Pledgor or any of its Subsidiaries which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Pledgor and its Subsidiaries taken as a whole or on the ability of the Pledgor to perform its obligations under this Agreement and the other Related Documents to which it is a party.

             (f)  Notice of Pension-Related Events. Promptly after the Pledgor
                  --------------------------------
or any Controlled Group Member, or any administrator of a Plan:

                  (i)    receives the notification referred to in subsections
         (i), (iv), or (vii) of Section 7.1(i) of the Credit Agreement,

                  (ii)   has knowledge of

                         (A) the occurrence of a Reportable Event with respect to a Plan,

                         (B) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in subsections (ii) and (vi) of Section 7.1(i) of the Credit Agreement,

                         (C) any event which has occurred or any action which has been taken which could result in complete withdrawal, partial withdrawal, or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in subsection (vii) of Section 7.1(i) of the Credit Agreement,

                         (D) any action which has been taken in furtherance of, any agreement which has been entered into for, or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in subsection
             (iii) of Section 7.1(i) of the Credit Agreement,

                         (E) any action to amend a Plan which requires security to be provided to such Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, or

                         (F) any failure to pay the PBGC premium with respect to a Plan when due, or

                  (iii) files a notice of intent to terminate a Plan with the Internal Revenue Service (or any successor thereto) or the PBGC (or any successor thereto); or files with the Internal Revenue Service (or any successor thereto) a request pursuant to Section 412(d) or 412(e) of the Code for a variance from the minimum funding standard or an extension of the period for amortizing unfunded liabilities, respectively, for a Plan; or files a return with the Internal Revenue Service (or any successor thereto) with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan, the Pledgor will furnish to the Banks a copy of any notice received, request or petition filed, and agreement entered into; the most recent Annual Report (Form 5500 Series) and attachments thereto for such Plan; the most recent actuarial report for such Plan; any notice, return, or materials required to be filed with the Internal Revenue Service (or any successor thereto) in connection with such event, action, or filing; and a written statement of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor describing such event or the action taken and the reasons therefor.

                  (g) Notice of Other Material Defaults. Promptly upon obtaining
                      ---------------------------------
knowledge of any material default by the Pledgor or any Subsidiary of the Pledgor under any material agreement or instrument to which the Pledgor or any such Subsidiary is a party or by which the Pledgor or any such Subsidiary or any of its properties may be bound, which default could reasonably be expected to have a material adverse effect on the business, operation or financial condition of the enterprise comprised of the Pledgor and its Subsidiaries taken as a whole or on the ability of the Pledgor to perform its obligations under this Agreement and the other Related Documents to which it is a party, the Pledgor shall give the Banks notice thereof, together with a written statement of the President, any Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the Pledgor setting forth the details thereof.

                  (h) Visitation. The Pledgor shall permit such persons as the
                      ----------
Administrative Agent or any Bank may designate to visit and inspect any of the properties of the Pledgor, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its officers, employees and independent accountants at such times and as often as the Administrative Agent or such Bank may reasonably request. The Pledgor hereby authorizes such officers, employees and independent accountants to discuss with the Administrative Agent and the Banks the affairs of the Pledgor.

         6.2      Preservation of Existence and Franchises.
                  ----------------------------------------

                  The Pledgor shall maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. The Pledgor shall qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a material adverse effect on the business, operations or financial condition of the Pledgor.

         6.3      Insurance.
                  ---------

                  The Pledgor shall maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

         6.4      Payment of Taxes and Other Potential Charges and Priority
                  ---------------------------------------------------------
Claims; Payment of Other Current Liabilities.
--------------------------------------------

                  The Pledgor shall pay or discharge:

                           (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

                           (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                           (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Pledgor in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Pledgor;

provided that prior to the imposition of any Lien with respect to such tax
--------
assessment, charge, levy, claim or current liability, the Pledgor need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of the Pledgor.

         6.5      Financial Accounting Practices.
                  ------------------------------

                  The Pledgor shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

                           (a) transactions are executed in accordance with management's general or specific authorization,

                           (b)  transactions are recorded as necessary:

                                (i) to permit preparation of financial
                  statements in conformity with GAAP and

                           (ii) to maintain accountability for assets,

                           (c) access to assets is permitted only in accordance with management's general or specific authorization and

                           (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         6.6      Compliance with Laws.
                  --------------------

                  The Pledgor shall comply with all applicable Laws (including, but not limited to, federal and state securities laws and the Communications
Act), provided that the Pledgor shall not be deemed to be in violation of this
      --------
Section 6.6 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially affect the business, operations or financial condition of the Pledgor or the ability of the Pledgor to perform its obligations under this Agreement or the other Related Documents.

         6.7      Government Authorizations, etc.
                  ------------------------------

                  The Pledgor shall obtain and maintain in force all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary or advisable in connection with execution and delivery of this Agreement, the other Related Documents to which it is a party, consummation of the transactions herein or therein contemplated, and performance of or compliance with the terms and conditions hereof or thereof.

         6.8      Contracts.
                  ---------

                  The Pledgor shall comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, provided that the Pledgor shall not
                                             --------
be deemed to be in violation of this Section 6.8 as a result of any failure to comply which would not have a material adverse effect on the business, operations or financial condition of the Pledgor or on the ability of the Pledgor to perform its obligations under this Agreement or the other Related Documents.

         6.9     Filing; Further Assurances.
                 --------------------------

                  The Pledgor shall, from time to time, at its expense and in such manner and form as the Administrative Agent may require, execute, deliver, file and record any financing statement, specific assignment, notice or other instrument or document and take any other action that may be necessary or appropriate, or that the Administrative Agent may request, in order to create, preserve, perfect or validate the Security Interests or to enable the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks to exercise and enforce their respective rights hereunder with respect to any of the Collateral. The Pledgor hereby authorizes the Administrative Agent to execute and file, in the name of the Pledgor or otherwise, such UCC financing statements as the Administrative Agent in its sole discretion may deem necessary or appropriate further to perfect the Security Interests.

ARTICLE 7.  NEGATIVE COVENANTS

         The Pledgor covenants and agrees that on and after the date hereof and until the later to occur of (i) the termination of the Commitments, and (ii) the payment in full of the Revolving Credit Notes, the performance by the Borrower of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents and the performance by the Parent and each Parent Subsidiary of all their respective obligations under the Credit Agreement and the Pledge Agreements:

         7.1      Pledged Securities; Liens.
                  -------------------------

                  (a) The Pledgor shall not sell, assign, transfer, exchange, withdraw from pledge or otherwise dispose of or grant any option with respect to, the Pledged Securities; provided that the Pledgor may sell, assign,
                            --------
transfer, exchange, withdraw from pledge or otherwise dispose of Shares constituting Pledged Securities, provided further that, at the time of each such
                                 -------- -------
disposition and immediately after giving effect thereto,

                      (i) no Potential Default or Event of Default shall exist,

                      (ii)   the Loan/Value Percentage would not exceed 50% and

                      (iii) in the event that there are any restrictions on the sale of Shares under Rule 144 promulgated under the Securities Act of 1933, as amended,

                             (A) such Pledged Securities shall be subject to the greatest of such restrictions, and

                             (B) the Qualified Affiliates shall own sufficient shares of TWI capital stock so that, upon the exercise of their respective rights to demand registration of TWI capital stock under Section 2 of the LMC Registration Rights Agreement, the Administrative Agent would be able to cause a registration of TWI capital stock constituting Pledged Securities under such Section.

                  (b) The Pledgor shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, including, without limitation, any Pledged Securities, or agree or become liable to do so, except Liens arising under this Agreement.

                  (c) To the extent the Pledgor has the power to do so, the Pledgor shall not permit any Pledged Acquired Company to take any action which could reasonably be expected to have a material adverse effect on the value of the Pledged Securities or on the rights of the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank under this Agreement.

         7.2     Indebtedness.
                 ------------

                  The Pledgor shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:

                           (a)       Indebtedness under the Related Documents;

                           (b)       Indebtedness under the Tax Sharing
         Agreement;

                           (c) current accounts payable arising out of transactions (other than borrowings) in the ordinary course of business; and

                           (d) other Indebtedness of the Pledgor to one or more of its Subsidiaries, provided that:
                                   --------

                                     (i)   immediately after the incurrence
                  thereof, the aggregate principal amount of all such Indebtedness incurred on or after the date hereof shall not exceed the aggregate amount of all cash dividends received on or after the date hereof by all such Subsidiaries in respect of any Shares, and

                                     (ii)  immediately before and after the
                  incurrence thereof, no Event of Default or Potential Default shall exist.

         7.3      Guarantees.
                  ----------

                  The Pledgor shall not at any time directly or indirectly assume, guarantee, become surety for, endorse or otherwise agree to become or remain directly or contingently liable upon or with respect to, any obligation or liability of any other person, except:

                           (a)       contingent liabilities under this
         Agreement;

                           (b) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

                           (c)       indemnities by the Pledgor of the
         liabilities of its directors or officers pursuant to provisions contained in its articles of incorporation or by-laws or as otherwise permitted by applicable law.

"Direct or contingent liability upon or with respect to any obligation or liability of any other person" of the Pledgor within the meaning of this Section
7.3 includes, but is not limited to, an agreement, contingent or otherwise:

                                     (i)  to reimburse banks, surety companies
                  and other persons in respect of drawings and other payments under letters of credit, guarantees, surety bonds and similar documents opened or issued by such other persons for the account of the Pledgor;

                  (ii) to purchase an obligation or assume a liability of such person or to supply funds for the payment or purchase of such obligation or satisfaction of such liability;

                  (iii) to subordinate a then-existing or future obligation or liability of such person to the Pledgor, to another then-existing or future obligation or liability of such person;

                  (iv) to make any loan, advance, capital contribution or other investment in, or to purchase any property, services or securities from, such person so as to enable such person to meet a minimum equity, net worth, working capital or other financial condition or to enable such person to satisfy any obligation or liability or pay any dividend or stock liquidation payment, or otherwise to supply funds to such person;

                  (v) to purchase, sell or lease (as lessee or lessor) property or assets or to purchase or sell services (A) primarily for the purpose of enabling such person to satisfy such obligation or liability or of assuring the owner of such indebtedness or liability against loss, or (B) regardless of the non-delivery of such property or assets or the failure to furnish such services, or (C) in a transaction otherwise having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of AICPA Statement of Financial Accounting Standards No. 47; or

                  (vi) any other action which is substantially equivalent in economic effect to any of the foregoing or otherwise substantially equivalent in economic effect to an assumption, guarantee, endorsement or other direct or contingent liability upon or with respect to any obligation or liability of such person.

     7.4  Loans and Investments.
          ---------------------

          The Pledgor shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other person, or agree, become or remain liable to do any of the foregoing, except:

             (a) TWI Series LMCN-V Common Stock and capital stock of Parent Subsidiaries and Acquired Companies;

             (b) demand deposits, time deposits or certificates of deposit in Banks or in United States commercial banks having shareholders' equity of at least $100,000,000 and maturing not in excess of one year from the date of acquisition;

             (c) loans from the Pledgor to its direct and indirect parent corporations, provided that, immediately before and after giving effect to
                   --------
     each such loan, no Event of Default or Potential Default shall exist; and

             (d) contributions of Shares to Parent Subsidiaries which, at the time thereof, shall not constitute Pledged Securities.

     7.5  Dividends and Related Distributions.
          -----------------------------------

          The Pledgor shall not declare, make, pay, or agree, become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the capital stock of the Pledgor or on account of the purchase, redemption, retirement or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of the Pledgor, except:

             (a) distributions of Shares and shares of the capital stock of the Pledgor's Subsidiaries made by the Pledgor, provided that:
                                                 --------

                  (i) at the time of each such distribution, (A) such Shares or shares, as the case may be, shall not constitute Pledged Securities, and (B) Section 5.1 of the Parent Agreement shall not be in effect in accordance with the provisions of Section 5.2 thereof; and

                  (ii) immediately before and after giving effect to each such distribution, no Event of Default or Potential Default shall exist; and

             (b)  cash dividends paid by the Pledgor, provided that:
                                                      --------

                  (i) immediately after giving effect to each such dividend, the aggregate amount of all such dividends made on or after the date hereof shall not exceed the aggregate amount of all cash dividends received on or after the date hereof by the Pledgor and its Subsidiaries in respect of any Shares, and

                  (ii) immediately before and after giving effect to each such dividend, no Event of Default or Potential Default shall exist.

     7.6  Sale-Leasebacks.
          ---------------

          The Pledgor shall not at any time enter into or suffer to remain in effect any transaction to which the Pledgor is a party involving the sale, transfer or other disposition by the Pledgor of any property, real or personal, now owned or hereafter acquired, with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes.

     7.7  Leases.
          ------

          The Pledgor shall not at any time enter into or suffer to remain in effect any agreement to lease, as lessee, any real or personal property.

     7.8  Merger.
          ------

          The Pledgor shall not merge with or into or consolidate with any other person, or agree to do any of the foregoing.

     7.9  Self-Dealing.
          ------------

          The Pledgor will not at any time enter into or carry out any transaction with (including, without limitation, purchasing property or services from or selling property or services to) any Affiliate, except:

             (a) transactions contemplated by the Credit Agreement and the Related Documents; and

             (b) payments under the terms of the Tax Sharing Agreement to permit TCI to pay Federal, state and local income taxes applicable to the Pledgor; provided, that such payments do not exceed the amount of taxes
              --------
     that would be payable by the Pledgor if it were not a member of its Consolidated Group.

     7.10 Continuation of or Change In Business.
          -------------------------------------

          The Pledgor shall not engage in any business other than the following:

             (a) any business otherwise expressly permitted under this Agreement;

             (b)  the creation of Subsidiaries; and

             (c) the disposition of Shares and shares of the capital stock of its Subsidiaries, provided that:
                       --------

                  (i) at the time of each such disposition, (A) such Shares or shares, as the case may be, shall not constitute Pledged Securities, and (B) Section 5.1 of the Parent Agreement shall not be in effect in accordance with the provisions of Section 5.2 thereof; and

                  (ii) immediately before and after giving effect to each such disposition, no Event of Default or Potential Default shall exist.

     7.11 TWI Agreements and TWI Stock Documents.
          --------------------------------------

             (a) The Pledgor will not give a proxy or similar right to any person for the voting of the Pledged Securities unless such proxy states that it terminates upon notice from the

Administrative Agent that an Event of Default has occurred.

             (b) The Pledgor will not consent to any change, amendment, supplement, other modification to, or the termination or cancellation of, the provisions of the TWI Agreements or the TWI Stock Documents, if the proposed change, amendment, supplement, modification, termination or cancellation could have a material adverse effect on the Collateral, the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank.

     7.12 Regulation U.
          ------------

          The Pledgor shall not (i) pledge any security under the Pledge Agreements that is "margin stock" for purposes of Regulation U, as amended, promulgated by the Board of Governors of the Federal Reserve System (or any successor thereto), or (ii) convert, or permit the conversion of, any shares of TWI Series LMCN-V Common Stock into "margin stock", in each case if, in the judgment of any Bank, such pledge or conversion, as the case may be, would cause such Bank to violate said Regulation U.

     7.13 Use of Proceeds.
          ---------------

          Neither the making of any Loan under the Credit Agreement nor the use of the proceeds thereof by the Pledgor will violate any of Regulation G, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of the Loans will be used by the Pledgor to purchase or carry "margin stock" (within the meaning of said Regulation U) in violation of said Regulation U or to extend credit for the purpose of purchasing or carrying any such margin stock in violation of said Regulation U.


ARTICLE 8. GENERAL AUTHORITY; REMEDIES

     8.1  Administrative Agent as Attorney-in-Fact.
          ----------------------------------------

          The Pledgor hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Administrative Agent or its nominee, the Syndication Agent, the Documentation Agent, the Banks or otherwise, for the sole use and benefit of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Banks and the Holders of Obligations, but at the Pledgor's expense, to exercise, subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

             (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

             (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

              (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectively as if the Administrative Agent were the absolute owner thereof, as provided in
     Section 8.2,

              (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, and

              (e) to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Collateral.

     8.2  Sale of Collateral.
          ------------------

          (a) Subject to the provisions of the Stockholders' Agreement and the Certificate of Designation, if any Event of Default shall have occurred and be continuing under the Credit Agreement and the Loans shall have been declared or shall have become due and payable, the Administrative Agent may exercise on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights of a secured party under the UCC and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, subject to paragraph (d) of this Section 8.2, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory, subject to compliance with mandatory provisions of law.

          (b) Any Bank or any Holder of Obligations may be the purchaser of any or all of the Collateral so sold at any sale and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind.

          (c) The Administrative Agent is authorized, in connection with any such sale, if it deems it advisable so to do:

              (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that such investors are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral,

              (ii) to cause to be placed on certificates for any or all of the Pledged Securities or any other securities pledged hereunder, if applicable, a legend to the effect that such Pledged Securities or other securities have not been registered under the Securities Act and may not be disposed of in violation of the provisions of the Securities Act, and

              (iii) to impose such other limitations or conditions in connection with any such sale as the Administrative Agent deems necessary or advisable in order to comply with the Securities Act or any other law.

The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption of the Pledgor. The Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any law now existing or hereafter adopted. The Administrative Agent agrees that, to the extent notice of sale is required by law, it shall give the Pledgor ten days' written notice (which notice shall be deemed to be commercially reasonable for purposes of the UCC) of its intention to make any such public or private sale, sale at a broker's board or on a securities exchange or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value or is of a type customarily sold in a recognized market. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such public or private sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale all or any part of the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment of a court or courts of competent jurisdiction.

              (d) If the Administrative Agent determines to exercise its right to sell all or any of the Collateral in a manner which would require registration of any of the Collateral under the provisions of the Securities Act, the Pledgor agrees, at its own expense,

                  (i) to execute and deliver, and to use its best efforts to cause the issuer thereof and each other corporation whose securities are to be sold and their respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such securities under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period of time as may be appropriate to enable prospectuses as required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (or any successor thereto) thereunder,

                 (ii) to use its best efforts to cause the issuer of such securities and each other corporation whose securities are to be sold to agree to make, and to make, available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering a period of at least 12 months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act,

                 (iii) to use its best efforts to qualify such securities under state "Blue Sky" or securities laws and to obtain the approval of any governmental authorities for the sale of such securities, as requested by the Administrative Agent, and

                 (iv) at the request of the Administrative Agent, to indemnify and hold harmless the Administrative Agent, the Banks, the Syndication Agent, the Documentation Agent, the Holders of Obligations and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act or otherwise insofar as such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Administrative Agent, the Banks, the Syndication Agent, the Documentation Agent, the Holders of Obligations or any underwriters (or any person controlling any of the foregoing), provided that the Pledgor shall not be liable in any
                        --------
     case to the Administrative Agent, the Syndication Agent, the Documentation Agent, a Bank, a Holder of Obligations or an underwriter to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished by the Administrative Agent, the Syndication Agent, the Documentation Agent, such Bank, such Holder of Obligations or such underwriter, as the case may be, expressly for use in such registration statement or prospectus.

           (e) The Pledgor recognizes that the Administrative Agent may be unable or may determine that it is not practicable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in federal or state securities laws and, under the circumstances then existing, may reasonably resort to one or more private sales. The Pledgor agrees that such private sales may be made at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale and that the Administrative Agent has no obligation to delay sale of any of the Collateral for the period of time necessary to permit the issuer or issuers thereof, even if such issuer or issuers would agree, to register such Collateral for public sale under the Securities Act, or applicable state securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner under the UCC if in connection with such sales the Administrative Agent has used its best efforts to obtain the best price reasonably obtainable under the circumstances and the Administrative Agent has complied with any requirement applicable to the Administrative Agent under the Securities Act.

     8.3   Consents.
           --------

           Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to the Credit Agreement, the Revolving Credit Notes or the Related Documents or otherwise which requires any consent, approval, registration, qualification or authorization of any Official Body, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, registration, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will take all actions requested by the Administrative Agent in order to obtain from the appropriate Official Body all necessary consents and approvals (i) for the transfer of the Collateral to the Administrative Agent upon the occurrence of an Event of Default, (ii) to effectuate any sale or sales of the Collateral pursuant to Article 8 hereof, and
(iii) for exercising any other right or remedy of the Administrative Agent under this Agreement.

     8.4   Administrative Agent May Perform.
           --------------------------------

           If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent, including, without limitation, the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section 10.1.

ARTICLE 9. WAIVERS, ETC.

     9.1   Absolute and Unconditional Obligations.
           --------------------------------------

           Subject to Sections 3.3 and 5.2, the obligations of, and Security Interests granted by, the Pledgor hereunder are absolute and unconditional and shall remain in full force and effect, irrespective of the genuineness, validity, regularity or enforceability of the Credit Agreement, the Revolving Credit Notes and the Related Documents, or of any assignment, modification or termination of the Credit Agreement, the Revolving Credit Notes and the Related Documents, and shall not be released, discharged or impaired in any way by reason of:

                 (a) any failure of the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks to retain or preserve any rights against any person or any other collateral,

                 (b) the invalidity of any such rights which the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks may attempt to obtain,

                 (c) the lack of prior enforcement by the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks of any rights against any person or any other collateral,

                 (d) the dissolution of the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks,

                 (e) the waiver, surrender, compromise, settlement, release or termination of any of or all the obligations, covenants or agreements of the Borrower, the Parent or any Parent Subsidiary contained in the Credit Agreement, the Revolving Credit Notes and the Related Documents,

                 (f) the failure to give notice to the Borrower, the Parent or any Parent Subsidiary of the occurrence of a breach of the Credit Agreement, the Revolving Credit Notes and the Related Document,

                 (g) the extension of the time for payment of any amount owing or payable under the Credit Agreement, the Revolving Credit Notes and the Related Documents or of the time for performance of any obligations, covenants or agreements under or arising out of the Credit Agreement, the Revolving Credit Notes and the Related Documents,

                 (h) the taking or the omission of any of the actions referred to in the Credit Agreement, the Revolving Credit Notes and the Related Documents,

                 (i) any circumstances which might give rise to any right of termination, release, rescission, discharge, modification or suspension by the Pledgor of its obligations hereunder or of the Security Interests by reason of any misstatement, breach of warranty or other act or omission by the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks whether or not consented to by the Pledgor, or

                 (j)   any other circumstance which might in the absence of this
     Section 9.1 constitute a legal or equitable release or discharge of the Pledgor from the performance or observance of any obligation, covenant or agreement contained in this Agreement or limit the recourse of the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks to the Pledgor or the Collateral, nor shall the obligations of the Pledgor hereunder or the Security Interests be affected in any way by any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law hereinafter initiated by or against the Borrower, the Parent, any Parent Subsidiary, the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks.

Subject to Sections 3.3 and 5.2, (i) no setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature (other than the performance by the Pledgor of its obligations hereunder) shall be available hereunder to the Pledgor against the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks, and (ii) the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks need not exhaust their remedies against the Borrower, the Parent, any Parent Subsidiary or any other party to a Related Document or against any other collateral before proceeding against the Collateral.

     9.2   Waivers.
           -------

           For purposes of this Agreement, the Pledgor hereby unconditionally waives, as conditions precedent to the enforcement of this Agreement:

                 (a) demand for payment, protest and notice of nonpayment or dishonor,

                 (b) all other notices and demands (including, without limitation, notice of the acceptance of this Agreement or of the intention to act in reliance hereon),

                 (c)   any notice of any of the matters referred to in Section
     9.1,

                 (d) all notices which may be required by statute, rule of law, or otherwise to preserve any rights against the Pledgor hereunder, including, without limitation, any notice of borrowing, any demand, proof or notice of nonpayment of any sums payable under the Credit Agreement, the Revolving Credit Notes and the Related Documents or any notice of any failure on the part of the Borrower, the Pledgor, any Parent Subsidiary or any other party to perform and comply with any term or condition of the Credit Agreement, the Revolving Credit Notes and the Related Documents,

                 (e)   any requirement of diligence and

                 (f) any right or claim to reimbursement from the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks for monies paid by the Pledgor pursuant to this Agreement.

The Pledgor also hereby waives, any right to require, and the benefit of all laws now or hereafter in effect giving the Pledgor the right to require, any prior enforcement, and the Pledgor agrees that any delay in enforcing or failure to enforce any such rights or in making demand on the Pledgor for the performance of the obligations of the Pledgor under this Agreement shall not in any way affect the liability of the Pledgor hereunder or the validity of the Security Interests; and the Pledgor hereby waives, as against the Administrative Agent, the Syndication Agent, the Documentation Agent or any of the Banks and any person claiming under any of them, all rights and benefits which might accrue to it by reason of any of the aforesaid bankruptcy, arrangement, reorganization, or similar proceedings and agrees that its liabilities hereunder and the validity of the Security Interests shall not be affected by the aforesaid bankruptcy, arrangement, reorganization, or similar proceedings and further agrees that its liabilities hereunder and the validity of the Security Interests shall not be affected by any modification, limitation or discharge of the obligations of the Borrower, the Parent or any Parent Subsidiary that may result from any such proceedings.

     9.3   Reliance.
           --------

           The Pledgor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank upon this Agreement or acceptance of this Agreement; and the Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings among the Borrower, the Parent, each Parent Subsidiary and the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement.

     9.4   Recovery of Payments.
           --------------------

           The Pledgor agrees that in the event any amounts are paid to the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks pursuant to the Credit Agreement, any Revolving Credit Note or any Related Document its liability hereunder shall continue and remain in full force and effect in the event that all or any part of any such payment is thereafter recovered as a preference or fraudulent transfer under any applicable bankruptcy or insolvency law.

     9.5   Waiver of Subrogation.
           ---------------------

           The Pledgor hereby irrevocably waives and releases any and all rights of subrogation, indemnification, reimbursement and similar rights which the Pledgor may have against or in respect of the Borrower, the Parent or any Parent Subsidiary relating to the obligations being secured or guaranteed hereunder, including, without limitation, all rights that would result in the Pledgor being deemed a 'creditor' of the Borrower, the Parent or any Parent Subsidiary under the federal Bankruptcy Code (Title 11 of the United States Code), as amended.

ARTICLE 10.      MISCELLANEOUS

     10.1  Expenses.
           --------

           The Pledgor shall forthwith upon demand pay to the Administrative
Agent:

                 (a) the amount of any taxes that the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank may have been required to pay:

                       (i) by reason of or in connection with the Security Interests (including, without limitation, any applicable stamp taxes or transfer taxes) or the execution and delivery of this Agreement or

                       (ii) to free any of the Collateral from any Lien thereon, and

                 (b) the amount of any out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of counsel and of any agent, that the Administrative Agent may incur in connection with,

                       (i) the performance by the Administrative Agent of its duties under this Agreement,

                       (ii) the collection, sale or other disposition of any of the Collateral, including, without limitation, any expenses of registration of the Collateral,

Collateral,

                             (iii) the exercise by the Administrative Agent of any of the rights conferred upon it hereunder or

                             (iv) any default on the part of the Pledgor hereunder.

         10.2     Holidays.
                  --------

                  Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or with respect to the Collateral shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day.

         10.3     No Implied Waiver; Cumulative Remedies.
                  --------------------------------------

                  No course of dealing and no delay or failure of the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent in exercising any right, power or privilege under this Agreement or any other documents or instruments pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent under this Agreement or any other documents or instruments pursuant to or in connection herewith are cumulative and not exclusive of any rights or remedies which the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent would otherwise have.

         10.4     Notices.
                  -------

                  All notices and other communications hereunder shall be given to the applicable party hereto at its address stated on the signature page hereof or at such other address and/or to such other person as such party may hereafter specify for that purpose by written notice to the Pledgor and the Administrative Agent. Such notices and other communications will be effective only if and when given in writing, signed by an authorized officer and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, at the applicable address specified above, or one (l) day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided above (promptly confirmed in writing).

         10.5     Severability.
                  ------------

                  The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.6     Governing Law.
                  -------------

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its choice of law principles.

         10.7     Prior Understandings.
                  --------------------

                  This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

         10.8     Counterparts.
                  ------------

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         10.9     Successors and Assigns.
                  ----------------------

                  This Agreement shall be binding upon and inure to the benefit of the Banks, the Pledgor, the Administrative Agent, the Syndication Agent, the Documentation Agent and their respective successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Except to the extent otherwise required by the context of this Agreement, the word "Banks" where used in this Agreement shall mean and include any holder of a Revolving Credit Note originally issued to a Bank under the Credit Agreement, and each such holder of a Revolving Credit Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto.

         10.10    Amendments or Waivers.
                  ---------------------

                  With the written consent of the Required Banks, the Administrative Agent, acting on behalf of itself, the Syndication Agent, the Documentation Agent and all Banks, and the Pledgor may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights of the Banks, the Syndication Agent, the Documentation Agent or the Pledgor hereunder or thereunder or may grant waivers or consents to a departure from the due performance of the obligations of the Pledgor, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent; provided that no such agreement, waiver or consent may be made which will:

                        (a) change the definition herein of "Obligations" or amend Section 10.9 or this Section 10.10 or any other provision of this Agreement which by its terms requires the consent of all Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent; or

                        (b) alter the terms of, impair the value of, or release, any Collateral or any of the Pledgor's liabilities under
         Section 5.1, except as may otherwise be permitted by Sections 3.3 and 5.2,

without the written consent of all the Banks.

         10.11    Duration; Survival.
                  ------------------

                  All representations and warranties of the Pledgor contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement, the Related Documents or the Revolving Credit Notes, any investigation by the Administrative Agent, the Syndication Agent, the Documentation Agent or the Banks, or the making of any Loan under the Credit Agreement. It is understood that all obligations of the Pledgor to make payments to or indemnify any the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank (including, without limitation, obligations arising as a result of the Borrower's obligations under Sections 2.12 and 9.6 of the Credit Agreement or the Parent's or any Parent Subsidiary's obligations under the Related Documents) shall survive the payment in full of the Revolving Credit Notes and of all other obligations of the Borrower, the Pledgor and each Parent Subsidiary thereunder and hereunder for a period of two years.

         10.12    CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
                  ---------------------------------------------

                  THE PLEDGOR AGREES THAT ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE PLEDGOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THAT PURPOSE. THE PLEDGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PLEDGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON THE PLEDGOR. EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A JURY TRIAL.

         10.13    Stockholders' Agreement; Certificate of Designation.
                  ---------------------------------------------------

                  (a) The Administrative Agent, on behalf of itself, the Syndication Agent, the Documentation Agent and the Banks, agree that, in the event of any sale or foreclosure on any shares of TWI Series LMCN-V Common Stock pledged pursuant hereto, such shares shall be delivered immediately to TWI for conversion into TWI Common Stock.

                  (b) The Administrative Agent, on behalf of itself, the Syndication Agent, the Documentation Agent and the Banks, agree that in the event of any sale or foreclosure on any shares of TWI Series LMCN-V Common Stock pledged pursuant hereto, it and they shall be bound by all of the provisions of the Stockholders' Agreement applicable to the Pledgor.

         WITNESS the due execution hereof as of the day and year first above written.

Address for Notices:                  [NAME OF PLEDGOR]

-------------------------
                                      By:
-------------------------                -----------------------------------
                                      Title:
-------------------------                   --------------------------------

-------------------------

Attention:
          ---------------

Address for Notices:                  THE BANK OF NEW YORK, as
                                      Administrative Agent
The Bank of New York
One Wall Street                       By:
16th Floor                               -----------------------------------
New York, New York 10286              Title:
                                            --------------------------------
Attention: Wade E. Layton
Telephone: (212) 635-8693
Facsimile:  (212) 635-8595

                SUPPLEMENT NO.__ TO PARENT SUBSIDIARY AGREEMENT

                  Reference is made to the Parent Agreement, dated as of _____, 1997, by and between ________ and The Bank of New York, as Administrative Agent (as amended, the "Pledge Agreement").
                  ----------------

                  From and after the date hereof, the following shares of capital stock shall be "Pledged Securities" under the Pledge Agreement.


             Name of Issuer:

             Title of Security:

             Number of Shares:

             Certificate Nos.:



Date:___________                             [NAME OF PLEDGOR]

                                             By:____________________________

                                             Title:_________________________

                      COMMUNICATION CAPITAL CORP. EXHIBIT D

                               FORM OF PARENT NOTE
--------------------------------------------------

$500,000,000
                                                             Denver, Colorado
                                                             August 15, 1997


                  FOR VALUE RECEIVED, the undersigned, LIBERTY TW, INC., a Colorado corporation (the "Parent"), promises to pay to the order of
                           ------
COMMUNICATION CAPITAL CORP., a Delaware corporation (the "Lender"), the lesser
                                                          ------
of (i) Five Hundred Million Dollars ($500,000,000) and (ii) the aggregate unpaid principal amount of loans made by the Lender to the Parent or any portion thereof at the time or times such amounts are due under the Revolving Credit Agreement, dated as of August 15, 1997, by and among the Lender, the Banks party thereto, The Bank of New York, as Administrative Agent, Toronto Dominion (Texas), Inc., as Syndication Agent, and Credit Lyonnais, as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit
                                                              ------
Agreement"). The Parent also promises to pay interest on the unpaid balance of
---------
such principal from time to time outstanding in an amount equal to the amount of interest due under the Credit Agreement and payable on the dates such interest is due under the Credit Agreement. Words and terms defined in the Credit Agreement shall have the same meaning when used herein unless otherwise indicated herein.

                   The Parent agrees to pay to the Lender, as consideration for the loans made hereunder, a fee in an amount equal to the amount of the commitment fee due under the Credit Agreement and payable on the dates such commitment fee is due under the Credit Agreement.

                   All payments of interest and fees under, and all payments on account of the principal of, this Promissory Note shall be made at the Office of the Administrative Agent or at such other place as the holder hereof shall designate to the Parent in writing, in lawful money of the United States of America and in immediately available funds.

                   The Parent (i) recognizes and understands that the Lender intends to assign and pledge this Promissory Note to the Administrative, on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent, as collateral for the obligations of the Lender under the Credit Agreement, the Revolving Credit Notes and the Related Documents, (ii) consents to such assignment and pledge and (iii) agrees, while such assignment and pledge is in effect, to treat the Administrative Agent as the holder of this Promissory Note.

                   If the Administrative Agent, the Syndication Agent, the Documentation Agent and/or the Banks exercise rights under the Parent Agreement and use proceeds of the Collateral (as defined therein) to pay the Obligations (as defined therein), then the principal balance of this Promissory Note shall automatically be reduced by the greater of (i) the amount of the corresponding reduction in the principal amount of such Obligations and (ii) amount equal to the "current market value" (as such term is used in Regulation U promulgated by the Board of Governors of the Federal Reserve

System) of the Collateral so realized upon (such "current market value" to be calculated as of the date any such Collateral is pledged pursuant to the Parent Agreement). In the event any amounts so paid with the proceeds of any such Collateral are thereafter recovered as a preference or fraudulent transfer under any applicable bankruptcy or insolvency law, then the unpaid principal amount of this Promissory Note shall be increased by the amount of such recovery.

                   If The Parent fails to pay any interest, fee or principal when due on or under this Promissory Note within five business days after the date such amount becomes due, then the holder of this Promissory Note may declare the unpaid principal balance of this Promissory Note, together with all interest and fees accrued hereunder, to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action for such amounts shall immediately accrue.

                   In the event of any action at law or suit in equity with respect to this Promissory Note, the Parent, in addition to all other sums which it may be required to pay hereunder, will pay a reasonable sum for attorneys' fees incurred by the holder hereof in connection with such action or suit and all other costs of collection.

                   In the absence of manifest error, so long as the Administrative Agent is the holder hereof, the unpaid principal balance hereof, unpaid interest and fees accrued hereunder from time to time and the amount or rates applicable to such balance shall be determined from the records of the Administrative Agent.

                   THE PARENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR RELATED TO THIS PROMISSORY NOTE.

                   This Promissory Note (i) shall be governed by and construed in accordance with the laws of the State of Colorado in all respects, including, without limitation, matters of construction, validity and performance, (ii) shall bind the Parent and its successors and assigns, and (iii) shall inure to the benefit of any holder hereof, including, without limitation, the Administrative Agent and its successors and assigns.



                                        LIBERTY TW, INC.


                                        By:
                                           ------------------------------
                                        Title:
                                              ---------------------------

This Promissory Note is assigned to The Bank of New York, as Administrative Agent, in accordance with, and subject to, the terms and provisions of that certain Note Pledge Agreement, dated as of August 15, 1997, as amended, by and between Communication Capital Corp. and The Bank of New York, as Administrative Agent.



                                        COMMUNICATION CAPITAL CORP.


                                        By:
                                           --------------------------------
                                        Title:
                                              -----------------------------

                      COMMUNICATION CAPITAL CORP. EXHIBIT E

                          FORM OF NOTE PLEDGE AGREEMENT
                          -----------------------------

         This AGREEMENT, dated as of ____, 1997 (as amended, modified or supplemented from time to time, this "Agreement"), by and between COMMUNICATION
                                      ---------
CAPITAL CORP., a Delaware corporation (the "Pledgor"), and THE BANK OF NEW YORK,
                                            -------
as Administrative Agent (the "Administrative Agent") for the Banks (as
                              --------------------
hereinafter defined) under the Revolving Credit Agreement, dated as of August 15, 1997 (as amended, modified or supplemented from time to time, the "Credit
                                                                       ------
Agreement"), by and among the Pledgor, the Administrative Agent, TORONTO
---------
DOMINION (TEXAS), INC., as Syndication Agent, CREDIT LYONNAIS, as Documentation Agent, and the Banks party thereto from time to time (hereinafter referred to collectively as the "Banks" and individually as a "Bank");
                     -----                         ----

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to lend up to an aggregate of $500,000,000 to the Pledgor;

          WHEREAS, pursuant to the Credit Agreement, the Banks will not make Loans unless and until the Pledgor shall have executed and delivered this Agreement, and in furtherance thereof, the Pledgor has agreed to execute and deliver this Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


ARTICLE 1.  DEFINITIONS

          1.1      Definitions.
                   -----------

                   Words and terms defined in the Credit Agreement shall have the same meaning when used herein unless otherwise indicated herein. Other words and terms as used herein shall have the following meanings, unless the context hereof otherwise clearly requires:

                   "Collateral" shall mean (i) the Parent Note and all additions
                    ----------
thereto, substitutions therefor and replacements thereof, (ii) the Interest Reserve Investment Accounts and all items and amounts from time to time on deposit therein.

                   "Debt" shall mean all indebtedness of the Pledgor to the
                    ----
Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent arising on or after the date hereof under the Credit Agreement, the Revolving Credit Notes and the Related Documents, both principal and interest, and any extensions, renewals, refundings, replacements or substitutions of or for such indebtedness in whole or in part.

                   "Holder of Obligations" shall mean a permitted participant
                    ---------------------
in, or other permitted assignee of, the rights of any Bank under the Credit Agreement, the Revolving Credit Notes and the Related Documents.

                   "Obligations" shall mean (i) the Debt, (ii) all other amounts
                    -----------
payable by the Pledgor to the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent under the Credit Agreement, the Revolving Credit Notes and the Related Documents, (iii) all covenants, agreements and undertakings to be performed and discharged by the Pledgor under and pursuant to the Credit Agreement, the Revolving Credit Notes and the Related Documents and any related agreement or collateral undertaking and (iv) all reasonable costs and expenses incurred by the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent in collection of the indebtedness referred to in the preceding clauses (i) and (ii) or the enforcement of the covenants, agreements and undertakings referred to in the preceding clause (iii).

                   "Proceeds" includes whatever is received upon the sale,
                    --------
exchange, collection or other disposition of, or any realization upon, the Collateral.

                   "Security Interests" shall mean (i) the security interests in
                    ------------------
the Collateral granted hereunder and (ii) all other security interests created or assigned as additional security for the Obligations pursuant to this Agreement.

                   "UCC" shall mean the Uniform Commercial Code, as in effect
                    ---
from time to time in the State of New York.

          1.2      UCC Terms.
                   ---------

                   Unless otherwise defined herein, or unless the context otherwise requires, words and terms defined in the UCC shall have the same meanings when used herein.


ARTICLE 2.   THE SECURITY INTERESTS

          2.1      Pledge and Grant of Security Interests.
                   --------------------------------------

                   (a) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, the Pledgor hereby pledges to and with the Administrative Agent for the ratable benefit of itself, the Banks, the Syndication Agent and the Documentation Agent and grants to the Administrative Agent on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent a security interest in the Collateral.

                   (b) On the Closing Date, the Pledgor shall deliver or cause to be delivered to the Administrative Agent the Parent Note in suitable for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.

          2.2    Ratable Benefit of the Banks, the Syndication Agent, the
                 --------------------------------------------------------
Documentation Agent and the Administrative Agent.
------------------------------------------------

                 The Security Interests granted to and created in favor of the Administrative Agent by this Agreement and the rights and remedies granted to the Administrative Agent hereunder shall be for the benefit of itself, the Banks, the Syndication Agent and the Documentation Agent ratably according to the amount of the Obligations to each of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent. Each of the rights, privileges and remedies accorded to the Administrative Agent under this Agreement or otherwise by statute or at law or in equity with respect to the Collateral may be exercised by the Administrative Agent, but only for the ratable benefit of itself, the Banks, the Syndication Agent and the Documentation Agent. Any Collateral held or recovered at any time by the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank or any realization on account thereof shall inure to the ratable benefit of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent.

          2.3    Release of Pledged Collateral; Termination of Security
                 ------------------------------------------------------
Interests.
---------

                 Upon the payment in full of the Revolving Credit Notes, the performance by the Pledgor of all of its other obligations under the Credit Agreement, the Revolving Credit Notes and the Related Documents and the termination of the Commitments, (i) the Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor, and (ii) the Administrative Agent shall, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and to transfer the Collateral to or upon the order of the Pledgor.


ARTICLE 3. CERTAIN MATTERS WITH RESPECT TO COLLATERAL; GENERAL AUTHORITY;
REMEDIES

          3.1    Preservation of Collateral.
                 --------------------------

                 The Pledgor assumes full responsibility for taking any and all necessary steps to preserve rights with respect to the Collateral against prior parties. The Administrative Agent shall exercise reasonable care in the custody and preservation of the Collateral, and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in its possession if the Administrative Agent takes such action for that purpose as the Pledgor shall request in writing, provided that such requested action will not, in the judgment of the Administrative Agent, impair the Administrative Agent's security interest in the Collateral or its rights in, or the value of, the Collateral, and provided further that such written request is received by the Administrative Agent in sufficient time to permit the Administrative Agent to take the requested action.

          3.2    Administrative Agent as Attorney-in-Fact.
                 ----------------------------------------

                 The Pledgor hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Administrative Agent or its nominee, the Syndication Agent, the Documentation Agent, the Banks or otherwise, for the sole use and benefit of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Banks and the Holders of Obligations, but at the Pledgor's expense, to exercise at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the
Collateral:

                     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                     (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectively as if the Administrative Agent were the absolute owner thereof, as provided in Section 3.3,

                     (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, and

                     (e) to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Collateral.

          3.3    Sale of Collateral.
                 ------------------

                 (a) If any Event of Default shall have occurred and be continuing under the Credit Agreement and the Loans shall have been declared or shall have become due and payable, the Administrative Agent may exercise on behalf of itself, the Banks, the Syndication Agent and the Documentation Agent, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights of a secured party under the UCC and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory, subject to compliance with mandatory provisions of law.

                 (b) Any Bank or any Holder of Obligations may be the purchaser of any or all of the Collateral so sold at any sale and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind.

                 (c) The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption of the Pledgor. The Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any law now existing or hereafter adopted. The Administrative Agent agrees that, to the extent notice of sale is required by law, it shall give the Pledgor ten days' written notice (which notice shall be deemed to be commercially reasonable for purposes of the UCC) of its intention to make any such public or private sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value or is of a type customarily sold in a recognized market. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such public or private sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale all or any part of the Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment of a court or courts of competent jurisdiction.

         3.4  Consents.
              --------

              Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to the Credit Agreement, the Revolving Credit Notes or the Related Documents or otherwise which requires any consent, approval, registration, qualification or authorization of any Official Body, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, registration, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will take all actions requested by the Administrative Agent in order to obtain from the appropriate Official Body all necessary consents and approvals (i) for the transfer of the Collateral to the Administrative Agent upon the occurrence of an Event of Default, (ii) to effectuate any sale or sales of the Collateral pursuant to this Article, and
(iii) for exercising any other right or remedy of the Administrative Agent under this Agreement.

         3.5  Administrative Agent May Perform.
              --------------------------------

              If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent, including, without limitation, the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under
Section 4.1.


ARTICLE 4.    MISCELLANEOUS

         4.1  Expenses.
              --------

              The Pledgor shall forthwith upon demand pay to the Administrative
Agent:

                   (a) the amount of any taxes that the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank may have been required to pay:

                       (i) by reason of or in connection with the Security Interests (including, without limitation, any applicable stamp taxes or transfer taxes) or the execution and delivery of this Agreement or

                       (ii) to free any of the Collateral from any Lien thereon,
                   and

                   (b) the amount of any out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of counsel and of any agent, that the Administrative Agent may incur in connection with,

                       (i) the performance by the Administrative Agent of its duties under this Agreement,

                   (ii) the collection, sale or other disposition of any of the Collateral, including, without limitation, any expenses of registration of the Collateral,

                   (iii) the exercise by the Administrative Agent of any of the rights conferred upon it hereunder or

                   (iv)  any default on the part of the Pledgor hereunder.

         4.2  Holidays.
              --------

              Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or with respect to the Collateral shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day.

         4.3  No Implied Waiver; Cumulative Remedies.
              --------------------------------------

              No course of dealing and no delay or failure of the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent in exercising any right, power or privilege under this Agreement or any other documents or instruments pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent under this Agreement or any other documents or instruments pursuant to or in connection herewith are cumulative and not exclusive of any rights or remedies which the Banks, the Syndication Agent, the Documentation Agent or the Administrative Agent would otherwise have.

          4.4      Notices.
                   -------

                   All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be given and deemed effective as provided in Section 9.5 of the Credit Agreement.

          4.5      Severability.
                   ------------

                   The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          4.6      Governing Law.
                   -------------

                   This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its choice of law principles.

          4.7      Prior Understandings.
                   --------------------

                   This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

          4.8      Counterparts.
                   ------------

                   This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          4.9      Successors and Assigns.
                   ----------------------

                   This Agreement shall be binding upon and inure to the benefit of the Banks, the Pledgor, the Administrative Agent, the Syndication Agent, the Documentation Agent and their respective successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Except to the extent otherwise required by the context of this Agreement, the word "Banks" where used in this Agreement shall mean and include any holder of a Revolving Credit Note originally issued to a Bank under the Credit Agreement, and each such holder of a Revolving Credit Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto.

WITNESS the due execution hereof as of the day and year first above written.


                                        COMMUNICATION CAPITAL CORP.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        THE BANK OF NEW YORK, as
                                        Administrative Agent


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                     COMMUNICATION CAPITAL CORP. EXHIBIT I

                      LIST OF CURRENT COMMITMENT AMOUNTS
                      ----------------------------------


                                                           Current
Lender                                                 Commitment Amount
------                                                 -----------------

The Bank of New York Company, Inc.                     $125,000,000.00

Credit Lyonnais New York Branch                        $125,000,000.00

Toronto Dominion (Texas), Inc.                         $125,000,000.00

Mellon Bank, N.A.                                      $125,000,000.00

TOTAL                                                  $500,000,000.00
                                                       ===============


                      COMMUNICATION CAPITAL CORP. EXHIBIT J
----------------------

                             FORM OF PAYMENT NOTICE
                             ----------------------

         Communication Capital Corp. (the "Borrower") hereby gives the following
                                           --------
notice under the Revolving Credit Agreement, dated as of August 15, 1997, by and among the Company, the Bank party thereto, The Bank of New York, as Administrative Agent, Toronto Dominion (Texas), Inc., as Syndication Agent, and Credit Lyonnais, as Documentation Agent:


NOTICE OF PAYDOWN:

Amount: $
         ------------------------
Effective Date of Paydown:   /  /
                           -- -- --
Interest Rate Option Being Repaid:
                                  -------------------

Dated:

                                   COMMUNICATION CAPITAL CORP.


                                   By:
---------                             ----------------------
                                   Title:
---------                                -------------------


-------------------------

                        For Administrative Agent's Use
                        ------------------------------

          PRIME RATE
---------
          EURO-RATE
---------
          Base Rate:                        + Spread                            = All in Rate
                    ------------------------        --------------------------               ------------------
          Amount: $
                   --------------------------------------------------------------------------------------------
         Dates: From                                  to
                     --------------------------------    -------------------------------
         Number of days:                                               Interest Due
                         -------------------------------------                      ---------------------------

PREPARED BY                                                            DATE               TIME
            --------------------------------                                ------------      -----
APPROVED BY                                                            DATE               TIME
            --------------------------------                                ------------      -----
CALLED TO BANK BY                                                      DATE               TIME
                  -----------------------------------                       ------------      -----
NOTIFICATION GIVEN TO                                                  DATE               TIME
                      ----------------------------------------              ------------      -----
RATE CONFIRMATION GIVEN TO                                             DATE               TIME
                           -----------------------------------              ------------      -----
RATE CONFIRMATION GIVEN BY                                             DATE               TIME
                           -----------------------------------              ------------      -----


                      COMMUNICATION CAPITAL CORP. EXHIBIT K

                        FORM OF ASSIGNMENT AND ACCEPTANCE
                        ---------------------------------

         This Assignment and Acceptance Agreement (as amended, modified or supplemented from time to time, this "Agreement") is made and entered into as of
                                      ---------
______________, by and between _____________ (the "Assignor") and _____________
                                                   --------
(the "Assignee").
      --------
                                R E C I T A L S
                                - - - - - - - -

         A. Reference is made to the Revolving Credit Agreement, dated as of August 15, 1997, by and among COMMUNICATION CAPITAL CORP., the Banks party thereto, THE BANK OF NEW YORK, as Administrative Agent, TORONTO DOMINION (TEXAS), INC., as Syndication Agent, and CREDIT LYONNAIS, as Documentation Agent (as amended, modified or supplemented from time to time, the "Credit
                                                              ------
Agreement"). Words and terms defined in the Credit Agreement shall have the same
---------
meaning when used herein unless otherwise indicated herein.

         B. Pursuant to the Credit Agreement, the Banks have agreed to extend credit to the Borrower up to an aggregate principal amount equal to the Total Current Commitment, as such amount may be reduced from time to time pursuant to the Credit Agreement. The amount of the Assignor's Current Commitment is specified in Item 1 of Schedule 1 hereto. The outstanding principal amount of the Assignor's Loans is specified in Item 2 of Schedule 1 hereto.

         C. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's Commitment specified in Item 3 of Schedule 1 hereto which is equivalent to the percentage specified in Item 4 of Schedule 1 of the Total Current Commitment (the "Assigned Commitment"), and (ii) the portion of the
                         -------------------
Assignor's Loans specified in Item 5 of Schedule 1 hereto (the "Assigned
                                                                --------
Loans").
-----
         The parties agree as follows:

         1. Assignment. Subject to the terms and conditions set forth herein and
            ----------
in the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee purchases and assumes from the Assignor, on the date set forth above (the "Assignment Date"), (a) all right, title and interest of the Assignor
            ---------------
in and to the Assigned Loans and (b) all obligations of the Assignor under the Credit Agreement, the Revolving Credit Notes and the Related Documents with respect to the Assigned Commitment. As full consideration for the sale of the Assigned Loans and the Assigned Commitment, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the "Purchase Price").
 --------------
         2. Representation and Warranties. Each of the Assignor and the Assignee
            -----------------------------
represents
and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         3. Condition Precedent. The obligations of the Assignor and the
            -------------------
Assignee hereunder shall be subject to the fulfillment of the condition that the Assignor shall have (a) received payment in full of the Purchase Price, and (b) complied with the other applicable provisions of Section 9.12 of the Credit Agreement.

         4. Notice of Assignment and Effective Time. The assignment and
            ---------------------------------------
assumption of the Assigned Loans and the Assigned Commitment shall not become effective until (a) the Administrative Agent shall have received the processing and recordation fee required to be paid pursuant to Section 9.12 of the Credit Agreement, (b) the Administrative Agent shall have received this Agreement executed by the Assignor and the Assignee, (c) the Administrative Agent shall have recorded this Agreement, (d) the Borrower shall have received a copy of this Agreement and consented to this Agreement if such consent is required under
Section 9.12 of the Credit Agreement, and (e) the Assignor shall have delivered to the Borrower any Revolving Credit Note that shall be subject to such assignment. From and after the date (the "Effective Date") on which the
                                          --------------
Administrative Agent shall notify the Borrower and the Assignor that (a) - (e) shall have occurred, the Assignee shall be deemed to be a party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to the Assignee, shall have the rights and obligations of a Bank under the Credit Agreement. After the Effective Date, the Assignor hereby instructs the Administrative Agent and the Borrower to make all payments with respect to the Assigned Loans and the Assigned Commitment directly to the Assignee at the applicable lending offices specified in Item 6 on Schedule 1 hereto; provided, however, that, prior to the Effective Date, the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned. After the Effective Date, (i) all interest and fees accrued from and after the Assignment Date, and all principal and other amounts paid on or after the Assignment Date, in each case that would otherwise be payable to the Assignor in respect of the Assigned Loans and the Assigned Commitment shall be paid to the Assignee (collectively, the "Assignee Payments"), and (ii) if the Assignor
                             -----------------
receives any payment on account of the Assignee Payments, the Assignor shall promptly deliver such payment to the Assignee. After the Effective Date, (A) all interest and fees accrued prior to the Assignment Date, and all principal and other amounts paid prior to the Assignment Date, in each case that would be payable to the Assignor in respect of the Assigned Loans and the Assigned Commitment (collectively, the "Assignor Payments") shall be paid to the
                               -----------------
Assignor, and (B) if the Assignee receives any payment on account of the Assignor Payments, the Assignee shall promptly deliver such payment to the Assignor. The Assignee agrees to deliver to the Borrower and the Administrative Agent such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Credit Agreement, the Revolving Credit Notes and the Related Documents without deduction or withholding of tax.

         5. Independent Investigation. The Assignee acknowledges that it is
            -------------------------
purchasing the

Assigned Loans and the Assigned Commitment from the Assignor totally without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Assigned Loans and the Assigned Commitment. Except for the representations or warranties set forth in Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including, without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loans or the Assigned Commitment, the legality, validity, genuineness or enforceability of the Credit Agreement, any Revolving Credit Note or any Replacement Document, or financial condition or creditworthiness of the Borrower. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreement, the Revolving Credit Notes, the Related Documents or this Agreement. From and after the Effective Date, except as set forth in paragraph 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Loans or the Assigned Commitment.

     6.    Pledge Agreements. Notwithstanding anything to the contrary contained
           -----------------
herein or in the Credit Agreement, any Revolving Credit Note or any Related Document, the Assignee agrees that, at all times on and after the Assignment Date, it shall be bound by Section 5.10 of the Borrower Pledge Agreement,
Section 10.13 of the Parent Agreement and Section 10.13 of each Parent Subsidiary Agreement.

     7.    Method of Payment. All payments to be made by either party hereunder
           -----------------
shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

     8.    Integration. This Agreement shall supersede any prior agreement or
           -----------
understanding between the parties (other than the Credit Agreement, the Revolving Credit Notes and the Related Documents) as to the subject matter hereof.

     9.    Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

     10.   Governing Law. This Agreement shall be governed by, and construed in
           -------------
accordance with the laws of, the State of New York.

                                   [ASSIGNOR]


                                   By:
                                      -------------------------------------

------

                                   Name:
                                        -----------------------------------


------

                                   [ASSIGNOR]


                                   By:
                                      -------------------------------------
------
                                   Name:
                                        -----------------------------------
------



RECORDED:

 THE BANK OF NEW YORK, as
 Administrative Agent


 By:
    ---------------------------
 Name:
      -------------------------

 [CONSENTED TO (IF REQUIRED):

 COMMUNICATION CAPITAL CORP.


 By:
    ---------------------------
 Name:
      -------------------------

                                  SCHEDULE 1

                                      TO

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                  relating to

                               Credit Agreement,
                                 by and among,
                         COMMUNICATION CAPITAL CORP.,
                           the Banks party thereto,
                THE BANK OF NEW YORK, as Administrative Agent,
             TORONTO DOMINION (TEXAS), INC., as Syndication Agent,
                                      and
                   CREDIT LYONNAIS, as Documentation Agent,
                          dated as of August 15, 1997


Item 1.           Assignor's Commitment:                        $
                                                                 -------------
-------

Item 2.           Assignor's Loans:

                                    Base Rate Loans             $
                                                                 -------------
-------

-------
                                    Euro-Rate Loans             $
                                                                 -------------
Item 3.           Amount of Assigned Commitment:                $
                                                                 -------------
-------

Item 4.           Percentage of Commitment Assigned:                          %
                                                                      --------
Item 5.           Amount of Assigned Loans:

                                    Base Rate Loans             $
                                                                 -------------
-------

                Euro-Rate Loans                                     $
                                                                     -----------

     Item 6.      Applicable Lending Offices
                  of Assignee and Address for
                  Notices pursuant to Section
                  9.5 of the Credit Agreement

Applicable
Lending                       Applicable
Office for                    Lending Office
Base Rate                     for Euro-Rate                          Address
Loans                         Loans                                  for Notices
----------                    ---------------                        -----------


----------------------        ---------------

----------------------

----------------------        ---------------

----------------------


Attention:                    Attention:                             Attention:
Telephone:                    Telephone:                             Telephone:
Facsimile:                    Facsimile:                             Facsimile:

                              Notes to Schedule 1
                              -------------------

         1. Insert the dollar amounts of Assignor's Commitment prior to assignment.

         2. Insert the outstanding principal amounts of the Assignor's Loans prior to assignment, showing a breakdown by type.

         3. Insert the dollar amount of the Assignor's Commitment being assigned.

         4. Insert the percentage of the Assignor's Commitment being assigned as to the Total Current Commitment.

         5. Insert the outstanding principal amount of the Assignor's Loans. Description of the type of Loans should be consistent with Item 2.

         6. Insert the name and address of the applicable lending offices and the office for purposes of receiving notices of the Assignee.